THE EXECUTION AND DELIVERY OF THIS AGREEMENT SHALL NOT RESULT IN THE LOSS OF ANY CONTROL BY SELLERS WITH RESPECT TO ANY OF THE STATIONS OR ANY OTHER CONTROL THE LOSS OF WHICH WOULD BE IN VIOLATION OF FCC RULES AND REGULATIONS, UNTIL SUCH TIME AS THE FCC APPROVES THE CHANGE OF CONTROL OF ALL OF THE STATIONS FROM THE SELLERS TO THE BUYER AND THE CLOSING HAS IN FACT TAKEN PLACE.

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement, dated February 3, 1998 is entered into by and between the Sellers (hereafter defined) and Buyer (hereafter defined).

                                   RECITALS:

     A. Sellers are collectively the owners of the Assets (hereafter defined) which include licenses duly granted by the Federal Communications Commission.

     B. Buyer desires to purchase the Assets from Sellers, and Sellers desire to sell the Assets to Buyer, subject to approval of the Federal Communications Commission and upon the terms and provisions of this Agreement.

     NOW, THEREFORE, Know All Men By These Presents, that for and in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto agree, covenant, warrant and represent as follows:

     Section 1.  Definitions.   For purposes of this Agreement the following
terms shall have the indicated meaning:

     "ABI" means Abilene Broadcasting, Inc., a Texas corporation.

     "ACCOUNTS RECEIVABLE" means the rights of Sellers, and each of them, to receive cash payments for the sale of air time and all other services and business of the Stations rendered or sold at any time prior to the Closing Date.

     "AFFILIATE" means with reference to the Person indicated by the context any Person directly or indirectly controlling, controlled by or under common control with such indicated Person and any director, shareholder, officer, partner, principal, member, owner or employee of any of such Persons. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

Asset Purchase Agreement              Sunburst/SunGroup                Page  1

     "AGREEMENT" means this Asset Purchase Agreement and all Exhibits and Schedules attached hereto.

     "APPLICABLE LAWS" means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions and writs of any Governmental Entity (including, but not limited to, the FCC and the FAA) having jurisdiction over the Assets and/or the business and/or operations of the Stations, or any of them, as each of the foregoing may be in effect on or prior to the Closing.

     "ALPHA-WEB" means Alpha-Web, Inc., a Louisiana corporation.

     "ARKLATEX" means Arklatex, Inc. a Louisiana corporation.

     "ASI" means Air Signs, Inc., a [______] corporation.

     "ASSETS" is defined in Section 2.

     "BANKING EVENT" means that a general moratorium on commercial banking activities in New York, New York shall have been declared by any federal or state authority.

     "BARTER CONTRACTS" mean those Contracts which provide for the exchanges by a Station of its advertising time for goods or services, other than in connection with the licensing of programs and programming material.

     "BARTER PAYABLES" mean, at the point in time then being referred to, the aggregate value of all then remaining unaired broadcast time due from a Station under Barter Contracts based upon the contract stated value of such broadcast time.

     "BARTER RECEIVABLES" mean, at the point in time then being referred to, the aggregate value of all then remaining unused or unapplied goods or services due to a Station under Barter Contracts based upon the contract stated value of such goods or services.

     "BBCI" means Big Bass Classics, Inc., a Tennessee corporation.

     "BUSINESS DAY" means any day other than (i) Saturday or Sunday or (ii) a day on which commercial banks in Dallas, Texas are authorized or required to be closed.

     "BUYER" means Sunburst Media, LP, a Delaware limited partnership, and as to any Permitted Assignee, Buyer

Asset Purchase Agreement              Sunburst/SunGroup                Page  2
     shall mean such Permitted Assignee as to that portion of the Assets comprising a particular Station that such Permitted Assignee shall acquire the rights to purchase hereunder from Sunburst Media, LP, all as contemplated by Section 39.

     "CASH CONTRACTS" mean cash contracts for the sale of air time and all other services and business of a Station that are entered into in the ordinary course of business.

     "CESSATION DATE" shall mean the date on which a Trading Event, Banking Event, Conflict Event, or a Station Event ends.

     "CHOSES IN ACTION" means a right to receive or recover property, debt, or damages on a cause of action, whether pending or not and whether arising in contract, tort or otherwise, including, but not limited to, rights to indemnification, damages for breach of warranty or any other event or circumstance, judgments, settlements, and proceeds from judgments or settlements.

     "CLOSING" is defined in Section 25.

     "CLOSING DATE" is defined in Section 25.

     "CODE" means the Internal Revenue Code of 1986, as amended. All references to a particular section of the Code shall be deemed to include references to the successor or amended section thereto.

     "COMPANY REPORTS" has the meaning set forth in Section 17(aa).

     "CONFLICT EVENT" shall mean the occurrence of any major armed conflict involving the participation by a substantial segment of the armed forces of the United States of America.

     "CONSECO" shall mean Conseco Capital Management, Inc., an Indiana corporation.

     "CONTRACTS" means all agreements, contracts, or other binding commitments or arrangements, as amended, whether written or oral, to which any party comprising Sellers is a party or is otherwise bound or which affects or relates to the Assets or the business or operations of any of the Stations, including leases for the Ground Leased Real Property and the Leased Real Property.

Asset Purchase Agreement              Sunburst/SunGroup                Page  3

     "EMPLOYEE BENEFIT PLANS" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan providing benefits to any present or former employee or contractor of any of Sellers or any member of the ERISA Group maintained by any such entity or as to which any such entity has any liability or obligation.

     "ENCUMBRANCES" means all claims, demands, restrictions, tenancies, possessory interests, assessments, covenants, restrictions, rights of first refusal, defects in title, burdens, options or other encumbrances of any kind.

     "ENVIRONMENTAL LAWS" means all Applicable Laws and rules of common law pertaining to the environment, natural resources, and public or employee health and safety including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar or analogous statutes, regulations and decisional law of any Governmental Entity, as each of the foregoing may be amended and in effect on or prior to the Closing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA GROUP" has the meaning set forth in Section 17(m).

     "ESA'S" means Environmental Site Assessments.

     "ESCROW AGENT" means William R. Rice Co., 11711 N. Meridian Street, Suite
      200, Carmel, Indiana 46032.

     "EVENT DATE" shall mean the date on which a Trading Event, Banking Event, Conflict Event, or a Station Event shall first occur.

     "EXCLUDED ASSETS" is defined in Section 9.

Asset Purchase Agreement              Sunburst/SunGroup                Page  4

     "EXISTING LIENS" are those Liens against any of the Assets which are set forth on SCHEDULE 1(A) attached hereto

     "FAA" means the Federal Aviation Administration.

     "FCC" means the Federal Communications Commission.

     "FCC APPLICATIONS" is defined in Section 14.

     "FCC LICENSES" is defined in Section 14.

     "FINAL FCC CONSENT" is defined in Section 14.

     "FINANCING LEASES" mean any tangible (or movable) personal property lease which is either (a) in effect a financing arrangement for the purchase of any item of tangible (or movable) personal property or (b) a lease of any item of tangible (or movable) personal property for a material portion of the useful life thereof or (c) listed on SCHEDULE 5 attached hereto.

     "GAAP" means generally accepted accounting principles in the United States.

     "GO AHEAD DATE" is defined in Section 22(q).

     "GOVERNMENTAL ENTITY" means any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or of any state, county, parish or municipality, jurisdiction, or other political subdivision thereof, including the FCC, the FAA, the SEC and the IRS.

     "GROUND LEASED REAL PROPERTY" means all of the leasehold interests, easements, licenses, rights to access and rights-of-way which are used or held for use in the business and operations of any Station as described in
     SCHEDULE 1(B).

     "HOLDBACK AMOUNT" is the sum of One Million Dollars ($1,000,000) which shall be delivered to the Escrow Agent at Closing to be held, administered and distributed pursuant to the Indemnification Escrow Agreement as provided further in this Agreement.

     "INDEMNIFICATION ESCROW AGREEMENT" shall mean the Indemnification Escrow Agreement in the form attached hereto as EXHIBIT 34.

Asset Purchase Agreement              Sunburst/SunGroup                Page  5

     "INDEMNITY ESCROW AGENT" shall mean the escrow agent under the Indemnification Escrow Agreement in the form attached hereto as EXHIBIT 34.

     "INITIAL FCC CONSENT" is defined in Section 14.

     "INTELLECTUAL PROPERTY" means all trademarks, Know-how, copyrights, copyright registrations and applications for registration, and all other intellectual property rights, whether registered or not, licensed to, or owned by, Sellers relating to the business or operations of any Station, including the call letters of each of the Stations and the goodwill related to the foregoing.

     "IRS" means the Internal Revenue Service.

     "KEY STATION PERSONNEL" as to each Station, means the Station Management, independent programming consultants and the morning show on-air personalities.

     "KNOW-HOW" means all plans, ideas, concepts and data, research records, all promotional literature, customer and supplier lists and similar data and information and all other confidential or proprietary technical and business information.

     "KNOWLEDGE" means, with respect to the party indicated by the context, the actual knowledge of such party (including, but not limited to, the actual knowledge of such party's partners, officers, directors, employees, consultants, and counsel), together with such additional knowledge as would be acquired by a reasonable person upon conducting reasonable and diligent inquiry concerning the subject matter in question.

     "LEASED REAL PROPERTY" means all of the leasehold interests, easements, licenses, rights to access and rights-of-way (other than Ground Leased Real Property) which are used or held for use in the business and operations of any Station as described in SCHEDULE 1(C), and as such Schedule is modified by any addition or permitted deletion thereto between the date hereof and the Closing Date.

     "LIENS" mean liens, security interests, pledges, mortgages, conditional sale, title retention agreements and any other similar claims or charges against any of the Assets for the payment of some debt, obligation or liability.

Asset Purchase Agreement              Sunburst/SunGroup                Page  6

     "MATERIAL ADVERSE EVENT" means any event, fact, condition or circumstance that results in a material adverse effect on the business, operations, properties, financial condition, prospects, results of operations, assets or liabilities of any one or more of the Stations, including, but not limited to, any or all of the following: (a) the occurrence of a Station Event; (b) the failure of any Station to transmit its fully authorized broadcast signal for any reason, technical or otherwise, during its prescribed hours of operation except for the failure to transmit its fully authorized broadcast signal which does not, in any one instance, exceed 24 consecutive hours or which does not, in all such instances, exceed 48 hours (whether or not consecutive) in the aggregate; (c) any one or more of the Stations experiencing a ten percent (10%) or more drop in ratings in the 12+, All Persons, demographic as measured by Arbitron Ratings Service (the "12+ Demographic") determined with reference to the most recent ratings in the 12+ Demographic for such Station issued prior to the date of this Agreement; (d) the loss of any Contract, rights to conduct business or other Asset that is material to the continued operations of any one or more of the Stations; or (e) the loss of the services of a significant number of the Key Station Personnel at any one or more of the Stations; except that the failure of Buyer to hire the Key Employees named in Section 10-B shall not be deemed a Material Adverse Event. TO AVOID ANY CONFUSION AND TO REMOVE ALL DOUBT, IT IS CLEARLY AGREED AND UNDERSTOOD THAT A MATERIAL ADVERSE EVENT WITH RESPECT TO ONLY ONE OF THE STATIONS SHALL BE DEEMED A MATERIAL ADVERSE EVENT FOR ALL PURPOSES OF THIS AGREEMENT.

     "MATERIAL" means that something is either significant or important and "IMMATERIAL" means that something is neither significant nor important.

     "MULTIEMPLOYER PLAN" has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA.

     "OWNED REAL PROPERTY" means those parcels of real property owned in fee and used or held for use by any of the Sellers as described in SCHEDULE 1(D), and all buildings, structures, improvements, and fixtures thereon, together with all rights of way, easements, privileges, and appurtenances pertaining or belonging thereto, including any right, title, and interest of Sellers in and to any street or other property adjoining any portion of such property.

Asset Purchase Agreement              Sunburst/SunGroup                Page  7

     "PERMITTED ASSIGNEE" is defined in Section 39.

     "PERMITTED EXCEPTIONS" mean any of the following as applicable to any particular item of the Assets: (i) the lien for current taxes not yet due and payable, (ii) utility easements and any other easements, reservations, restrictions or other matters which are not inconsistent with or contrary to the current and anticipated use of any parcel of the Subject Real Property, (iii) matters that are set forth in any Title Binder or Survey with respect to any parcel of Subject Real Property to which Buyer does not timely object as provided in Section 16(e), (iv) landlord's liens arising under state law or by contract, provided that no default shall have occurred giving rise to enforcement of any such lien, and (v) liens created by Buyer upon the Closing.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity, including a Governmental Entity.

     "PURCHASE PRICE" is defined in Section 11.

     "RSGBCS" means Radio SunGroup of Bryan/College Station, Inc., a Texas corporation.

     "RSGT" means RadioSunGroup of Texas, Inc., a Texas corporation.

     "SELLERS" collectively mean SGI, RSGT, RSGBCS, SGBL, SGBNM, ASI, BBCI, Arklatex, Alpha-Web, SMI and ABI "SELLER" means one of the Sellers as indicated by the context.

     "SEC" shall mean the Securities Exchange Commission.

     "SENIOR LENDER" means that non-affiliated third party lender of the Buyer providing the debt financing for the Transaction on a senior lien basis.

     "SGI" means SunGroup, Inc., a Tennessee corporation.

     "SGBL" means SunGroup Broadcasting of Louisiana, Inc., a Louisiana corporation.

     "SGBNM" means SunGroup Broadcasting of New Mexico, Inc., a New Mexico corporation.

     "SMI" means Sun Management, Inc., a Tennessee corporation.

Asset Purchase Agreement              Sunburst/SunGroup                Page  8

     "STATIONS" shall mean Radio Stations KEAN-FM, KEAN-AM, KROW-FM, KYKX-FM, KKYS-FM, KMJJ-FM and KKSS-FM all as ongoing businesses and "STATION" shall mean any one of the Stations as indicated by the context.

     "STATION ASSETS" shall mean, as to any particular Station then being referred to, that portion of the Assets which are described on the appropriate Schedule 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 or 2.7, as the case may be.

     "STATION EVENT" means any act of nature (including fires, floods, earthquakes, and storms), calamity, casualty or condemnation or the act or omission to act of any Governmental Entity having jurisdiction over a Station that has caused such Station not to be operating in a manner substantially consistent with the operations conducted before such Station Event.

     "STATION EXPENSES" mean all expenses arising out of the business and operation of the Stations, as determined on a Station by Station basis, of any nature, kind and type whatsoever and however arising, including, but not limited to, tower rent, artist personal appearance fees, show production fees, all utilities, insurance, vehicle expense, programming costs, repairs and maintenance, travel expenses, employee compensation, business and license fees, employee benefits, including accrued vacation and sick leave, health, dental and medical benefits, employee expense reimbursements, sales commissions and fees and other commissions and fees, SESAC, ASCAP and BMI payments, expenses under Contracts, property and ad valorem taxes (pro rated on a per diem basis) and other Taxes, office expenses, property and equipment rentals, applicable copyright or other fees, sales and service charges, general and administrative expenses, accounts payable and trade payables.

     "STATION LICENSES" mean the KEAN-FM Licenses (as defined in Schedule 2.1) , the KEAN-AM Licenses (as defined in Schedule 2.2), the KROW-FM Licenses (as defined in Schedule 2.3), the KYKX-FM Licenses (as defined in Schedule 2.4), the KKYS-FM Licenses (as defined in Schedule 2.5), the KMJJ-FM Licenses (as defined in Schedule 2.6) and the KKSS-FM Licenses (as defined in Schedule 2.7).

     "STATION MANAGEMENT" means, as to each Station, the general manager, station manager, general sales manager, local sales manager, programming director, business manager, or persons performing comparable duties.

Asset Purchase Agreement              Sunburst/SunGroup                Page  9

     "SUBJECT REAL PROPERTY" means the Owned Real Property and the Ground Leased Real Property.

     "TAXES" means taxes, charges, fees, imposts, levies, interest, penalties, additions to tax or other assessments or fees of any kind, including, but not limited to, income, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Governmental Entity and any payments with respect to Taxes required under any tax-sharing agreement.

     "TAX RETURNS" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any Applicable Laws relating to any Taxes.

     "TRADING EVENT" shall mean that trading generally in securities on the New York Stock Exchange shall have been materially suspended or materially limited.

     "TRANSACTION" means the sale and purchase of all of the Stations as contemplated by this Agreement and all other transactions contemplated by this Agreement and the other Transaction Documents.

     "TRANSACTION DOCUMENTS" means this Agreement, Bill of Sale and Assignment of Interests and Assumption, Escrow Agreement, Indemnification Escrow Agreement(s), Special Warranty Deeds, Assignments of Ground Leased Real Property, Assignments of Leased Real Property, Consulting Agreements, certificates, and all other agreements, instruments, certificates and other matters delivered in connection with the Transaction; provided that with respect to a Permitted Assignee, the Transaction Documents shall mean only those of the Transaction Documents which pertain to the acquisition of the particular Station Assets being acquired by such Permitted Assignee and to which the Permitted Assignee is a party, and shall not mean any of the other Transaction Documents.

     Section 2.  Sale of Assets.   Subject to the approval of the FCC and
subject to the terms and conditions of this Agreement, Sellers agree to sell, transfer, assign and convey unto Buyer, free and clear of all Liens and Encumbrances, except for the Permitted Exceptions, and Buyer agrees to purchase and accept the transfer, assignment and conveyance from Sellers of, good and marketable

Asset Purchase Agreement              Sunburst/SunGroup                Page 10
title to the licenses, assets, properties, contracts, rights, titles and interests described on Schedules 2.1 through 2.8, inclusive (the KEAN-FM Assets, the KEAN-AM Assets, the KROW-FM Assets, the KYKX-FM Assets, the KKYS-FM Assets, the KMJJ-FM Assets, the KKSS-FM Assets and the Additional Assets are collectively referred to herein as the "Assets").

     (a) The licenses, assets, properties, contracts, rights, titles and interests comprising KEAN-FM as set forth on Schedule 2.1 (the "KEAN-FM Assets").

     (b) The licenses, assets, properties, contracts, rights, titles and interests comprising KEAN-AM as set forth on Schedule 2.2 (the "KEAN-AM Assets").

     (c) The licenses, assets, properties, contracts, rights, titles and interests comprising KROW-FM as set forth on Schedule 2.3 (the "KROW-FM Assets").

     (d) The licenses, assets, properties, contracts, rights, titles and interests comprising KYKX-FM as set forth on Schedule 2.4 (the "KYKX-FM Assets").

     (e) The licenses, assets, properties, contracts, rights, titles and interests comprising KKYS-FM as set forth on Schedule 2.5 (the "KKYS-FM Assets").

     (f) The licenses, assets, properties, contracts, rights, titles and interests comprising KMJJ-FM as set forth on Schedule 2.6 (the "KMJJ-FM Assets").

     (g) The licenses, assets, properties, contracts, rights, titles and interests comprising KKSS-FM as set forth on Schedule 2.7 (the "KKSS-FM Assets").

     (h) The construction permits, licenses, assets, properties, contracts, rights, titles and interests of the Sellers as set forth on Schedule
            2.8 (the "Additional Assets").

     Section 3.  Provisions Regarding Cash Contracts.   At the Closing Sellers
shall provide Buyer with a then current listing of all Cash Contracts separately stated for each of the Stations then in effect. All Cash Contracts entered into by Sellers between the date of this Agreement and the Closing Date shall be consistent with sound business and financial practices and shall be at rates no less than currently charged for the same or similar services. Furthermore, Sellers agree that they will obtain the advance written approval of Buyer before any of the Sellers enters into any Cash Contract under which the commitment to be assumed by Buyer at Closing as to any one Station (i) will exceed $5,000 of broadcast

Asset Purchase Agreement              Sunburst/SunGroup                Page 11
time, (ii) will exceed, when combined with all other Cash Contracts to be assumed by Buyer at Closing, $20,000 of broadcast time or (iii) will extend at least six (6) months beyond the Closing. In connection with the preceding sentence, SGI agrees that it will contact Don L. Turner (or such other person as may hereafter be designated by Buyer) at the address set forth in the notice provisions hereof following which Buyer will have until the close of the second Business Day thereafter to approve or disapprove of such Cash Contract; and if Buyer shall not approve of such Cash Contract in writing, then it shall be deemed that the Buyer did not approve of such Cash Contract. For purposes of determining the $5,000 and $20,000 commitments described in the preceding sentence, the rates at the particular Station in question shall be the greater of (a) the rates in effect as of the date of this Agreement and (b) the rates in effect as of the date of Closing. If on or prior to the time of Closing, any of the Sellers have either pre-billed or collected a pre-payment under a Cash Contract for which the broadcast time will not be aired or the services will not be rendered, as the case may be, until after the Closing, then the Purchase Price shall be reduced by the amount of such pre-billings and pre-payments.

     Section 4.  Provisions Regarding Barter Contracts.   Sellers represent to
Buyer that all existing Barter Contracts (on a Station by Station basis) are set forth on SCHEDULE 4 attached hereto and the list referred to in Section 17(s) hereof. Sellers agree that prior to Closing Sellers will not, without Buyer's prior written approval, enter into any further Barter Contracts the air time for which will not be run off in full prior to Closing. At the Closing Sellers shall provide Buyer with a then current listing of all Barter Contracts then in effect. Sellers will assign to Buyer all Barter Contracts which are in effect at the Closing Date. Sellers will assign to Buyer all Barter Receivables remaining at the time of Closing. Buyer will assume all Barter Payables remaining at the time of Closing. Sellers agree that they will use commercially reasonable best efforts to run off all of the remaining air time for all Barter Contracts prior to Closing. If at the time of Closing the amount of the Barter Payables in any one or more of the (i) Abilene, (ii) Bryan/College Station,
(iii) Longview, (iv) Shreveport and (v) Albuquerque markets shall exceed $25,000, then the Purchase Price shall be reduced by an amount equal to the excess by which the Barter Payables in each market exceeds $25,000; and for these purposes, no credit shall be given for Barter Payables which may be below $25,000 in any particular market or the number of Stations owned by Sellers in a particular market. Notwithstanding the preceding sentence, there shall be excluded from the Barter Payables for purposes of the $25,000 limitation, any Barter Payables that (a) are incurred for television advertising and other advertising and promotion of the Station which are directly related to the 1998 Spring Arbitron Ratings Book and (b) that do not exceed $50,000 per market as described above.

Asset Purchase Agreement              Sunburst/SunGroup                Page 12

     Section 5.  Provisions Regarding Financing Leases.   Attached hereto as
SCHEDULE 5 is a list of all Financing Leases of all items of tangible personal property included within the Assets. Sellers agree with respect to each Financing Lease that either (i) Sellers will fully prepay and satisfy such Financing Lease at or prior to Closing and deliver, or cause to be delivered, good and marketable title to each item of tangible personal property covered by such Financing Lease free and clear of any Liens and Encumbrances or (ii) the Purchase Price shall be reduced by the amount equal to the present value of the remaining obligation of the lessee due under such Financing Leases discounted to the Closing Date at an annual rate of eight percent (8%) and the Sellers shall assign, and the Buyer shall assume, such Financing Lease to Buyer.

     Section 6.  Provisions Regarding Certain Contracts.   With respect to any
Contract other than Cash Contracts, Barter Contracts and Financing Leases which are covered by Sections 3, 4 and 5 hereof, to the extent an obligation or liability thereunder has been assumed by the Buyer and any of the Sellers have received any compensation or other benefit with respect to the obligation or liability assumed by the Buyer, then Sellers agree that the Purchase Price shall be reduced by the amount equal to the amount of such compensation or other benefit received by any of the Sellers.

     Section 7.  Provisions Regarding Unscheduled Contracts and Renewals,
Replacements Etc. of Scheduled Contracts.   If as of the date hereof there is
any Contract that is in existence, but is not included on any of SCHEDULES 2.1(F), 2.2(F), 2.3(F), 2.4(F), 2.5(F), 2.6(F) OR 2.7(F), (an "Unscheduled
Contract") then the Sellers agree to assign same to Buyer at Closing, but only if the Buyer requests such assignment; and if the Buyer does not request such assignment, then the Sellers will be responsible for such Unscheduled Contract and will indemnify Buyer with respect to same. In the case of renewals, extensions or replacements of any of the Contracts listed on any of SCHEDULES 2.1(F), 2.2(F), 2.3(F), 2.4(F), 2.5(F), 2.6(F) OR 2.7(F), the Sellers agree that they will not in any case renew, extend or replace any of such Contracts for a term exceeding one (1) year or otherwise on terms more burdensome to the applicable Station(s) without the prior consent of Buyer; and if such consent is not obtained such Contract shall be deemed and considered for all purposes as an Unscheduled Contract. Additionally, Sellers will assign to Buyer all other Contracts entered into by any of Sellers from the date hereof to the Closing Date with respect to the operations of any of the Stations (except Cash Contracts, Barter Contracts and Financing Leases which are provided for separately under Sections 3, 4 and 5 hereof) which, as to any one Station, are either (i) made in the normal course of business and which do not, in the case of any single contract, involve a commitment (contingent or otherwise) to be assumed by Buyer of more than $2,000 and which in the aggregate

Asset Purchase Agreement              Sunburst/SunGroup                Page 13
do not involve commitments (contingent or otherwise) to be assumed by Buyer of more than $10,000 or (ii) consented to in writing by Buyer.

     Section 8.  Accounts Receivable Collection Agreement.

     (a) For a period commencing on the Closing Date and ending on the last day of the sixth (6th) full calendar month following the Closing Date (such period is referred to as the "Collection Period"), Buyer will have the sole and exclusive right on a Station by Station basis (to the exclusion of all persons including, but not limited to, the Sellers) to collect for the account of Sellers the Accounts Receivable.

     (b) Within three (3) business days following the Closing Date, Sellers will furnish Buyer with a complete and current accounts receivable list, current as of the Closing Date, detailing customer name, address, amount owed, aging and invoice numbers.

     (c) All receipts on the collection of an Account Receivable from a particular account debtor shall be applied first to the oldest outstanding invoice, unless the payment is made with reference to a specific invoice in which case the payment shall be allocated to the specific invoice. Any monies or payments received by Buyer which are in payment for commercial air time or for other services or business provided by Buyer on or after the Closing Date shall belong to the Buyer and Buyer shall not be obligated to remit any of such sums to Sellers. The Buyer will not, without the written consent of Sellers, compromise or settle for less than full value any of the Accounts Receivable.

     (d) If any account debtor shall dispute his obligation to Sellers, if any account debtor shall pay any invoice of Buyer's before having paid in full all outstanding invoices due to Sellers or if any Account Receivable shall be deemed uncollectible by Buyer, then the Buyer shall return such disputed, unpaid or deemed uncollectible account to Sellers and Buyer will thereafter have no further responsibility with respect to the collection thereof.

     (e) On the 10th day of each month immediately following each calendar month during the Collection Period the Buyer will provide Sellers with a list of all Accounts Receivable collected during the preceding calendar month. On the 10th day of the month immediately following the second (2nd) full calendar month of the Collection Period, Buyer will remit to Sellers all sums collected by Buyer (and not theretofore remitted to Sellers) from the Accounts Receivable through the end of the second (2nd) full calendar month of the Collection Period. On the 10th day of the month immediately following the fourth (4th) full calendar month of the Collection Period, Buyer will remit to Sellers all sums collected by Buyer (and not theretofore remitted to Sellers) from the Accounts

Asset Purchase Agreement              Sunburst/SunGroup                Page 14

Receivable through the end of the fourth (4th) full calendar month of the Collection Period. On the 10th day of the month immediately following the end of the Collection Period, Buyer will remit to Sellers all remaining sums collected by Buyer (and not theretofore remitted to Sellers) from the Accounts Receivable through the end of the Collection Period. The Sellers are responsible for the payment of all sales commissions (and other costs of generating the Accounts Receivable) due to any persons resulting from the collection of or otherwise with respect to the Accounts Receivable.

     (f) The obligation of Buyer hereunder will be to use reasonable efforts to collect the Accounts Receivable in the ordinary course of business and does not extend to the institution of litigation, employment of counsel or other collection agency, or any other extraordinary means of collection, including the sending of demand letters.

     (g) If requested by Buyer, Sellers will provide the Buyer with a power of attorney which will be sufficient for the purposes of evidencing to the various account debtors the exclusive authority of the Buyer to collect the Accounts Receivable.

     (h) At the conclusion of the Collection Period the collection rights to all of the remaining uncollected Accounts Receivable shall automatically revert to Seller; and Buyer will thereafter have no further responsibility with respect to the collection of the Accounts Receivable.

     (i) Sellers hereby represent to Buyer that all mail and other correspondence concerning each respective Station is mailed to the address set forth on SCHEDULE 17 (EE) for the current studio site of each such Station.

     Section 9.  Assets Retained by Sellers.   Sellers and Buyer agree that the
assets and properties belonging to Sellers that are set forth in more detail and description on SCHEDULE 9 attached hereto (referred to herein as the "Excluded Assets") are not part of the Assets and are not to be sold to Buyer and Buyer is not intending to purchase same. The parties hereto agree that in order for any asset, property, license, right, title or interest of any nature owned, claimed or controlled by any of the Sellers that pertains or relates to any of the Stations (that might reasonably be considered by Buyer to be used or usable in connection with any of the Stations) to not be part of the Assets, such asset, property, license, right, title or interest must be described on SCHEDULE 9 with sufficient enough detail to reasonably identify same; otherwise it is agreed that such asset, property, license, right, title or interest shall constitute a part of the Assets and is to be delivered to Buyer at Closing.

Asset Purchase Agreement              Sunburst/SunGroup                Page 15

     Section 10.  Liabilities.   The parties hereto agree that all obligations,
debts, claims and other liabilities (referred to herein simply as "liabilities") of Sellers shall remain the liabilities of Sellers and Buyer will not assume, nor be required to assume, any liabilities of Sellers except that at the Closing the Buyer will assume those liabilities accruing from and after Closing under Contracts that are assumed by Buyer at Closing.

     Section 10-A.  Consulting Agreements.   At the Closing Buyer shall enter
into a Consulting Agreement in the form of EXHIBIT 10-A with each of John W. Biddinger and James Hoetger. The Consulting Agreement for John W. Biddinger shall provide for aggregate consulting payments in the amount of $350,000 over 36 months at a rate of $9,722.22 per month. The Consulting Agreement for James Hoetger shall provide for aggregate consulting payments in the amount of $150,000 over 24 months at a rate of $6,250 per month.

     Section 10-B.  Management Employments Agreements.   At the Closing Buyer
shall offer employment to each of the following Station General Managers of Sellers provided such persons continue to be employed by Sellers in the same capacities as they are currently employed by Sellers at the time of Closing: Jan Stott (Bryan/College Station), Edgar C. Cearley, III (Longview), John K. Wilson (Shreveport), Louis P. Murray (Abilene), Mary Ellen Merrigan (Albuquerque). All of the terms of each such employment shall be determined by agreement of Buyer and the particular employee; provided that Buyer agrees the term of employment, subject to termination for cause as defined in the employment agreement, shall be at least until December 31, 1998 and the rate of compensation (regularly recurring and bonus and commission arrangements) until December 31, 1998 shall be no less than such rates currently provided for in the existing written employment agreement of such employee dated January 1, 1997; provided further that the preceding proviso shall not be construed to mean that Buyer is required to offer any employee any termination, severance, "golden parachute" or other benefits beyond that which Buyer is willing to offer.

     Section 11.  Amount and Payment of Purchase Price.   As consideration for
the sale of the Stations from Sellers to Buyer and the other agreements, warranties and representations of Sellers made herein, Buyer shall pay to Sellers at Closing a Purchase Price (herein so called) in the amount of Twenty Four Million Dollars ($24,000,000), subject to adjustment as provided in Sections 3, 4, 5 and 6. At the Closing, the Buyer shall (i) deliver the Holdback Amount to the Indemnity Escrow Agent to be held, administered and distributed pursuant to the Indemnification Escrow Agreement and (ii) shall pay the remaining balance of the Purchase Price, after reduction for the Holdback Amount and after adjustment as provided in this Section, in cash, as instructed by Sellers in wire transfer instructions delivered to Buyer at least one (1) day prior to Closing.

Asset Purchase Agreement              Sunburst/SunGroup                Page 16

     Section 12.  Escrow Provisions.   Sellers, Buyer and Escrow Agent have
entered into the Escrow Agreement dated of even date herewith (the "Escrow Agreement"). Within two (2) Business Days following the Go Ahead Date the Buyer shall deposit with the Escrow Agent an irrevocable letter of credit in the amount of One Million Two Hundred Thousand Dollars ($1,200,000) (said $1,200,000 letter of credit is referred to herein as the "Escrow Letter of Credit"). The Escrow Letter of Credit shall be held and distributed as provided in this Agreement. At the Closing Sellers and Buyer will direct the Escrow Agent to deliver the Escrow Letter of Credit to Buyer.

     Section 13.  Payment of Station Expenses.   Sellers and Buyer agree to the
following terms and provisions regarding the payment of Station Expenses:

     (a) Sellers shall bear the cost of, and indemnify Buyer from, all Station Expenses incurred at any time prior to, or attributable to the operations of the Stations prior to, the Closing Date. Buyer shall bear the cost of, and indemnify Sellers from, all Station Expenses incurred at any time on or after, or attributable to the operations of the Stations on or after, the Closing Date.

     (b) On the Closing Date (a) the Sellers shall pay the entirety of their respective accounts payable existing on the Closing Date and (b) the Sellers shall pay to their respective employees, agents and representatives all accrued wages, salaries, bonuses, commissions and all other accrued liabilities and payments, including accrued vacation pay, that are due to any employee of any of the Sellers, or that would otherwise become due to any employee of any of the Sellers at a later date, on account of any contract, agreement, understanding, policy, plan, program or benefit of any of the Sellers existing on or prior to Closing.

     (c) Sellers agree that they will use their respective best faith efforts to fully and accurately determine all remaining Station Expenses incurred through the Closing Date, including all accounts payable and other Station Expenses for which invoices have not been received on or before the Closing Date, but will be received thereafter for Station Expenses incurred on or prior to the Closing Date. At the Closing the Sellers shall pay all such Station Expenses directly to the appropriate parties. However, to the extent direct payment on the Closing Date is not practical, the Sellers agree to make adequate provision therefore by making a

Asset Purchase Agreement              Sunburst/SunGroup                Page 17
cash payment to Buyer at the Closing in the amount of the remaining estimated Station Expenses which are the responsibility of the Sellers to pay; and the Buyer will apply such amount to the payment of Sellers' Station Expenses and account to the Sellers for same. However, if the Sellers' estimated cash payment is insufficient to pay the remaining Station Expenses on or before the due dates thereof, then the Sellers shall either promptly (i) pay said Station Expenses as requested by Buyer or (ii) authorize the Indemnity Escrow Agent to pay said Station Expenses out of the Holdback Amount.

     (d) Sellers and Buyer agree that within forty five (45) days following Closing each of them will provide the other with an accounting of any Station Expenses paid by such party (or with respect to which such party has received an invoice) that are the responsibility of the other party to pay and Buyer will also at that time provide Sellers with an accounting of the application by the Buyer of the cash payment received from the Sellers as described in Section 13(c). At such time Sellers and Buyer agree to make adjusting payments between themselves and/or promptly make appropriate third party payments, as the case may be, such that Sellers and Buyer shall have each paid their own respective Station Expenses.

     Section 14.  FCC Approval.

     (a) Consummation of the Transaction is conditioned upon the FCC having given its consents in writing (without, in Buyer's reasonable opinion, any condition materially adverse to Buyer) to the assignment and change of control from Sellers to Buyer ("FCC Consent") of all licenses, permits and authorizations granted by the FCC to Sellers relating to the operation of each of the Stations (collectively, the "FCC Licenses") and said consents having become Final FCC Consent.

     (b) For purposes of this Agreement, such FCC Consent shall be deemed to be Initial FCC Consent (herein so called) once it is granted and published. For purposes of this Agreement, such FCC Consent shall be deemed to have become Final FCC Consent (herein so called) after it is granted and published and when the time for administrative or judicial review or reconsideration has expired and when the time for the filing of any protest, request for stay, petition for rehearing, reconsideration or appeal of such order of consent has expired and no protest, request for stay, petition for rehearing, reconsideration or appeal has been timely filed and is pending. Once Initial FCC Consent shall have occurred, Buyer may waive the condition of Final FCC Consent as set forth in Section 23(o).

Asset Purchase Agreement              Sunburst/SunGroup                Page 18

     (c) The parties agree to proceed to file or cause to be filed all necessary applications (collectively, the "FCC Applications") requesting FCC consent to the Transaction on or before the 15th Business Day following the Go Ahead Date; provided that neither party hereto shall be liable to the other for the failure to file by said 15th Business Day if such party has proceeded with due diligence and in good faith. In no event shall the FCC Applications be filed later than 20 Business Days following the Go Ahead Date.

     (d) The parties agree with each other that each of them will prosecute the FCC Applications, including all necessary amendments and supplements thereto, in good faith and with due diligence. Each party agrees that it will timely, promptly and fully respond to all matters involving the FCC Applications. If an objection to the grant of the FCC Applications is raised before the FCC by any party, or is raised by the FCC upon its own motion, then Buyer and Sellers shall each use their individual and joint best efforts to resolve such objection in a manner that will permit grant of the FCC Applications within the time period required by this Agreement; and if the said objection pertains to any portion of this Agreement, then Buyer and Sellers agree to examine the objection in good faith and to amend this Agreement to delete or otherwise modify any provision found objectionable if said can be accomplished without materially decreasing the rights or benefits of either party under this Agreement and without materially increasing the obligations or duties of either party under this Agreement.

     (e)    If the FCC shall not have consented to the Transaction within nine
(9) months following the filing of the FCC Applications, then this Agreement shall be terminable by either Buyer (assuming Buyer is not in default under this Section) or Sellers (assuming Sellers are not in default under this Section) upon written notice to the other unless the FCC has theretofore set one or more of the FCC Applications for a hearing in which case this Agreement shall be extended for a sufficient period of time to permit the hearing to be held and the FCC to make a decision.

     Section 15.  Allocation of Purchase Price.   No later than 45 days after
the close of the calendar year in which Closing shall take place, Seller and Buyer may allocate the Purchase Price among the Assets in accordance with their relative fair market values based upon an appraisal to be obtained by Buyer; provided that the gross fair market value of the Assets comprising a particular Station with respect to which the rights to acquire were assigned to a Permitted Assignee shall be an amount equal to that portion of the Purchase Price funded by such Permitted Assignee; and provided further the gross fair market value of the Assets comprising each of the other Stations acquired by Sunburst Media, LP shall be an amount as determined in good faith by the Buyer. If either (i)

Asset Purchase Agreement              Sunburst/SunGroup                Page 19

Buyer shall not obtain such appraisal or (ii) if Buyer shall obtain such appraisal, but the Seller and the Buyer fail to agree to allocate the Purchase Price in accordance with such appraisal, then Seller and Buyer shall allocate the Purchase Price, on a Station by Station basis, in accordance with the following: first, an amount equal to the replacement cost for the tangible assets shall be allocated to the tangible assets; second, in the case of Subject Real Property, the amount of coverage for title insurance or title opinion purposes as specified on Schedule 1(d); third, $25,000 shall be allocated to goodwill; and fourth, the balance shall be allocated to the Station Licenses and other intangible assets. Seller and Buyer agree to report the allocation of the Purchase Price, as determined in accordance with the foregoing, for purposes of
Section 1060 of the Internal Revenue Code of 1986 and for other tax purposes.

     Section 16.  Sale Provisions Regarding Subject Real Property.   In addition
to the other terms and provisions of this Agreement which apply to the Assets of which the Subject Real Property is a part, the following terms and provisions shall also apply to the sale of each parcel of the Subject Real Property:

     (a) Warranty of Title. Sellers represent and warrant to Buyer that at the Closing Sellers will have and will convey to Buyer good and fee simple title to each parcel of the Subject Real Property, free and clear of any and all Liens and Encumbrances except the Permitted Exceptions. Notwithstanding anything else in this Agreement to the contrary, Sellers agree that, at their sole cost and expense, (i) they will pay all liabilities secured by Liens against each parcel of the Subject Real Property and have such Liens removed and (ii) they will discharge all Encumbrances against each parcel of the Subject Real Property, other than for the Permitted Exceptions; it being the intent of the parties hereto that each parcel of the Subject Real Property shall be conveyed to Buyer free and clear of all Liens and Encumbrances other than for the Permitted Exceptions.

     (b) Zoning Ordinances. Sellers represent and warrant to Buyer that each parcel of the Subject Real Property is not in violation of any applicable zoning ordinances. If prior to Closing Buyer should determine that any parcel of the Subject Real Property is in violation of any zoning ordinances (it being understood that the Buyer shall have no obligation to make any investigation), then Buyer may either (i) close the Transaction, if it is otherwise ready to close, and receive such parcel of the Subject Real Property with any such zoning violations and retain its rights for breach of warranty or (ii) terminate the Agreement by written

Asset Purchase Agreement              Sunburst/SunGroup                Page 20
notice to Sellers and the Escrow Letter of Credit shall be returned to Buyer and Buyer shall retain its rights for breach of warranty.

     (c) Buyer's Inspection. Sellers hereby grant Buyer and its representatives the right to enter each parcel of the Subject Real Property for purposes of conducting physical inspections; provided that Buyer agrees to indemnify and hold Sellers free and harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature arising or accruing as a result of any activities of Buyer on each parcel of the Subject Real Property prior to Closing.

     (d)    Title Binder, Survey and Environmental Audit.  Within forty-five
(45) days after the Go Ahead Date, Sellers shall, at Sellers' expense, obtain and deliver to Buyer, the following:

     (1) A copy of a current on-the-ground survey ("Survey") of each parcel of the Subject Real Property made by a duly licensed surveyor reasonably acceptable to the Buyer. The Survey shall be in a form acceptable to the Title Company (hereinafter defined) in order to allow the Title Company to delete the survey exception (except as to "shortages in area") from the Title Policy to be issued by the Title Company. Each Survey shall show the location of all buildings and improvements on the parcel of the Subject Real Property covered by such Survey.

     (2) A title commitment ("Title Binder") covering the Property binding a title company reasonably acceptable to Buyer (the "Title Company") to issue an Owner's Policy of Title Insurance on the standard form of policy prescribed by the applicable State Board of Insurance at the Closing in the indicated amount for each parcel of the Subject Real Property as set forth on SCHEDULES 1(B) AND (D). There shall also be included with the Title Binder true, correct and legible copies of any and all instruments referred to in the Title Binder as constituting exceptions or restrictions upon the title of the applicable party of the Sellers. In the case of real estate located in Louisiana, if an Owner's Policy of Title Insurance is not available, then adequate opinion of reputable local

Asset Purchase Agreement              Sunburst/SunGroup                Page 21
     counsel licensed to practice law in Louisiana shall be utilized instead.

     (3) A Phase I ESA on each parcel of the Subject Real Property addressed to Buyer and issued by a professional environmental consulting firm reasonably acceptable to Buyer (and performed in a manner that at a minimum satisfies the requirements of ASTM Practice E 1527-94) stating that after due inspection there is no action required to place the particular parcel of the Subject Real Property into compliance with Environmental Laws or if there is any further investigation required or some other action required to place the property into compliance with Environmental Laws, the nature of the condition or suspected condition and the nature of the further investigation or further action required.

     (4)    Any Phase II ESA's recommended by the environmental consulting firm.

     (e) Objections to Title Binder and Survey. Buyer shall have thirty (30) days after the receipt of the Survey and the Title Binder as to each separate parcel of the Subject Real Property to review them and to deliver in writing to Sellers such objections as Buyer may reasonably have to anything contained in them other than for the Permitted Exceptions. Any such item to which Buyer shall not object shall also be deemed a "Permitted Exception" as to the particular parcel of the Subject Real Property. Any Liens and Encumbrances shall automatically be deemed objected to by Buyer whether or not Buyer objects in writing at such time. If there are other objections by Buyer to matters (excluding Liens and Encumbrances which Sellers are required to remove under the terms of this Agreement) Sellers shall exercise their best faith efforts to satisfy such other matters prior to Closing. If Sellers deliver written notice to Buyer prior to Closing that Sellers are unable to satisfy such other matters, then Buyer may either close the Transaction and receive such title as Sellers are able to convey or elect not to close the Transaction by written notice to Sellers delivered within twenty (20) days after Sellers' written notice to Buyer and the Escrow Letter of Credit shall be returned to Buyer.

     (f) Objections for Environmental Matters. Buyer shall have thirty (30) days after the receipt of the Phase I ESA as to each separate parcel of the Subject

Asset Purchase Agreement              Sunburst/SunGroup                Page 22

Real Property to review it and to deliver in writing to Sellers such objections as Buyer may reasonably have to anything contained therein. If there are objections by Buyer, Sellers shall satisfy such objections prior to Closing. If Sellers deliver written notice to Buyer prior to Closing that Sellers are unable to satisfy such objections, then Buyer may either close the Transaction and receive the particular parcel of the Subject Real Property or elect not to close the Transaction by written notice to Sellers delivered within twenty (20) days after Sellers' written notice to Buyer and the Escrow Letter of Credit shall be returned to Buyer.

     (g) Deliveries at Closing. At the Closing, Sellers shall deliver to the Buyer (i) a Special Warranty Deed conveying each parcel of the Subject Real Property to the Buyer subject only to the Permitted Exceptions; (ii) an Owner's Title Policy issued by the underwriter pursuant to the Title Binder, with the survey exception deleted (except as to shortages in area) subject only to the Permitted Exceptions; and (iii) possession of each parcel of the Subject Real Property. In case of a dispute as to the form of any document required hereunder, such as the Special Warranty Deed, the current form prepared by the State Bar of the State in which the parcel of Subject Real Property is situated shall be conclusively deemed reasonable.

     (h) Closing Costs. Each party hereto shall pay its share of the closing costs which are normally assessed by the Title Company against a seller or buyer in a sale of real estate in the county where the property is located except that the Sellers shall pay the premium cost of the Title Policy. Real estate taxes and ad valorem taxes for the current year shall be pro rated at the Closing effective as of the Closing Date. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, but any difference in actual and estimated ad valorem taxes for the year of sale actually paid by Buyer shall be adjusted between the parties upon receipt of written evidence of the payments thereof. All taxes imposed because of a change of use of the Property after the Closing shall be for the account of Buyer.

     (i) Condemnation. If prior to the Closing, condemnation proceedings are commenced with respect to any parcel of the Subject Real Property, Buyer may at any time on or prior thirty (30) days following notice of

Asset Purchase Agreement              Sunburst/SunGroup                Page 23
such fact terminate this Agreement by delivery of written notice to Sellers. In the event of such termination, neither party shall have any further right or obligation under this Agreement and the Escrow Letter of Credit shall be returned to Buyer.

     Section 17.  Representations and Warranties of Sellers.   Except as set
forth on the SCHEDULE OF EXCEPTIONS TO WARRANTIES attached hereto as SCHEDULE 17 and with the understanding that Buyer is relying on such representations and warranties being correct in all respects in entering into and performing this Agreement, Sellers hereby represent and warrant to Buyer as follows:

     (a) Organization, Good Standing, Etc. Each party comprising Seller is corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing in each state in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary. Sellers have delivered to Buyer true and complete copies of their respective Articles of Incorporation and Bylaws, with all amendments, if any, as in effect at the date of this Agreement. None of the Sellers is in violation of any provisions of its Articles of Incorporation or Bylaws.

     (b) Corporate Structure of SunGroup. SunGroup, Inc. owns all of the issued and outstanding stock, all classes, of (1) RadioSunGroup of Texas, Inc.,
(2) RadioSunGroup of Bryan/College Station, Inc., (3) SunGroup Broadcasting of New Mexico, Inc., (4) SunGroup Broadcasting of Louisiana, Inc., (5) Big Bass Classics, Inc., (6) Sun Management, Inc., a Tennessee corporation, and (7) Abilene Broadcasting, Inc., a Texas corporation. SunGroup, Inc. is a holding company only and does conduct any active business operations other than providing management services to its subsidiaries. Arklatex, Inc. and Alpha-Web, Inc. are wholly owned subsidiaries of SunGroup Broadcasting of Louisiana, Inc. All of the issued and outstanding stock of Air Signs, Inc. is owned by the following companies in the following proportions: RadioSunGroup of Texas, Inc., 40%; RadioSunGroup of Bryan/College Station, Inc., 20%; SunGroup Broadcasting of New Mexico, Inc., 20%; and SunGroup Broadcasting of Louisiana, Inc., 20%. SunGroup, Inc. does not own, or have any rights to acquire, an interest in any other Person, whether as a shareholder, partner, principal, member or otherwise.

Asset Purchase Agreement              Sunburst/SunGroup                Page 24

     (c) Authority. Subject to obtaining the approval of the Board of Directors and the requisite number of shares of voting stock of the respective corporations comprising the Sellers as set forth in Section 22 (q), Sellers have all requisite power and authority to enter into the Transaction Documents and to consummate the Transaction. Except for the approval of the Board of Directors and the requisite number of shares of voting stock of the respective corporations comprising the Sellers as set forth in Section 22 (q), the execution and delivery of the Transaction Documents by Sellers and the consummation by Sellers of the Transaction have been duly authorized by all necessary action on the part of Sellers. The Transaction Documents have been, or upon execution and delivery will be, duly executed and delivered and constitute the valid and binding obligations of Sellers enforceable against them in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity.

     (d) Cash Receipt Schedules. The Sellers have heretofore delivered to the Buyer schedules showing, on a month by month basis, the ordinary cash receipts from the sale of air time on each of the Stations (separately stated for each Station) for the calendar year ended 12/31/95, 12/31/96 and for the twelve month period ended 12/31/97 (the "Monthly Cash Reports"). Furthermore, commencing on February 15, 1998 and continuing on or before the 15th day of each consecutive month thereafter until the Closing, the Sellers will continue to provide the Buyer with a Monthly Cash Report in the same format showing for the immediately preceding calendar month the ordinary cash receipts from the sale of air time on each of the Stations (separately stated for each Station) for such month. For example on February 15, 1998 Sellers will provide Buyer with the Monthly Cash Report for the month ended January 31, 1998. The Monthly Cash Reports are, and the information to be contained on the Monthly Cash Reports will be, true, correct and complete in all material respects and correctly show, and will correctly show, the amount of ordinary cash receipts from the sale of air time on each of the Stations (separately stated for each Station) for the particular month being shown, and does not reflect, and will not reflect, any other source of cash including, but not limited to, loan proceeds, capital contributions and cash receipts from

Asset Purchase Agreement              Sunburst/SunGroup                Page 25
any sources other than the sale of air time on any of the Stations.

     (e-1) Sellers' Annual Financial Statements. SGI has delivered to the Buyer the Sellers' audited annual balance sheet and income and expense statements, including supplemental information schedules, prepared on a consolidated basis (the "Annual Financial Statements") for fiscal years ended 12/31/95 and 12/31/96. No later than May 15, 1998, or immediately when available if sooner, SGI will deliver to Buyer the Annual Financial Statements for fiscal year ending 12/31/97. The Annual Financial Statements have been, and will be, prepared in accordance with GAAP consistently applied, and accurately reflect, and will reflect, the subject matter contained therein and do not omit, and will not omit, any material item which, if omitted, would cause the Annual Financial Statements to be materially misleading. Furthermore, the Annual Financial Statements do reflect, and will reflect, substantially, materially and accurately the financial condition and results of operations of the Stations for the periods covered thereby.

     (e-2) Sellers' Monthly Financial Statements. SGI have heretofore delivered to the Buyer the Sellers' monthly income and expense statements on a Station by Station basis (the "Monthly Financial Statements") for the twelve month periods ended 12/31/95 and 12/31/96 and for the eleven month period ended 11/30/97. Furthermore, commencing on or before the last day of January, 1998 and continuing on or before the last day of each consecutive month thereafter until the Closing, the Sellers will provide the Buyer with an income and expense statements on a Station by Station basis for the immediately preceding calendar month. For example on January 31, 1998 the Sellers will provide the Buyer with the Monthly Financial Statements for the month ended December 31, 1997. The Monthly Financial Statements have been, and will be, prepared in accordance with GAAP consistently applied, and accurately reflect, and will reflect, the subject matter contained therein and do not omit, and will not omit, any material item which, if omitted, would cause the Monthly Financial Statements to be materially misleading. Furthermore, the Monthly Financial Statements do reflect, and will reflect, substantially, materially and accurately the financial condition and results of operations of the Stations for the periods covered thereby.

     (f) Sellers' 1998 Annual Budgets. The Sellers have heretofore delivered to the Buyer the Sellers' 1998

Asset Purchase Agreement              Sunburst/SunGroup                Page 26

Annual Budgets and 1998 Budget Detail for each of the Stations (the "1998 Station Budgets"). The Sellers reasonably believe that the Stations 1998 Station Budgets represent the bona fide business plans of the Sellers, and are based on projections and assumptions of Sellers' respective managements which are reasonable in light of the Stations' historical business performance and present business prospects.

     (g) Absence of Undisclosed Liabilities. Sellers have disclosed to Buyer all liabilities or potential liabilities of Sellers which have, or could have, an adverse impact on, or otherwise create or could create a Lien or Encumbrance against, the Assets.

     (h) Absence of Certain Changes or Events. At any time since December 1, 1997 there has not been, and from and after the date hereof and until the Closing, there shall not be:

     (1)    Any Material Adverse Event;

     (2) Without Buyer's prior approval any increase in the compensation required to be paid by Buyer to any employees or agents of Sellers under Contracts that Buyer will assume at Closing;

     (3) Any employment contracts other than contracts terminable without liability by the employer upon notice of 10 days or less and other than for those which will expire prior to Closing;

     (4) Any sale, lease, transfer, assignment, abandonment or other disposition of any of the Assets other than (i) dispositions of obsolete property, (ii) property in connection with the acquisition of replacement property of equal value, or (iii) as to any one Station, assets having a value of less than $3,000, in the aggregate, disposed of in the ordinary course of business and consistent with past practices.

     (i) Title to Properties. Except for the Existing Liens which are to be removed at Closing and the Permitted Exceptions, all Assets to be conveyed to Buyer pursuant to this Agreement are presently and shall remain prior to Closing free and clear of all Liens and Encumbrances. At the Closing the Sellers shall convey

Asset Purchase Agreement              Sunburst/SunGroup                Page 27
good and marketable title in and to all of the Assets free and clear of all Liens and Encumbrances except for the Permitted Exceptions.

     (j) Defaults. As of the date of this Agreement, at all times prior to Closing and at Closing, Sellers are not, and shall not be, in material violation of the rights of any third party or in material default or arrears under any Contract, Station License, or other obligation of Sellers that is relevant or material to the business and operations of the Stations, the Assets or the Transaction.

     (k) Violations of Law. As of the date of this Agreement, at all times prior to Closing and at Closing Sellers are not, and shall not be, in violation of any Applicable Law which violations could have a material adverse impact on the Sellers, the ownership or operations of any of the Stations, the Assets or the Transaction.

     (l) Pending Matters. No claim, investigation, litigation or proceeding at law, in equity, or before any Governmental Entity is now, or at anytime prior to or at the Closing shall be, pending or, to the Knowledge of Sellers is now, or at anytime prior to or at the Closing shall be, threatened against Sellers, any of the Stations, the Station Licenses or any of the Assets, which claims, investigations, litigations or proceedings could have a material adverse impact on any of the Sellers, the ownership or operation of any of the Stations, any of the Assets or the Transaction. There is not presently, or at anytime prior to or at the Closing there shall not be, any claim, investigation, litigation or proceeding pending or, to Sellers' Knowledge, threatened which affects the title or interest of any of the Sellers in or to any of the Assets or which would prevent or adversely affect the ownership or operation of the Assets by Buyer, or the ownership or operation of any of the Stations by Buyer.

     (m) Employee Benefit Plans. None of the Employee Benefit Plans are subject to Title IV of ERISA. The present value of all accrued benefits (vested and unvested) under all the Employee Pension Benefit Plans, which any of the Sellers or any other trades or businesses under common control within the meaning of Section 4001(b)(1) of ERISA with any of the Sellers (collectively, the "ERISA Group") maintains, or to which any of the Sellers or any member of the ERISA Group is or has been obligated to contribute (the "Pension Plans"),

Asset Purchase Agreement              Sunburst/SunGroup                Page 28
did not, as of the respective last annual valuation dates for such Pension Plans, exceed the value of the assets of such Pension Plan allocable to such benefits. None of the Employee Pension Benefit Plans or any of their related trusts has been terminated or partially terminated. None of the Sellers or any member of the ERISA Group has contributed or been obligated to contribute to any Multiemployer Plan. Except as set forth on SCHEDULE 17(M), none of the Sellers nor any member of the ERISA Group has any Employee Benefit Plans. True, correct, and complete copies of each of the Employee Benefit Plans, and related trusts, if applicable, have been furnished to Buyer, along with the most recent report filed on Form 5500, if available, and summary plan description with respect to each Employee Benefit Plan required to file Form 5500.

     (n) Labor. As of the date of this Agreement and at all times prior to and at the Closing none of the Sellers are, nor will any of the Sellers be, a party to any collective bargaining agreements. None of the Sellers have agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of the employees of any of the Sellers. To the Sellers' Knowledge and excluding any fact, event or circumstance that has not resulted or would not result in a Material Adverse Event, Sellers (1) are, and have always been in substantial compliance with all Applicable Laws regarding labor, employment and employment practices, terms and conditions of employment, equal employment opportunity, employee benefits, affirmative action, wages and hours, occupational safety and health, immigration, and workers' compensation, (2) are not engaged, nor have they ever engaged, in any unfair labor practices, and have no, and have not ever had any, unfair labor practice charges or complaints before the National Labor Relations Board pending or, to the Knowledge of Sellers threatened against them or any of them, (3) have no, and have not ever had any, grievances, arbitrations, or other proceedings arising or asserted to arise under any collective bargaining agreement, pending or, to the Knowledge of Sellers threatened, against them or any of them and (4) have no, and have not ever had any, charges, complaints, or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity responsible for regulating employment practices, pending, or, to Sellers' Knowledge, threatened against them or any of them. There is no labor strike, slowdown, work stoppage or lockout pending or, to the

Asset Purchase Agreement              Sunburst/SunGroup                Page 29

Knowledge of Sellers, threatened against or affecting any of the Sellers, and Sellers have not ever experienced any labor strike, slowdown, work stoppage or lockout. To the Knowledge of Sellers no union organizational campaign or representation petition is currently pending with respect to any of the employees of any of the Sellers.

     (o) Full Disclosure. At the date of this Agreement and at all times prior to Closing and at Closing Sellers have, and will have, disclosed all facts, events, circumstances and conditions that result, or could result, in a Material Adverse Event or a Station Event. The Sellers have not withheld, and will not withhold, knowledge of events, conditions or facts of which any of the Sellers have Knowledge, and which are inconsistent with or contrary to any of Sellers' representations and warranties as set forth in any of the Transaction Documents. The disclosure to Buyer of any such events, conditions or facts after the date hereof shall not operate as a waiver of or exception to the affected representation or warranty or any other provision of this Agreement. None of the representations and warranties made by Sellers in any of the Transaction Documents or other instrument furnished to Buyer pursuant hereto or thereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     (p) No Conflicts, Breach or Violation. Subject to obtaining FCC Consent as described in Section 14 hereof and obtaining the consents and approvals described on SCHEDULE 17(R), the execution and delivery of the Transaction Documents by Sellers do not, and the performance by Sellers of the Transaction will not, (1) violate, conflict with, or result in any breach of any provision any of Sellers' respective Articles of Incorporation or Bylaws, shareholders' agreements, and other corporate governance documents applicable to any of the Sellers, (2) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change of control of Sellers or otherwise) any obligation, or result in the loss of any benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any Lien upon any of the Assets under any of the terms, conditions, or provisions of any loan or credit agreement, note, bond, mortgage, indenture, or deed of

Asset Purchase Agreement              Sunburst/SunGroup                Page 30
trust, or any license, lease, Contract, or other instrument or obligation to which any of the Sellers is a party or by which any of the Sellers or any of the Assets may be bound or subjected, or (3) violate any Applicable Law.

     (q) Governmental Consents. Except for the FCC, no consent of any governmental body, entity, unit or agency is required for the performance of Sellers' obligations hereunder and otherwise for the consummation of the Transaction by Sellers.

     (r) Third Party Consents. Except as set forth on SCHEDULE 17(R) and as contemplated by Section 22(q), no consent of any person is required for the performance of Sellers' obligations hereunder, the conveyance of all Assets to Buyer hereunder and otherwise for the consummation of the Transaction by Sellers.

     (s) Accurate Information. Sellers have delivered to Buyer accurate lists and summary descriptions, hereby certified to be correct by the Sellers, of the following:

     (1) Itemized lists of all material fixed assets and equipment of each of the Stations, all of which are a part of the Assets to be delivered to Buyer at Closing;

     (2) True and correct copies of all written Contracts (or written memorandums describing oral Contracts) pertaining to the ownership or operation of any of the Stations;

     (3) All trademarks, tradenames, service marks and copyright registrations and applications, if any, included within the Assets;

     (4) The names and current salary rates of all of the employees of each of the Stations;

     (5) Lists of active customer accounts for each of the Stations, including for each account, the customer's name, address, kind of business and billing history;

     (6) A list of all Barter Contracts currently in existence and the Barter Receivable balances and Barter Payable balances thereof, separately stated as to each of the Stations; and

Asset Purchase Agreement              Sunburst/SunGroup                Page 31

     (7) A list of all Cash Contracts currently in existence, separately stated as to each of the Stations.

     (t) Completeness of Assets. The Assets being sold and delivered to the Buyer pursuant to this Agreement constitute all of the material assets, properties, rights and privileges owned and operated by the Sellers in the operation of the Stations. The assets, properties and rights described on SCHEDULES 2.1 THROUGH 2.7 hereof, inclusive, constitute a complete and accurate listing of all material items of real property and personal property owned or leased by any of the Sellers and used, acquired for use or usable in the ownership and operation of the Stations. There is no material asset used or required by Sellers in the proper and normal conduct of business of each of the Stations which is not owned or leased by Sellers and which is not listed or described in Section 2 or any of the Schedules referred to therein; provided that all Assets are hereby represented by the Sellers to be owned, and not leased, except to the extent set forth on SCHEDULE 5 attached hereto.

     (u) Operation of Stations in Compliance with Applicable Laws. The respective physical facilities, transmitting facilities, studio facilities, electrical and mechanical systems and all studio, broadcasting and transmitting equipment of each of the Stations are being, have been, and pending Closing will be, operated in accordance with the terms of each of the respective FCC Licenses of each of the Stations and all Applicable Law, and on the Closing Date will be in full compliance with the rules and regulations of the FCC and all Applicable Law; except that no warranty is being made with respect to minor and immaterial violations, if any, of city and county local laws and ordinances. Sellers have the power and authority to own and operate all of the Stations and the Assets and hold, and on the Closing Date will continue to hold, valid FCC Licenses and valid authorizations from other applicable Governmental Entities which are necessary for Sellers to own and operate all of the Stations and the Assets in accordance with Applicable Law. All FCC Licenses that have expired at their most recent expiration dates have been renewed by the FCC and are presently valid licenses. No action or proceeding is pending or, to the Knowledge of Sellers, threatened, or on the Closing Date will be threatened or pending, before the FCC or any other Governmental Entity for the cancellation or material and adverse modification of the respective FCC Licenses or other governmental authorizations of each of the Stations. The material

Asset Purchase Agreement              Sunburst/SunGroup                Page 32
required by 47 C.F.R. Section 73.3526 to be kept in the public inspection file of each of the Stations is in such file.

     (v) Condition of Tangible Assets. All tangible personal property items with a replacement cost (new) in excess of $1,000 included within the Assets are, and prior to and at Closing will be, in good operating condition for the intended use and operation of such tangible assets except for ordinary wear and tear.

     (w) Condition of Intangible Assets. The intangible personal property items comprising the Assets will be delivered to Buyer in such a manner and condition that Buyer will have full enjoyment of the rights and privileges attendant thereto.

     (x) No Other Agreements. Sellers are not a party to any outstanding agreements with any Person other than Buyer for transfer or sale, directly or indirectly, of any interest in all or any part of the Assets.

     (y) FCC Consent. Sellers know of no reason why the FCC would not consent to the assignment of the FCC Licenses to Buyer.

     (z) Warranty Regarding Solvency. The net saleable value of each of the Seller's assets as of the date hereof, and at all times prior to and at the Closing, exceeds, and will exceed, the liabilities of such Seller.

     (aa) Taxes and Company Reports. Sellers have paid all Taxes which have become due and payable on or prior to Closing in the full amount of the liability thereof and have filed all Tax Returns to be filed with respect to Taxes. There are presently no Taxes of any kind which are due and payable which have not already been paid. Sellers have timely filed all forms, reports, statements, and other documents required to be filed with the FCC. Sellers have filed all forms, reports, statements, and other documents required to be filed with any and all Governmental Entities. All such forms, reports, statements and other documents required to be filed with the FCC or any other Governmental Entity are referred to herein, collectively, as the "Company Reports". The Company Reports were prepared in all material respects in accordance with the requirements of Applicable Law.

     (bb) Barter Balances. The Barter Receivables balance and the Barter Payables balance as of the date hereof for each Stations do not exceed the amounts set forth on SCHEDULE 17(BB).

Asset Purchase Agreement              Sunburst/SunGroup                Page 33

     (cc) Environmental Matters. There is not presently, nor at or prior to the Closing will there be, any material violation of any Environmental Laws with respect to any parcel of the Subject Real Property which imposes any liability on the owner or operator of such real estate for any environmental condition or hazard, including, but not limited to, any liability for cleanup or remediation of any environmental condition or hazard or which would otherwise obligate any of the Sellers or, with the passage of time, could cause any of the Sellers, or the Buyer, to be obligated to clean up, remedy or otherwise restore to a former condition, by itself or jointly with others, any contaminated surface water, ground water, soil or any natural resources associated therewith (such violation being referred to herein as an "Environmental Violation"). The operations of the Sellers conducted on the real property and facilities owned, operated, or leased by any of the Sellers comply and have at all times complied in all material respects with all Applicable Laws and rules of common law pertaining to the environment, natural resources, and public or employee health and safety, including all Environmental Laws and the Sellers have not been notified otherwise by any Governmental Entity or other Person.

     (dd) Insurance. Seller has heretofore provided Buyer with an accurate summary of all casualty, fire, general liability and other forms of insurance and all fidelity bonds held by or applicable to the Stations. The insurance coverages effected by the policies of insurance presently maintained (and which will be maintained until Closing) by Sellers with respect to the operations, assets, or business of the Stations are usual and customary and no less than historically carried by Sellers. No event has occurred, including the failure by Sellers to give any adequate notice or information, that limits or impairs the rights of Sellers under any such insurance policies in such a manner as could result in a Material Adverse Event. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years prior to the date hereof.

     (ee) Lien Search Information. SCHEDULE 17(EE) sets forth as to each of the Stations for all periods of time since January 1, 1992 the following information: (i) the full and correct legal name of the FCC licensee of such Station and any d/b/a's for such Person, (ii) all call letters used for such Station, (iii) the main studio address for such Station, including the name of the county in which the main studio was or is located and

Asset Purchase Agreement              Sunburst/SunGroup                Page 34

(iv) the address of the main transmitter site for such Station including the name of the county in which the main transmitter site was or is located. Except as set forth on SCHEDULE 1(A) there are no Liens, recorded or unrecorded, against any of the Assets.

     (ff) Certain Agreements. SCHEDULE 17(FF) lists each (1) employment or consulting Contract to which any of the Sellers are a party other than those which may be terminated by the employer without liability upon written notice of 30 days or less, (2) Contract under which any party thereto remains obligated to provide goods or services having a value, or to make payments aggregating, in excess of $5,000 per year, and (3) Contract that is material to the operation of the Stations. To the Sellers' Knowledge, each such Contract described in
SCHEDULE 17(FF) or required to be so described is a valid and binding obligation of Sellers and is in full force and effect, and any amendments to any of such Contracts are listed in SCHEDULE 17(FF). Sellers and, to the Knowledge of Sellers, each other party to such Contracts, have performed in all material respects the obligations required to be performed by such other party under such Contracts and is not (with or without lapse of time or the giving of notice, or both) in breach or default thereunder. SCHEDULE 17(FF) identifies, as to each such Contract listed thereon, whether the consent of the other party thereto is required, and the amount of any payments required, in order for such Contract to continue in full force and effect upon the consummation of the Transaction or whether such Contract can be canceled by the other party without liability to such other party due to the consummation of the Transaction. A complete copy of each written Contract and a description of each oral Contract set forth in
SCHEDULE 17(FF) has been provided to Buyer prior to the date of this Agreement. Except as provided in SCHEDULE 17(FF), none of the Sellers is a party to any oral or written agreement, plan or arrangement with any employee or other station or broadcast personnel of any of the Sellers (whether an employee, consultant or an independent contractor) (4) the benefits of which are contingent, or the terms of which are materially altered, upon, or result from, the occurrence of a transaction involving any of the Sellers of the nature of the Transaction, (5) providing severance benefits longer than 30 days or other benefits after the termination of employment or other contractual relationship regardless of the reason for such termination and regardless of whether such termination is before or after a change of control, (6) under which any person may receive payments subject to the tax imposed by Section 4999 of the Code or

Asset Purchase Agreement              Sunburst/SunGroup                Page 35

(7) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the consummation of the Transaction or the value of any of the benefits of which will be calculated on the basis of the Transaction.

     (gg) Conflicts of Interest. Except as set forth on SCHEDULE (GG), no Affiliate of any of the Sellers owns, or will own at anytime prior to or at Closing, directly or indirectly, any interest in, or is a director, officer or principal employee of, or a consultant to, any Person which (i) is a competitor, supplier or customer of the Stations, (ii) is in any way associated with or involved in the business conducted by any of the Stations or (iii) owns, directly or indirectly, in whole or in part, any property, asset or right which any of the Sellers are presently operating or using.

     (hh) Owned Real Property. SCHEDULE 1(D) contains an accurate description of all the Owned Real Property. Sellers have good and marketable, fee simple, absolute title in and to the Owned Real Property. Sellers have sufficient title to such easements, rights of way and other rights appurtenant to each parcel of the Owned Real Property as are necessary to permit ingress and egress to and from the Owned Real Property to a public way, and the improvements on the Owned Real Property have access to such sewer, water, gas, electric, telephone and other utilities as are necessary to allow the business of Sellers that is operated thereon to be operated in the ordinary course; provided that if it shall be later determined by Survey, Title Commitment or otherwise that the representation and warranty contained in the preceding clause shall be incorrect in any respect and the Transaction shall not be consummated for that or any other reason, then the Sellers shall not be liable to Buyer for damages for the breach of such warranty and representation. There is no pending condemnation or similar proceeding affecting the Owned Real Property, or any portion thereof, and to the Knowledge of Seller, no such action is threatened. Except as set forth on SCHEDULE 1(D), the improvements located on the Owned Real Property are in sufficiently good condition (except for ordinary wear and tear) to allow the business of the Sellers to be operated in the ordinary course and there has been no damage to such improvements that affects the conduct of such business in any material respect that has not been repaired or remedied. Except as set forth on
SCHEDULE 1(D), there are no lessees or tenants at will in possession of any portion of any of the Owned Real Property other than Seller, whether as lessees, tenants

Asset Purchase Agreement              Sunburst/SunGroup                Page 36
at will, trespassers or otherwise. Except as set forth on SCHEDULE 1(D), no zoning, building or other federal, state or municipal law, ordinance, regulation or restriction is violated in any material respect by the continued maintenance, operation or use of the Owned Real Property or any tract or portion thereof or interest therein in its present manner. The current use of the Owned Real Property and all parts thereof does not violate any restrictive covenants of record affecting any of the Owned Real Property. All necessary licenses and permits issued by any Governmental Entity with respect to the Owned Real Property have been obtained, have been validly issued and are in full force and effect.

     (ii) Ground Leased Real Property and Other Leased Real Property. SCHEDULES 1(B) AND 1(C) contains an accurate description of all the lease agreements (oral or written) of real property used or held for use in the business and operations of each of the Stations as now conducted. To Sellers' Knowledge each lease agreement described in SCHEDULES 1(B) AND 1(C) is a valid and binding obligation of one or more parties comprising the Seller and is in full force and effect without amendment other than as described in SCHEDULES 1(B) AND 1(C). Except as otherwise disclosed on SCHEDULES 1(B) AND 1(C), Sellers are not, and to the Knowledge of the Sellers, no other party is, in default under any such real estate lease. Subject to obtaining the Consents disclosed in SCHEDULE 17(R), Seller has the full legal power and authority to assign its rights under the leases listed in SCHEDULES 1(B) AND 1(C), to Buyer. All leasehold interests (including the improvements thereon) created by the lease agreements listed on SCHEDULES 1(B) AND 1(C) are available for immediate use in the conduct of the business and operations of each of the Stations as currently conducted.

     Section 18.  Representations and Warranties by Buyer.   Buyer hereby
represents and warrants to Sellers as follows:

     (a) Organization. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to conduct business and in good standing under the laws of the State of Texas. As to any Permitted Assignee this representation and warranty shall be deemed revised to read to refer to the form of organization of the Permitted Assignee. Buyer has all requisite power and authority to carry on its business, and is duly qualified to do business, and is in good standing, in each jurisdiction in which the character of the

Asset Purchase Agreement              Sunburst/SunGroup                Page 37
properties owned by it or the nature of the business transacted by it makes such qualification required by law.

     (b) Authority Relative to this Agreement. The execution, delivery and performance of this Agreement has been duly and validly authorized by Buyer.

     (c) Binding Agreement. The Transaction Documents have been, or upon execution and delivery will be, duly executed and delivered and constitute the valid and binding obligations of Buyer enforceable against it in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (d) No Breach or Violation. The execution, delivery and performance of this Agreement and the consummation of the Transaction does not and will not conflict with, or result in any material breach or violation of, any applicable provision of law or administrative regulation or any material mortgage, lien, lease, agreement, instrument, order, judgment or decree, or any other material obligation or restriction of any kind to which Buyer is a party or by which its properties are bound.

     (e) Governmental Consents. Except for the FCC, no consent of any Governmental Entity is required for the performance of Buyer's obligations hereunder and otherwise for the consummation of the Transaction by Buyer.

     (f) Third Party Consents. Other than for the consent of Buyer's existing non-affiliated third party lenders, no consent of any person is required for the performance of Buyer's obligations hereunder and otherwise for the consummation of the Transaction.

     (g) Warranty Regarding Solvency. The net saleable value of the Buyer's assets as of the date hereof, and at all times prior to and at the Closing, exceeds, and will exceed, the liabilities of the Buyer.

     (h) Warranty Regarding Financial Ability. To its Knowledge the Buyer has the financial resources and

Asset Purchase Agreement              Sunburst/SunGroup                Page 38
ability necessary to fund the Purchase Price and otherwise meet its obligations hereunder.

     (i) Full Disclosure. None of the representations and warranties made by Buyer herein or contained in any certificate or other instrument furnished or to be furnished to Sellers pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     (j) FCC Consent. Buyer knows of no reason why the FCC would not consent to the assignment of the FCC Licenses to Buyer.

     Section 19.  Survival of Representations and Warranties Etc.   All of the
representations and  warranties (1) of the Sellers contained in sub-sections
(b), (d), (e-1), (e-2), (f), (g), (h), (j), (k), (l), (m), (n), (p), (q), (r),
(t) (v), (w), (x), (y), (z), (bb), (dd), (ff), (gg) and (ii) of Section 17 and
(2) of the Buyer contained in sub-sections (d), (e), (f), (g), (h), (i) and (j) of Section 18 shall survive for only a period of two (2) years after the Closing and shall at that time terminate. All other representations and warranties of the Sellers contained in this Agreement and (ii) of the Buyer contained elsewhere in this Agreement shall survive the Closing and shall continue for all applicable periods of limitations. All of the covenants and agreements of Sellers and Buyer contained herein shall survive the Closing and shall continue until fully performed.

     Section 20.  Risk of Loss.   Risk of loss, damage or destruction to the
physical property to be sold and conveyed hereunder shall be upon Sellers until Closing and thereafter upon Buyer. In the event any such damage, destruction or loss occurs on or prior to Closing, (e.g., without limitation, damage or destruction to the any tower, antennae, studio, broadcasting or transmitting facilities) and such loss, damage or destruction either materially interferes or disrupts the operation of any of the Stations (e.g., without limitation, the failure of any of the Stations to transmit, or material interruption(s) of, its normal authorized broadcast signal) or results in a Material Adverse Event then Buyer may elect any of the following: (i) to consummate the Closing on the Closing Date and accept the property in its then condition, in which event, Sellers shall assign to Buyer all Sellers' rights under any insurance or pay over to Buyer all proceeds of insurance covering the property damage, destruction or loss, (ii) postpone Closing until such time as the loss, damage or destruction is repaired or replaced to its condition intended by this Agreement, provided that such postponement may not exceed six

Asset Purchase Agreement              Sunburst/SunGroup                Page 39

(6) months or (iii) terminate this Agreement with Buyer receiving the Escrow Letter of Credit.

     Section 21.  Pre-Closing Covenants of Buyer.   Buyer agrees to perform the
following covenants pending Closing:

     (a) Buyer agrees that if at anytime prior to Closing it should determine (it being understood that there shall be no duty to investigate or other duty of due diligence) that the Sellers have breached any warranty or representation, the Buyer will give the Sellers notice and a reasonable opportunity (not less than 20 days) to cure such breach and the Closing shall be postponed to permit the Sellers to cure unless the Buyer waives the breach so that Closing can occur as otherwise scheduled.

     (b) Buyer shall promptly deliver to Sellers any and all information regarding events, transactions, conditions or other matters occurring subsequent to the date of this Agreement and on or prior to Closing (i) that have a material adverse impact on, or that could reasonably be expected to have a material adverse impact on, the accuracy or effectiveness of any of the representations and warranties made in this Agreement by Buyer or (ii) that would otherwise cause any of Buyer's representations and warranties made in this Agreement to Sellers to be untrue or incomplete in any respect either on the date of this Agreement or at any time on or prior to Closing.

     (c) Buyer shall not take any action, or permit any action to be taken, that would cause any of Buyer's representations and warranties made in this Agreement to Seller to be untrue or incomplete in any material respect at anytime on or prior to Closing.

     Section 22.  Pre-Closing Covenants and Agreements of Sellers.   Sellers
agree that Sellers will promptly do and perform the following pending Closing:

     (a) Sellers shall pay all Taxes as same shall become due and payable and shall timely file all necessary Tax Returns with respect to such Taxes.

     (b) Sellers shall promptly deliver to Buyer any and all information regarding events, transactions, conditions or other matters occurring subsequent to the date of this Agreement and on or prior to Closing (i) that have a material adverse impact on, or that could reasonably be expected to have a material adverse impact

Asset Purchase Agreement              Sunburst/SunGroup                Page 40
on, the accuracy or effectiveness of any of the representations and warranties made in this Agreement by Sellers, (ii) that would otherwise cause any of Sellers' representations and warranties made in this Agreement to Buyer to be untrue or incomplete in any respect either on the date of this Agreement or at any time on or prior to Closing or (iii) that result in, or could forseeably result in, a Material Adverse Event.

     (c) Sellers will give to Buyer and its counsel, accountants, and other representatives reasonable access, during normal business hours throughout the period prior to Closing, to all of Sellers' properties, equipment, books, Contracts, commitments, and records related to any of the Stations and will furnish to Buyer during such period all information concerning the business and affairs of all of the Stations as Buyer may reasonably request.

     (d) Sellers shall conduct the business and affairs of each of the Stations in accordance with their best business judgment and Sellers will not enter into any commitment affecting any of the Stations that is unusual or outside the normal course of sound operation of the Stations and Sellers will not materially change any programming (including music formats) and sales policies of any of the Stations except those fully consistent with sound broadcasting practices provided Sellers advise Buyer beforehand.

     (e) Sellers shall not (i) make any dispositions of any of the Assets except for dispositions of items of tangible personal property in the ordinary course of business, but only when replaced by items of equal or greater value,
(ii) suffer or permit a change of control of any of the Sellers to occur, or
(iii) otherwise take any action that adversely affects the ability of the Sellers to consummate the Transaction in accordance with the terms of this Agreement.

     (f) Sellers will use their best efforts to preserve the business of each of the Stations and to keep the Stations' organizations intact, to keep available to Buyer the services of the Key Station Personnel and to preserve for Buyer the goodwill of Sellers' customers. Notwithstanding the foregoing, and prior to Closing, Sellers will not, without the prior consent of Buyer, pay any substantial bonuses or significantly adjust the rates of commission or compensation of any Station employee; provided that the Sellers may (i) pay bonuses due under the terms and provisions of the "Biddinger Invitational

Asset Purchase Agreement              Sunburst/SunGroup                Page 41

Cash Flow Tournament" in the form attached to SCHEDULE 17(M) and (ii) pay bonuses required to be paid under written employment agreements.

     (g) Sellers will keep and maintain the property and equipment of each of the Stations in normal operating repair and efficiency and in material compliance with all Applicable Law.

     (h) Sellers shall have complete control of the equipment, operation and programming of each of the Stations; however Sellers agree to advise Buyer on such matters as Buyer may reasonably request.

     (i) Sellers shall not take any action, or permit any action to be taken, that would cause any of Sellers' representations and warranties made in this Agreement to Buyer to be untrue or incomplete in any material respect at anytime
on or prior to Closing. (j)     At the appropriate time after Initial FCC
Consent, but prior to Closing, Sellers agree that Buyer may extend offers of employment to the employees of each of the Stations upon such terms and conditions as Buyer shall decide.

     (k) Sellers will collect the Accounts Receivable in the ordinary course of business and will not, regardless of any past practices or customs, take any of the following actions with respect to the creation or collection of Accounts
Receivable: (1) settle any Account Receivable for less than the full amount owed, (2) offer any discounts, premiums or other incentives of any kind in exchange for early or quick payment of any Account Receivable, (3) other than for historic seasonal adjustments in the rates charged by Sellers for sale of air time and other services of the Stations, decrease the rates charged by the Sellers, (4) change or modify Sellers' billing practices or the timing of billing cycles or intervals or (5) undertake any actions or course of dealings that are intended to accelerate the normal rate of collection of Accounts Receivable.

     (l) Sellers agree that if at anytime prior to Closing it should determine (it being understood that there shall be no duty to investigate or other duty of due diligence) that the Buyer has breached any of its warranties or representations, the Sellers will give the Buyer notice and a reasonable opportunity (not less than 20 days) to cure such breach and the Closing shall be postponed to permit the Buyer to cure unless the Sellers

Asset Purchase Agreement              Sunburst/SunGroup                Page 42
waive the breach so that Closing can occur as otherwise scheduled.

     (m) Sellers shall not terminate any of the Key Station Personnel without prior consultation with Buyer regarding the basis for such termination.


     (n) Sellers shall not enter into, or enter into negotiations or discussions with any person other than Buyer with respect to, any local marketing agreement, time brokerage agreement, joint sales agreement, or any other similar agreement.

     (o) Sellers shall not, directly or indirectly, through any agent, financial advisor, banker or other representative, or otherwise, solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or any material portion of the Assets or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other Person to do or seek the foregoing. Sellers shall immediately communicate to Buyer the material terms of any such proposal (and the identity of the party making such proposal) which it may receive and, if such proposal is in writing, the Sellers shall promptly deliver a copy of such proposal to Buyer. Sellers immediately shall cease and cause to be terminated all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any of the foregoing. The provisions of this sub-section shall not apply if the Buyer shall remain in material breach of this Agreement following Sellers' notice to Buyer specifying the nature of the breach and granting to the Buyer a reasonable opportunity of no less than 20 days to cure said beach.

     (p) Sellers shall deliver to Buyer within 45 days of the Go Ahead Date a Phase I ESA on each item of Leased Real Property addressed to Buyer and issued by a professional environmental consulting firm reasonably acceptable to Buyer (and performed in a manner that at a minimum satisfies the requirements of ASTM Practice E 1527-94) stating that after due inspection there is no action required to place the particular parcel of the Leased Real Property into compliance with Environmental Laws or if there is any further investigation required or some other action required to place the property into compliance with Environmental Laws, the nature of the

Asset Purchase Agreement              Sunburst/SunGroup                Page 43
condition or suspected condition and the nature of the further investigation or further action required.

     (q) The obligations of the Seller and the Buyer hereunder are subject to and conditioned upon the Board of Directors of SGI and the requisite number of shares of voting stock of SGI approving the Transaction Documents and the Transaction. SGI will properly notify and hold meetings of its Board of Directors and shareholders no later than thirty (30) days after the date of this Agreement (said 30th day is referred to as the "Sellers' Approval Date") to vote upon a proposal to approve the execution and delivery by each of the parties comprising Sellers of the Transaction Documents, and any amendments thereto subsequently approved by the President of SGI, and the consummation of the Transaction in accordance with the terms and provisions of the Transaction Documents, as amended. Assuming the Board of Directors and requisite number of shares of voting stock of SGI approve the Transaction Documents and the Transaction as provided in the preceding sentence, then the Board of Directors of SGI will cause the Board of Directors and the sole corporate shareholders of the other parties comprising Sellers to likewise approve the execution and delivery by each such party of the Transaction Documents, and any amendments thereto subsequently approved by the President of such party, and the consummation of the Transaction in accordance with the terms and provisions of
the Transaction Documents, as amended.   If the foregoing described approvals
are not obtained by the Sellers' Approval Date, then this Agreement shall be deemed terminated and no party hereto shall have any further obligation to any other party hereto. If the foregoing described approvals are obtained on or prior to the Sellers' Approval Date, then the President of SGI shall within 2 Business Days send written notice (the "Sellers' Approval Notice") to the Buyer stating that all necessary board of directors' and shareholders' approvals as contemplated by this provision have been validly obtained. Immediately and automatically upon the Buyer's receipt of the Sellers' Approval Notice this Agreement shall be deemed fully executed and delivered by and among the parties hereto. The later to occur of (i) the date on which the Buyer receives the Sellers' Approval Notice and (ii) March 3, 1998, shall be referred to herein as the "Go Ahead Date". If the Go Ahead Date shall not have occurred by March 18, 1998, then this Agreement shall be deemed terminated and no party hereto shall have any further obligation to any other party hereto.

Asset Purchase Agreement              Sunburst/SunGroup                Page 44

     (r) As of the date of this Agreement, RSGT's rights to KTAB-TV's tower site for use as KEAN-FM's main transmitter site are verbal and on a month-to-month basis. Buyer has no present intention to acquire the Station Assets of KEAN-FM if a long term solution (of no less than 10 years) on terms satisfactory to the Buyer in its sole discretion (referred to as the "KEAN-FM Transmitter Site Solution") is not obtained by the time of Closing. Sellers agree to use their best faith efforts prior to Closing to obtain a KEAN-FM Transmitter Site Solution at Sellers' sole cost and expense.

     (s) Sellers agree to remediate at their sole cost and expense prior to Closing and in accordance with all Applicable Law any Environmental Violation on any Subject Real Property owned or occupied by any of the Sellers; and if the Sellers shall fail to remediate same, then Buyer shall have the right to refuse to accept the affected Subject Real Property and proceed to Closing without accepting or assuming the Sellers' rights and obligations with respect thereto whether the Subject Real Property is owned or leased by Sellers.

     Section 23.  Conditions Precedent to Obligations of Buyer.   All
obligations of Buyer under this Agreement are subject to the fulfillment at or prior to Closing of each of the following conditions unless waived in writing by Buyer. If Buyer shall elect not to close because of the failure of any of the following conditions which Buyer will not waive in writing, then Buyer shall have the option (i) to cancel this Agreement and be entitled to the immediate return of the Escrow Letter of Credit or (ii) postpone Closing until such time as such condition has either been met or waived. The conditions precedent are as follows:

     (a) Sellers' representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects; provided that any representation or warranty of Sellers contained herein that is already qualified by a materiality standard or a Material Adverse Event qualification shall not be compounded again by this Section for materiality.

     (b) Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

     (c) Buyer shall have been furnished with a certificate of the Sellers dated the Closing Date

Asset Purchase Agreement              Sunburst/SunGroup                Page 45
certifying the fulfillment of the foregoing two conditions.

     (d) Buyer shall not have discovered any material adverse error, misstatement, or omission in Sellers' representations and warranties made in this Agreement that have not been cured by the time of Closing.

     (e) Buyer and Senior Lender shall have been furnished with a written legal opinion, dated the Closing Date, of Sellers' legal counsel, Boult Cummings Conners & Berry PLC, opining as to such matters and in such form and substance as the Buyer and Senior Lender shall reasonably request, including, but not limited to:

     (1) The execution, delivery and performance of the Transaction Documents by Sellers has been duly authorized and approved by all requisite actions and proceedings.

     (2) The Transaction Documents have been duly executed and delivered by Sellers and constitutes the valid, binding and enforceable obligation of Sellers in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity.

     (3) All other actions and proceedings required by law or the Transaction Documents to be taken by Sellers at or prior to the Closing in connection with the Transaction Documents and the Transaction been duly and validly taken.

     (4) Except as may be specified by such counsel, he does not know of any litigation, proceeding or government investigation pending or threatened against or relating to Sellers, the Assets, the Station, or to the Transaction, and any legal impediment to the continued operation of the Stations in the ordinary course.

     (5) That based upon the results of complete and adequate lien and title searches conducted

Asset Purchase Agreement              Sunburst/SunGroup                Page 46
     at the direction of such counsel, such counsel knows of no creditor, claimant or other person claiming any interest or making any demand against the Stations or any of the Assets that will not be released at Closing.

The foregoing legal opinion shall not be limited to the laws of any one jurisdiction and shall cover the laws of the jurisdictions of Texas, Tennessee, New Mexico and Louisiana, as applicable to the subject matter of the particular opinion; and for these purposes Sellers' legal counsel may rely upon the opinions of reputable legal counsel licensed to practice laws in those jurisdictions as to the portions of the opinion peculiar to those jurisdictions. Additionally, each Permitted Assignee and its Senior Lender shall also be entitled to receive a legal opinion as described in this item (e), but only as may be related to the Station Assets being acquired by such Permitted Assignee and the Transaction Documents to which such Permitted Assignee is a party.

     (f) Buyer and Senior Lender shall have been furnished with a written legal opinion, dated the Closing Date, in form and substance reasonably acceptable to Buyer and Senior Lender, of competent and reputable FCC legal counsel who is reasonably acceptable to Buyer and Senior Lender, opining as to such matters as the Buyer and Senior Lender shall reasonably request, including, but not limited to:

     (1) The execution and delivery of the Agreement, and the performance by the Sellers of their obligations in accordance with the Agreement will not violate the Communications Act of 1934 or the rules and regulations of the FCC.

     (2) Exhibit "A" to the legal opinion completely lists all of the licenses, permits and authorizations granted by the FCC to Sellers (collectively, the "FCC Licenses") in connection with the ownership and operation of the Station. The FCC Licenses are in full force and effect and, to such counsel's knowledge, constitute the only licenses, permits, and authorizations of the FCC required for the present broadcast operations of the Station. The FCC Licenses for each Station are issued in the name of and validly held by one of the Sellers. The FCC Licenses

Asset Purchase Agreement              Sunburst/SunGroup                Page 47
     are not subject to any conditions outside the ordinary course.

     (3) The most recent renewal of the FCC Licenses has been granted by the FCC in the ordinary course.

     (4) The FCC has granted its consent to the assignment of the FCC Licenses to Buyer without the imposition of conditions outside the ordinary course and such FCC consent is in full force and effect and has become final.

     (5) There is no judgment, decree, or order that has been issued by the FCC against Sellers or concerning the Station or the FCC Licenses, other than FCC orders affecting the radio station industry in general. There is no action, proceeding, investigation, notice of apparent liability or order of forfeiture pending or outstanding or, to such counsel's knowledge, threatened by the FCC against Sellers or concerning the Station or the FCC Licenses.

     (6) After such counsel's review of the records on file with the FCC, and to the best of such counsel's knowledge, there is no complaint or proceeding pending before the FCC relating to actions by (or omissions of) Sellers as a result of which an investigation, notice of apparent liability, order of forfeiture or other FCC order or decision could issue from the FCC affecting the right of Sellers to hold any of the FCC Licenses or to operate the Station.

     (7) There has been filed with the FCC with respect to the Station by the Sellers all material reports, applications, documents, instruments and information required to be filed by such licensee under the published rules and regulations of the FCC.

Additionally, each Permitted Assignee and its Senior Lender shall also be entitled to receive a legal opinion as described in this item (f), but only as may be related to the FCC Licenses being acquired by such Permitted Assignee.

Asset Purchase Agreement              Sunburst/SunGroup                Page 48

     (g) Sellers will have obtained and delivered to Buyer the results of complete and adequate lien searches (effective to within a reasonable date prior to Closing, but not to exceed 30 days prior to Closing) conducted by a reputable private research firm acceptable to Buyer which results demonstrate that no financing statements, judgment liens and tax liens (federal, state and local) are filed of record with respect to any of the Assets except for those which will be released at Closing.

     (h) Buyer will have received (i) from each lessor under each Ground Leased Real Property and Leased Real Property and from the other party to each material Contract listed on SCHEDULE 17(FF) a letter confirming that to the knowledge of the lessor there are no material defaults or other adverse conditions existing under such Lease and such other matters as Buyer may reasonably require and (ii) from each and every third party who is a party to any Contract that Buyer will assume at Closing a letter consenting to the assignment of such Contract to the extent consent is required under the terms of such Contract or in accordance with applicable law.

     (i) There shall not be in effect any temporary restraining order, preliminary or permanent injunction, or other order, decree or administrative ruling issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transaction.

     (j) No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the Transaction illegal.

     (k) There shall not exist any Environmental Violation at any parcel of the Subject Real Property or on any Leased Real Property.

     (l) All other conditions to Buyer's obligation to close as set forth in this Agreement have been either satisfied in all material respects or waived by Buyer.

     (m) A Material Adverse Event shall not have occurred prior to Closing; however if a Material Adverse Event shall have occurred prior to Closing, the adverse effects thereof shall have been removed, remedied or rectified to the satisfaction of the Buyer prior to Closing.

Asset Purchase Agreement              Sunburst/SunGroup                Page 49

     (n) Sellers shall have timely delivered to Buyer all Monthly Cash Reports, Annual Financial Statements and Monthly Financial Statements as required by Section 17(d), (e-1) and (e-2).

     (o)    Final FCC Consent has been obtained.

     (p)    Sellers shall have obtained a KEAN-FM Transmitter Site Solution.

     (q) Sellers shall have remediated in accordance with all Applicable Law, and at their sole cost and expense, all Environmental Violations which exist at all facilities of all Stations including, but not limited to, the presence of PCB's at any transmitter site.

     (r) Senior Lender shall have received from the Lessors or Landlords of all Ground Leased Real Property and Leased Real Property such agreements containing such terms and provisions as Senior Lender shall normally require such as, but not limited to, subordination of liens, rights of access, cure and notice (it is understood that the Sellers shall have no obligation under this Agreement to insure that such Lessors and Landlords will execute and deliver such agreements to Senior Lender).

     Section 24.  Conditions Precedent to Obligations of Sellers.   All
obligations of Sellers under this Agreement are subject to the fulfillment at or prior to Closing of each of the following conditions (unless waived in writing by Seller):

     (a) Buyer's warranties and representations contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects; provided that any representation or warranty of Buyer contained herein that is already qualified by a materiality standard or a Material Adverse Event qualification shall not be compounded again by this Section for materiality.

     (b) Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at Closing.

     (c) Sellers shall have been furnished with a Certificate of appropriate officers of the General Partner of Buyer (or in the case of a Permitted Assignee, that certificate which would be applicable to the form of organization of the Permitted Assignee), dated the

Asset Purchase Agreement              Sunburst/SunGroup                Page 50

Closing Date, certifying the fulfillment of the foregoing two conditions.

     (d) Sellers shall have not discovered any material adverse error, misstatement or omission in Buyer's warranties and representations made in this Agreement which have not been cured by the time of Closing.

     (e) Sellers shall have been furnished with an opinion, dated the Closing Date, of Winstead Sechrest & Minick P.C., counsel for Buyer, (or in the case of a Permitted Assignee, legal counsel, reasonably acceptable to Sellers, for the Permitted Assignee) substantially to the effect that:

     (1) The execution, delivery and performance of the Transaction Documents by Buyer (or in the case of a Permitted Assignee, those Transaction Documents to which such Permitted Assignee is a party) has been duly authorized and approved by all requisite actions and proceedings.

     (2) The Transaction Documents (or in the case of a Permitted Assignee, those Transaction Documents to which such Permitted Assignee is a party) have been duly executed and delivered by Buyer and constitutes the valid, binding and enforceable obligations of Buyer in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity regardless of whether enforcement is sought in a proceeding at law or in equity.

     (3) All other actions and proceedings required by law or the Transaction Documents (or in the case of a Permitted Assignee, those Transaction Documents to which such Permitted Assignee is a party) to be taken by Buyer at or prior to the Closing in connection with the Transaction Documents and the Transaction been duly and validly taken.

Asset Purchase Agreement              Sunburst/SunGroup                Page 51

     (4) Except as may be specified by such counsel, he does not know of any litigation, proceeding or government investigation pending or threatened against or relating to Buyer or to the Transaction.

Additionally, reputable legal counsel for each Permitted Assignee, shall also deliver to Sellers a legal opinion as described in this item (e), but only as may be related to the Station Assets being acquired by such Permitted Assignee and the Transaction Documents to which such Permitted Assignee is a party.

     (f) There shall not be in effect any temporary restraining order, preliminary or permanent injunction, or other order, decree or administrative ruling issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transaction.

     (g) No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the Transaction illegal.

     Section 25.  Closing.

     (a) The consummation of the Transaction (the "Closing") shall take place at the offices of Sunburst Media, LP in Dallas, Texas within ten (10) business days following (i) Final FCC Consent or (ii) Buyer's waiver of Final FCC Consent after Initial FCC Consent unless Sellers shall have some reason to believe that a petition or motion for review or reconsideration of the Initial FCC Consent may be filed by some third party, in which case the parties shall wait for Final FCC Consent. If Final FCC Consent shall have been obtained (or waived as provided in the preceding sentence), but not all of the other conditions precedent to the obligations of Buyer to close as set forth in Section 23 hereof have been satisfied or if a Material Adverse Event shall have occurred prior to Closing and the adverse effects thereof shall not have been removed, remedied or rectified to the satisfaction of the Buyer prior to Closing, then, in any such case, Buyer at its option may extend (and re-extend) the time for Closing in order for such unsatisfied conditions to be satisfied. If Final FCC Consent shall have been obtained, but not all of the other conditions precedent to the obligations of Sellers to close as set forth in Section 24 hereof have been satisfied, then Sellers at their option may extend (and re-extend) the time for Closing in order for such unsatisfied conditions to be satisfied. As used in this Agreement, the term "Closing Date" means the date on which Closing takes place. If the Closing shall not have occurred by the first anniversary of the Go

Asset Purchase Agreement              Sunburst/SunGroup                Page 52

Ahead Date, then, subject to any applicable postponement provided for in Section 20 and subsections (b) and (c) of this Section, this Agreement shall be terminable by either Buyer (assuming Buyer is not in default under this Agreement) or Sellers (assuming Sellers are not in default under this Agreement) upon written notice to the other.

     (b) If a Trading Event, Banking Event or Station Event shall occur, then the following provisions shall control the timing of the Closing. If the Cessation Date is less than 60 days after the Event Date, then Buyer may in its discretion extend the Closing to a date specified by the Buyer that is not later than 30 days after the Cessation Date. If the Cessation Date is more than 60 days, but less than 90, days after the Event Date, Buyer shall in its discretion elect on the first to occur of (i) the 10th Business Day after the Cessation Date or (ii) the 90th day after the Event Date (the "Election Date") to either
(1) close the transactions contemplated by this Agreement on the later to occur of the 10th Business Day after the Election Date or the 90th day after the Event Date or (2) terminate this Agreement. If the Cessation Date has not occurred by the 90th day after the Event Date, then on the 90th day after the Event Date Buyer, in its discretion, shall elect to close the transactions contemplated by this Agreement on the fifth Business Day after the 90th day or terminate this Agreement. If the 90th day shall not occur on a Business Day, then the next Business Day shall be deemed the 90th day.

     (c) If a Conflict Event shall occur, then Buyer, in its discretion, may extend the Closing to a date specified by the Buyer not to exceed 90 days after the Event Date.

     (d) If necessary to comply with FCC rules the parties agree to file with the FCC (and diligently prosecute) whatever motions, requests or other matters as are necessary to extend (and re-extend) any closing deadlines imposed by the FCC until such time as all of the conditions to Closing as set forth herein have been met.

     Section 26.  Documents To Be Delivered by Sellers at Closing.   At the
Closing Sellers shall make the following deliveries to Buyer:

     (a)    Sellers' bring down certificate required by Section 23(c);

     (b)    Results of the lien searches (described in Section 23(g);

     (c)    Opinion of Sellers' legal counsel as required by Section 23(e);

     (d)    Opinion of Sellers' FCC legal counsel as required by Section 23(f);

Asset Purchase Agreement              Sunburst/SunGroup                Page 53

     (e) Certificates of Existence and Good Standing for each of the Sellers issued by the appropriate Governmental Entities of their respective states of incorporation and by the appropriate Governmental Entities of the respective states in which they are authorized to conduct business;

     (f) Certified copies of the resolutions of the Board of Directors and shareholders of each of the parties comprising the Sellers authorizing the execution, delivery and performance of the Transaction Documents by the Sellers;

     (g) Bill of Sale and Assignment of Interest and Assumption in the form attached hereto as EXHIBIT 26(G) (as to the conveyance of Assets);

     (h)    Special Warranty Deeds to all Owned Real Property;

     (i)    Separate recordable Assignments to all Ground Leased Real Property;

     (j)    Separate Assignments to all Leased Real Property;

     (k)    Indemnification Escrow Agreement;

     (l)    Consulting Agreements;

     (m)    The payment required by Section 13(c);

     (n)    Any items regarding the Subject Real Property which are required by
Section 16;

     (o)    The Release from CONSECO as described in SCHEDULE 17; and

     (p)    Any other items required by this Agreement.

     Section 27.  Documents To Be Delivered by Buyer at Closing.

At the Closing Buyer shall make the following deliveries to Seller:

     (a)    Payment of the Purchase Price as described in Section 11;

     (b)    Buyer's bring down certificate required by Section 24(c);

     (c) Certificate of Existence and Good Standing for Buyer issued by the state of its incorporation or organization;

     (d) Certificate of Authority and Good Standing for Buyer issued by the States of Texas, Louisiana and New Mexico, as applicable;

Asset Purchase Agreement              Sunburst/SunGroup                Page 54

     (e)    Opinion of Buyer's legal counsel as required by Section 24(e);

     (f) Certified copy of the resolutions of the Board of Directors of the General Partner of the Buyer (or in the case of a Permitted Assignee, those resolutions which are applicable to the form of organization applicable to the Permitted Assignee) authorizing the execution, delivery and performance of the Transaction Documents (or in the case of a Permitted Assignee, those Transaction Documents to which such Permitted Assignee is a party) by the Buyer;

     (g) Bill of Sale and Assignment of Interest and Assumption in the form attached hereto as EXHIBIT 26(G) (as to the assumption); and

     (h)    Indemnification Escrow Agreement; and

     (i)    Any other items required by this Agreement.

     Section 28.  Rights and Remedies If Closing Shall Not Occur.

     (a) If (1) the Closing shall not take place due to either (i) the FCC refusing to consent to the assignment and change of control or (ii) the FCC consenting to the assignment and change of control, but in Buyer's reasonable opinion, with condition(s) materially adverse to Buyer, and (2) both Sellers and Buyer shall have timely and fully met their obligations with respect to the filing and prosecution of the FCC Applications as set forth in Section 14, then
(x) this Agreement shall terminate, (y) there shall be no liability of any party hereto to any other party hereto as a result of such termination notwithstanding any breach or alleged breach of other provisions of this Agreement by any party that are not related to the filing and prosecution of the FCC Applications and
(z) the Escrow Letter of Credit shall be returned to Buyer.

     (b) If the Transaction is otherwise ready to close in accordance with the terms of this Agreement and all the conditions precedent to Buyer's obligation to close as set forth in this Agreement have been met and Buyer wrongfully fails to deliver the Purchase Price to Sellers at Closing, then Sellers shall thereby take, as their liquidated damages and as their sole and exclusive remedy, the Escrow Letter of Credit; provided that if either (i) the Buyer wrongfully fails to deliver written instructions to the Escrow Agent to deliver the Escrow Letter of Credit to the Sellers and the Escrow Letter of Credit is not delivered to Sellers or (ii) the Buyer wrongfully disputes the obligation of the issuer of the Escrow Letter of Credit to honor draws made thereunder by Sellers, then the Sellers shall not be restricted to the Escrow Letter of

Asset Purchase Agreement              Sunburst/SunGroup                Page 55

Credit as their liquidated damages and as their sole and exclusive remedy; provided that the Buyer's failure to deliver written instructions or the Buyer's dispute of the issuer's obligation shall not be considered wrongful for purposes hereof unless such actions are determined in a finding of the arbitrators or a court of competent jurisdiction to have been taken by Buyer in bad faith. Upon Buyer's delivery of written instructions to the Escrow Agent to deliver the Escrow Letter of Credit to the Sellers, Buyer shall have no further liability to Sellers with respect to the Transaction Documents, this Agreement and the Transaction and Sellers shall have no further rights or remedies against Buyer at law or equity. TO AVOID ANY CONFUSION AND TO REMOVE ANY DOUBT, THIS PROVISION CONTAINED IN THIS SUB-SECTION (B) DESCRIBES THE ONE AND ONLY CIRCUMSTANCE CONTAINED IN ANY AND ALL AGREEMENTS BY AND AMONG THE PARTIES HERETO UNDER WHICH THE SELLERS SHALL BE ENTITLED TO THE ESCROW LETTER OF CREDIT. IN ALL OTHER SITUATIONS THE BUYER SHALL BE ENTITLED TO THE RETURN OF THE ESCROW DEPOSIT UPON THE CLOSING OF THE TRANSACTION OR TERMINATION OF THIS AGREEMENT WITHOUT A CLOSING HAVING TAKEN PLACE.

     (c) If the Transaction is otherwise ready to close in accordance with the terms of this Agreement and all the conditions precedent to Sellers' obligation to close have been met in accordance with the terms of this Agreement and Sellers fail to deliver the Assets to Buyer at Closing, then (i) Buyer may pursue its remedy of specific performance as set forth in Section 29 and may also take such other actions and seek such other remedies and relief as Buyer shall be entitled under all applicable law and (ii) regardless of the remedy or relief sought by Buyer, if Buyer so elects, Buyer shall be entitled to a return of the Escrow Letter of Credit. If (i) the Transaction shall not be close, or can not close on the terms set forth in this Agreement, due to the breach by the Sellers of any of Sellers' material warranties, representations, agreements and covenants contained in this Agreement, (ii) such breach can not be cured by the Sellers during the time periods permitted by this Agreement or as may be extended by Buyer acting in good faith and (iii) Buyer does not elect to postpone Closing as permitted by this Agreement, then Buyer shall have the right to terminate this Agreement without liability to the Sellers and without prejudice to, or diminution of, Buyer's rights and remedies for such breach under applicable law.

     Section 29.  Specific Performance Granted to Buyer.   Sellers and Buyer
hereby stipulate that each of the Stations is a unique property licensed to operate by the FCC on one of a limited number of channels servicing its respective city of license. Therefore, the remedy of specific performance of Sellers' obligations under this Agreement is hereby expressly granted to Buyer by Sellers. If the Transaction is otherwise ready to close in accordance with the terms of this Agreement and all the conditions precedent to Sellers' obligation to close have been met in accordance with the

Asset Purchase Agreement              Sunburst/SunGroup                Page 56
terms of this Agreement and Sellers shall fail or refuse to close the Transaction, then Buyer shall have the right to bring an action in a court of proper jurisdiction or to institute arbitration proceedings to compel Sellers to specifically perform the Transaction in accordance with the terms set forth in this Agreement. Nothing herein shall preclude Buyer from exercising any other rights or remedies that it may have under applicable law.

     Section 30.  Further Assurances.   From time to time on or after Closing,
at the request of Buyer, and without further consideration, Sellers and their respective successors and assigns will execute and deliver such instruments of conveyance and transfer as Buyer may reasonably request to more effectively convey, transfer to and vest in Buyer, and to more effectively put Buyer in ownership, possession or control of each of the Stations and all of the Assets.

     Section 31.  Indemnification by Sellers.   Without in any way limiting the
warranties, representations or agreements contained herein, or the rights or remedies available to Buyer for the breach thereof, Sellers hereby, jointly and severally, agree to indemnify and hold Buyer, and its successors and assigns, free and harmless from and against, and to fully reimburse and compensate Buyer for, as the case may be, any and all loss, liability, damage or expense (including reasonable attorneys' fees) arising from (i) the breach of any representations, warranties, agreements and covenants made in any of the Transaction Documents by Sellers to Buyer, (ii) the operations of all of the Stations prior to the Closing and (iii) any Environmental Violation existing on the date hereof or at the Closing; provided that with respect to Environmental Violations the Buyer must make written claim to the Sellers no later than the second (2nd) anniversary of Closing. This Section will apply to claims of indemnification made against Sellers by Buyer based upon claims made against Buyer by third parties. This Section will also apply to claims made by Buyer directly against Sellers not involving any third party claim against Buyer.

     Section 32.  Indemnification by Buyer.   Without in any way limiting the
warranties, representations or agreements contained herein, or the rights or remedies available to Sellers for the breach thereof, Buyer hereby agrees to indemnify and hold Sellers, and their respective successors and assigns, free and harmless from and against, and to fully reimburse and compensate Sellers for any and all loss, liability, damage or expense (including reasonable attorneys' fees) arising from (i) the breach of any representations, warranties, agreements and covenants made in any of the Transaction Documents by Buyer to Sellers and
(ii) the operations of the Stations after Closing. This Section will apply to claims of indemnification made against Buyer by Sellers based upon claims made against Sellers by third parties. This Section

Asset Purchase Agreement              Sunburst/SunGroup                Page 57
will also apply to claims made by Sellers directly against Buyer not involving any third party claim against Sellers.

     Section 33.  Third Party Claims.   In the event of third party claims
giving rise to a claim for indemnification under this Agreement, then the party seeking indemnification ("Indemnified Party") shall notify the other party ("Indemnifying Party") in writing as soon as practicable but in no event later than thirty (30) days after receipt of such claims. The Indemnified Party's failure to give thirty (30) day's notice shall not preclude it from seeking indemnification hereunder unless such failure has materially prejudiced the Indemnifying Party's ability to defend such a claim. The Indemnifying Party shall promptly defend such claim by counsel of its own choosing. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of such claim. The Indemnifying Party shall copy the Indemnified Party with all correspondence, pleadings, memorandum and other such matters and otherwise keep the Indemnified Party fully informed regarding the defense of such claim. The Indemnifying Party may settle the claim on such terms as the Indemnifying Party and the claimant may agree with the Indemnifying Party being responsible for all costs and expenses of such settlement; provided that (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise or settle such claim against it, (ii) if the facts giving rise to indemnification hereunder shall involve a possible claim by the Indemnified Party against a third party, the Indemnified Party shall have the right, at its own cost and expense, to undertake the prosecution, compromise and settlement of such claim; and (iii) the Indemnifying Party will not, without the Indemnified Party's written consent, settle or compromise any claim or consent to any entry of judgment (a) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect to such claim and (b) which includes any provision which requires the Indemnified Party to pay any money or render any other performance. If the Indemnifying Party within reasonable time after notice of a claim fails to defend the Indemnified Party, then the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party.

     Section 34. Indemnification Escrow Agreement. Attached hereto as EXHIBIT 34 is the Indemnification Escrow Agreement which the Sellers and Buyer will enter into at Closing. At the Closing the Buyer will, on behalf of the Sellers, deliver to the Indemnity Escrow Agent the Holdback Amount which the Indemnity Escrow Agent will hold, administer and distribute pursuant to the terms and conditions of the Indemnification Escrow Agreement. Sellers hereby covenant and agree that at any time Sellers are or shall become

Asset Purchase Agreement              Sunburst/SunGroup                Page 58
obligated to indemnify the Buyer under the any of the terms of the Transaction Documents, including Section 31 of this Agreement, then Sellers shall, at Buyer's request, execute and deliver to the Indemnity Escrow Agent written instructions to release to the Buyer that portion of the Holdback Amount as is necessary to indemnify the Buyer.

     Section 35.  Expenses of Transaction.   The parties shall be obligated for
their own respective costs and expenses related to this Agreement and the transactions hereunder, and no party shall be obligated for such costs and expenses of any other party. Each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of the FCC Applications; provided that, all fees paid to the FCC in connection with the assignment of the FCC Licenses from Sellers to Buyer will be borne equally by Sellers, on the one hand, and Buyer, on the other hand. In the event that either Sellers or Buyer shall pay more than 50% of said FCC fees, then the other party shall reimburse the paying party for the excess amount over 50% promptly after written request therefor.

     Section 36.  Brokers.   The sole and exclusive broker on the Transaction is
William R. Rice Co. ("Rice") pursuant to an agreement by and between Rice and Sunburst Media, LP (the "Broker Agreement"). Subject to and conditioned upon the consummation of the Transaction, the Buyer agrees to pay to Rice a brokerage fee pursuant to the Brokerage Agreement in the following manner: (i) Buyer shall pay Rice $162,000 at Closing and (ii) Buyer shall pay Rice $7,625 per month (without interest) for 24 months commencing one month after the Closing Date and continuing thereafter on the same day of each succeeding month until all $7,625 monthly payments have been made. Sellers agree that they will indemnify the Buyer from and against all claims and demands made by any broker claiming by, through or under any of the Sellers.

     Section 37.  Publicity.   Sellers and Buyer shall consult with each other
in good faith with regard to all press releases and other publicity issued at or prior to the Closing concerning this Agreement or the Transaction and, except as may be required by applicable laws or the applicable rules and regulations of any Governmental Entity or in connection with the matters described in Section 22(q), neither Buyer nor Sellers shall issue any such press release or other publicity concerning these matters without the prior written consent of the other party.

     Section 38.  Notices.   All notices or other communications ("notices")
required or permitted by this Agreement shall be sufficiently given if in writing and (i) personally delivered, by any courier service such as Federal Express, (ii) mailed by registered or certified mail, return receipt requested, first class postage prepaid, or (iii) sent by facsimile transmission (FAX) with

Asset Purchase Agreement              Sunburst/SunGroup                Page 59
an accompanying telephone call to the person being noticed. All notices shall be deemed to have been given either (a) if personally delivered, then at the time of actual delivery thereof to any person entitled to receive such notice or officer or employee thereof, (b) if mailed, then at the completion of the fifth
(5th) full calendar day following the mailing thereof or (c) if faxed, then upon the successful completion of the FAX transmission and the accompanying telephone call. For purposes of this Agreement, the following addresses and telephone and FAX numbers shall be used:

     Any or all of the parties comprising Sellers, c/o SunGroup, Inc., 2201 Cantu Court, Suite 102-A, Sarasota, Florida 34212; telephone 941-377-6710; FAX 941-378-5449.

     With a copy to: Mr. Charles Sanger, Boult, Cummings, Conners & Berry, 414 Union Street, Suite 1200, Nashville, Tennessee 37219; telephone 615-252-2331; FAX 615-252-6331.

     Sunburst Media, LP, 1350 One Galleria Tower, 13355 Noel Road, Dallas, Texas 75240, Attention: Mr. John M. Borders; telephone 972-702-7371; FAX 972-503-2183.

     With a copy to: Mr. Robert Stanton, Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270; telephone 214-745-5159; FAX 214-745-5390.

Any of the above addresses and numbers may be changed by written notice delivered to the other parties in the same manner as described in this Section. If any notification, communication or action is required or permitted to be given or taken within a certain period of time and the last date for doing so falls on a day that is not a Business Day, then the last day for such notification, communication or action shall be extended to the first date thereafter that is a Business Day.

     Section 39.  Provisions Regarding Assignment.

     (a) The Sellers and the Buyer contemplate that the Buyer will either (i) assign its rights and delegate its duties under the Transaction Documents to purchase the Station Assets of one or more of the Stations or (ii) agree to make such an assignment and delegation immediately prior to or upon the Closing to one or more Persons (any one such Persons being referred to herein as a "Permitted Assignee").

     (b) At anytime during the five (5) Business Day period following the Go Ahead Date, the Buyer shall have the right and authority (A) (i) to assign (a) the rights to purchase at Closing the Station Assets of one or more of the Stations, (b) the full

Asset Purchase Agreement              Sunburst/SunGroup                Page 60
benefit of the warranties, representations, covenants and agreements made by Sellers with respect to such Station Assets and (c) the other rights, privileges and remedies of the Buyer arising under the Transaction Documents as to such Station Assets and (ii) to delegate the associated liabilities, duties and obligations of the Buyer arising under the Transaction Documents as to the particular Station Assets and/or (B) to agree to make such assignment and delegation described in (A) immediately prior to or upon the Closing. The Buyer shall notify the Sellers of all such assignments and delegations, or agreements to make such assignments and delegations, to Permitted Assignees.

     (c) Such assignment and delegation shall be upon such terms, provisions and conditions as the Buyer and the Permitted Assignee shall agree up to the same and full extent as though the Sellers and the Permitted Assignee had entered into a separate written agreement as to the particular Station Assets on the same terms and conditions as set forth herein; except that the amounts of the Purchase Price and the Holdback Amount may be allocated between Sunburst Media, LP and the Permitted Assignee as they shall agree between themselves. Furthermore, the Sellers shall not be a third party beneficiary of any agreement of Buyer to make such an assignment and delegation to a Permitted Assignee; provided that immediately prior to or upon the Closing at which time the assignment and delegation will become effective, the Sellers and the Permitted Assignee will be deemed to be in a direct contractual relationship with each other under this Agreement and the other Transaction Documents, but only as the terms and provisions of this Agreement and the other Transaction Documents relate or pertain to the Station Assets being acquired by such Permitted Assignee.

     (d) Without limiting the provisions of subsections (a), (b) and (c) of this Section, the effects of any such assignment and delegation to a Permitted Assignee will include the following: (1) except as provided in any written assignment agreement(s) which effects the assignment and delegation, the Permitted Assignee will become, as to the applicable Station Assets, the Buyer for all purposes of this Agreement and the other applicable Transaction Documents related to those Station Assets, (2) as determined by Buyer at or prior to the time of filing the FCC Applications either (i) the FCC Form 314 Application for the applicable FCC Licenses will reflect the Permitted Assignee as the assignee of such FCC Licenses directly from the applicable Seller or (ii) the FCC Form 314 Application for such FCC Licenses will reflect the Buyer as the assignee of such FCC Licenses directly from the applicable Seller and there will be filed simultaneously with the FCC a second FCC Form 314 Application showing the Buyer as the assignor and the Permitted Assignee as the assignee of such FCC Licenses, (3) the Sellers will deliver at Closing to such Permitted Assignee, as the Buyer of the applicable Station Assets, all the items described in Section 26, insofar as such items relate to the sale of the

Asset Purchase Agreement              Sunburst/SunGroup                Page 61
applicable Station Assets to the Permitted Assignee, including separate legal opinions and a separate Indemnification Escrow Agreement between Sellers and the Permitted Assignee pursuant to which the Indemnity Escrow Agent will hold a portion of the Holdback Amount and (4) the Permitted Assignee, as the Buyer of the applicable Station Assets, will deliver at Closing to the Sellers all the items described in Section 27, insofar as such items relate to the purchase of the applicable Station Assets from the Sellers including the legal opinion and the counterpart to the Indemnification Escrow Agreement referred to in the preceding item.

     (e) Notwithstanding the preceding subparagraphs of this Section, regardless of any such assignment and delegation from Sunburst Media, LP to any Permitted Assignee, (i) as between the Sellers and Sunburst Media, LP, Sunburst Media, LP shall remain liable, to the exclusion of any Permitted Assignee, for all of the obligations arising on or prior to Closing of the Buyer as set forth in this Agreement, (ii) if the Transaction shall not close for any reason Sellers shall have no claims or demands against any Permitted Assignee, (iii) there shall be only one Escrow Agreement between Sellers and Sunburst Media, LP pursuant to which the Escrow Agent shall hold only one Escrow Letter of Credit in the amount of $1,200,000, (iv) the sale of all of the Stations will be closed simultaneously on the Closing Date and (v) prior to Closing the Sellers shall only be required to send notices required hereunder and supply reports, financial and other information required hereunder only to Sunburst Media, LP who shall be responsible to forward, as applicable, such notices and information to the Permitted Assignees.

     (f) Upon advance written notice to Sellers containing an identification of the lender and a statement that the lender is providing funds to the Buyer to consummate the Transaction, Buyer may make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer to consummate the Transaction. Sellers shall execute an acknowledgment of such collateral assignments in such form as Buyer's institutional lenders may reasonably request; provided, however, that unless and until written notice is given to Sellers that any such collateral assignment has been foreclosed upon, Sellers shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other Transaction Documents.

     (g) Except as provided in the preceding provisions of this Section, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise.

     Section 40.  Buyer's Consent.   Sellers and Buyer agree that whenever any
event, condition or transaction occurs or has occurred

Asset Purchase Agreement              Sunburst/SunGroup                Page 62
of which Sellers are required to give notice to Buyer pursuant to this Agreement, that the consent of Buyer thereto shall not be deemed an assumption of any liability, responsibility or duty relating the subject matter of the consent unless Buyer expressly agrees to an assumption at that time. Furthermore, Buyer will not be deemed to have consented to any event, condition or transaction unless such consent shall be in writing.

     Section 41.  Attorneys' Fees.   If any party to this Agreement shall ever
be required to file a law suit or institute other legal action against any other party hereto based upon this Agreement, any of the other Transaction Documents or the Transaction, then the prevailing party shall be entitled to recover reasonable attorney's fees and court costs incurred with respect to such law suit or other legal action from the non-prevailing party.

     Section 42.  Construction.   The section headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules and Exhibits attached hereto are hereby incorporated herein for all purposes.

     Section 43.  Parties in Interest.   This Agreement shall inure to the
benefit of and be binding upon the parties named herein and their respective successors and assigns. No term or provision of this Agreement is intended to confer, or confers, upon any person not a party to this Agreement any rights or remedies under or by reason of this Agreement. THERE ARE NO THIRD PARTY BENEFICIARIES OF THIS AGREEMENT.

     Section 44.  Arbitration.   Any controversy, dispute or claim arising out
of or in connection with or relating to this Agreement, the Transaction and any document and instrument delivered in connection therewith (the "Transaction Documents") or the breach, termination or validity thereof or any transaction contemplated hereby or thereby (any such controversy, dispute or claim being referred to as a "Dispute") shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the "AAA Rules") of the American Arbitration Association (the "AAA"). There shall be a panel of three arbitrators which shall be constituted pursuant to AAA procedure within fifteen (15) business days of receipt of the demand for arbitration by the respondent(s) in any such proceeding. Each of the arbitrators shall be an attorney with no less than fifteen (15) years' experience in the practice of business law (preferably with experience in the acquisition and financing of communications businesses). The situs for an arbitration pursuant to this Section shall be Dallas, Texas. A final award shall be rendered as soon as reasonably possible and, in any event, within ninety (90) days of the filing with AAA any demand for arbitration; provided, however, that if the arbitrators determine by majority

Asset Purchase Agreement              Sunburst/SunGroup                Page 63
vote that fairness so requires, such ninety (90) day period may be extended by no more than sixty (60) additional days. The parties agree that the arbitrators shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement expedited procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration decision or award shall be reasoned and in writing. Judgment on the decision or award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof. Notwithstanding the provisions of this Section, any arbitration held pursuant to the provisions of this Section shall be governed by the Federal Arbitration Act. All arbitrations commenced pursuant to this Agreement shall be consolidated and heard by the initially constituted panel of arbitrators. The arbitrators are hereby authorized to allocate the attorney's fees and costs of arbitration between the parties based upon the arbitrators' assessment of the relative merits of the parties' positions, any other factors the arbitrators shall deem applicable and in the interest of achieving an equitable result.

     Section 45.  Governing Law.   THIS AGREEMENT SHALL BE GOVERNED BY,
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, AND ENFORCEABLE UNDER, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE IN TEXAS AND THAT ARE TO BE WHOLLY PERFORMED IN TEXAS WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF TEXAS.

     Section 46.  Consent to Jurisdiction.   EACH OF THE PARTIES TO THIS
AGREEMENT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURTS FOR THE STATE OF TEXAS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER OR IN CONNECTION WITH THE OTHER TRANSACTION DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD. EACH OF THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVES ANY AND ALL OBJECTIONS HE OR IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES TO THIS AGREEMENT CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED HEREIN.

     Section 47.  Waiver of Jury Trial.   WITHOUT LIMITATION OF THE PROVISIONS
OF SECTION 44, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER

Asset Purchase Agreement              Sunburst/SunGroup                Page 64

TRANSACTION DOCUMENTS OR OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH.

     Section 48.  Merger Clause.   This Agreement represents the entire
agreement of the parties hereto and supersedes all prior agreements, understandings, letters of intent and negotiations concerning the subject matter hereof. Furthermore, the Sellers have delivered to the Buyer a substantial amount of documents, data and other information ("Station Information") concerning the Stations. However, it is agreed and understood that any discrepancies or inconsistencies between such Station Information and the representations, warranties, covenants and agreements of the Sellers made herein, and the review of the Station Information by Buyer, shall not under any circumstances constitute an exception or limitation of any representation, warranty, covenant or agreement of the Sellers made herein; it being understood that all of the exceptions and limitations to the representations, warranties, covenants and agreements of the Sellers made herein have been specifically and expressly set forth in this Agreement (or the Schedules and Sub-Schedules attached hereto) and no where else, including, but not limited to, the Station Information.

     Section 49.  SGI as Agent For All Sellers.   SGBL, SGBNM, RSGBCS, RSGT,
ASI, ABI, BBCI, SMI, Arklatex and Alpha-Web hereby irrevocably designate and appoint SGI as their agent for any and all matters related to or arising out of the Transaction Documents and the Transaction and hereby authorize and instruct Buyer to deal with representatives of SGI for all such matters.

     Section 50.  No Reversionary Interest.   The parties expressly agree,
pursuant to Section 73.1150 of the FCC's rules, that Seller does not retain any right to reassignment of any of the FCC Licenses in the future, or to operate or use the facilities of the Stations for any period beyond the Closing Date.

     Section 51.  Counterparts.   This Agreement shall be executed in multiple
counterparts, each of which shall be deemed an original of this Agreement.

     Section 52.  References and Titles.   All references in this Agreement to
Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without

Asset Purchase Agreement              Sunburst/SunGroup                Page 65
limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

     Section 53.  Miscellaneous.   This Agreement shall not be amended  except
pursuant to a written instrument executed by all of the parties hereto. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which the Agreement is held invalid, shall not be affected thereby. No modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such modification or waiver is asserted, and no failure to exercise any right, power or privilege hereunder shall operate to restrict the exercise of the same right, power or privilege upon any other occasion or to restrict the exercise of any other right, power or privilege upon the same or any other occasion. The rights and remedies of the parties hereto are cumulative and are not exclusive of any right or remedies which they may otherwise have.


               [The rest of this page left blank intentionally.]

Asset Purchase Agreement              Sunburst/SunGroup                Page 66

     IN WITNESS WHEREOF, the undersigned parties have signed and delivered this Agreement as of the date and year first above written.


                                      SELLERS:

                                      SUNGROUP, INC.


                                      By:  JOHN W. BIDDINGER
                                         --------------------------
                                           John W. Biddinger
                                      Its: President


                                      RADIOSUNGROUP OF TEXAS, INC.


                                      By:  JOHN W. BIDDINGER
                                         --------------------------
                                           John W. Biddinger
                                      Its: President


                                      SUNGROUP BROADCASTING OF NEW
                                      MEXICO, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President


                                      SUNGROUP BROADCASTING OF
                                      LOUISIANA, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President

                                      RADIOSUNGROUP OF BRYAN/COLLEGE
                                      STATION, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President


Asset Purchase Agreement              Sunburst/SunGroup                Page 67

                                      BIG BASS CLASSICS, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President


                                      AIR SIGNS, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President


                                      ARKLATEX, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President


                                      ALPHA-WEB, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President


                                      SUN MANAGEMENT, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President



                                      ABILENE BROADCASTING, INC.


                                      By:  JOHN W. BIDDINGER
                                         ---------------------------
                                           John W. Biddinger
                                      Its: President


Asset Purchase Agreement              Sunburst/SunGroup                Page 68

                                      BUYER:

                                      SUNBURST MEDIA, LP

                                      By:  Sunburst Media Corporation
                                              Sole General Partner


                                      By:  JOHN M. BORDERS
                                         ---------------------------
                                           John M. Borders
                                      Its: President


Asset Purchase Agreement              Sunburst/SunGroup                Page 69

                                 SCHEDULE 1(A)
                       EXISTING LIENS AGAINST THE ASSETS

                                 UCC-1 Filings

Legend:

     FSB = First Savings Bank of Texas
     RTC = Resolution Trust Corporation
     TBD = To be Determined

1.The following liens:

Debtor     Instrument #    Date        Creditor         Location
-----------------------------------------------------------------------
SGI        819854          10/18/90    Dan Young        Tennessee
SGI        726950          01/03/90    Dan Young        Tennessee
SGI        1829278         02/19/93    Conseco          Indiana
RSGBCS     90-000078       01/02/90    FSB              Texas
RSGBCS     1160/854        01/02/90    FSB              Brazos Co., TX
SGBL       09-891858       01/05/90    FSB              Cado Parish, LA
SGBL       9176030002      12/02/93    FSB              Cado Parish, LA
SGBL       09-917604       12/02/93    FSB              Cado Parish, LA
RSGT       000483          06/29/92    RTC              Wichita Co., TX
RSGT       92-000248       01/06/92    Ken Reynolds     Texas
RSGT       2               01/02/92    Ken Reynolds     Taylor Co., TX
RSGT       TBD             TBD         Ken Reynolds     Indiana
RSGT       TBD             TBD         Ken Reynolds     Gregg Co., TX
SGBNM      960918037       09/18/96    Karen Turner     New Mexico
SGBNM      901010050       10/10/90    Dan Young        New Mexico
SGBNM      951018031       10/10/90    Dan Young        New Mexico

Asset Purchase Agreement              Sunburst/SunGroup                Page 70

2.   Deed of Trust lien on KYKN-FM studio site

3. Mortgage lien on KMJJ-FM tower site and KMJJ-FM studio site held by First Savings Bank of Texas.

4. Dan Young has a security interest in all of the person property assets of RadioSunGroup of Texas, Inc., but no UCC-1 was filed of record.


Asset Purchase Agreement              Sunburst/SunGroup                Page 71

                                 SCHEDULE 1(B)
                          GROUND LEASED REAL PROPERTY

                                      None




Asset Purchase Agreement              Sunburst/SunGroup                Page 72

                                 SCHEDULE 1(C)
                              LEASED REAL PROPERTY

1. KROW-FM Main Tower Site (Spot, Inc., Lessor): Radio Tower Lease Agreement dated May 15, 1997 by and between Spot, Inc., as the lessor, and Radio SunGroup of Texas, Inc., as the Lessee, for antenna space lease on the Lessor's tower and associated transmitter building for the term commencing May 15, 1997 and ending May 15, 2007; provided lease may be terminated early upon 365 day prior written notice of cancellation by either Lessor or Lessee. CONSENT REQUIRED: LESSOR'S CONSENT TO ASSIGNMENT OF LESSEE'S INTEREST IN THE LEASE IS EXPRESSLY REQUIRED UNDER THE LEASE AGREEMENT.

2. KKSS-FM Studio Site, First Security Bank Building, 5301 Central Avenue, N.E., Suite 1200, Albuquerque, NM 87108 (Gulfstream Worldwide, Inc., Landlord): Office Building Lease dated January 2, 1991 by and between Resource Savings Association, as the Landlord, and SunGroup Broadcasting of New Mexico, Inc., as the Tenant, for 3,706 sq. ft. of office space for the term commencing February 1, 1991 and ending January 31, 1994; as amended by Amendment No. 1 To Lease, dated the "____" day of August, 1993 by Gulfstream Worldwide, Inc. (successor in interest to Resource Savings Association), as the Landlord and Tenant to extend to the lease term to January 31, 1998; as further amended by Amendment Two Of Lease Agreement, dated the 31st day of March, 1997 to add an additional 712 sq. ft. of office space. CONSENT REQUIRED: LANDLORD'S CONSENT TO ASSIGNMENT OF TENANT'S INTEREST IN THE LEASE IS EXPRESSLY REQUIRED UNDER THE LEASE AGREEMENT.

3. KKSS-FM Main Tower Site, Santa Fe National Forest on No Name Mountain (KASA-TV, Inc., Lessor): Lease Agreement by and between New Mexico Media Co. and New Mexico Media, Ltd., as the Lessor, and New Mexico Broadcasting Company, as the Lessee, and signed by the Lessor on 11/20/84 and signed by the Lessee on 10/31/84, for antenna space lease on the Lessor's tower and associated transmitter building for the term commencing [left blank in lease] and ending December 31, 1992, provided that Lessee has three (3) options to extend the lease term for 120 months each. Lessor's interest in the Lease was subsequently acquired by Channel 2 Associates and thereafter was subsequently acquired by Coronado Communications Company by Assignment dated April 26, 1998 and thereafter was subsequently acquired by KASA-TV, Inc. on December 31, 1992. The Lessee's interest in the Lease was acquired
     by SunGroup Broadcasting of New Mexico, Inc.   CONSENT REQUIRED: LANDLORD'S
     CONSENT TO ASSIGNMENT OF TENANT'S INTEREST IN THE LEASE IS EXPRESSLY REQUIRED UNDER THE LEASE AGREEMENT.

Asset Purchase Agreement              Sunburst/SunGroup                Page 73

4. KEAN-FM, KEAN-AM and KROW-FM Studio Site, 3911 South First Street, Abilene, Texas 79605 (A.A. McAlister Trust, Landlord): Agreement of Lease dated May 25, 1990 by and between Don C. McAlister, Trustee of the A.A. McAlister Trust, as the Landlord, and RadioSungroup of Texas, Inc., as the Tenant, for 2,776 sq. ft. of office space for the term commencing May 25, 1990 and ending May 25, 1995; as amended by Modification and Extension of Agreement of Lease dated May 25, 1995 extending the term to May 25, 2000, subject to Landlord's right to terminate on one (1) year's notice if Landlord receives and accepts a bona fide offer to purchase the property; as amended by letter agreement dated October 17, 1997 to add an additional 875 sq. ft. of office space. CONSENT REQUIRED: LANDLORD'S CONSENT TO ASSIGNMENT OF TENANT'S INTEREST IN THE LEASE IS EXPRESSLY REQUIRED UNDER THE LEASE AGREEMENT.

5.   KEAN-FM Tower Lease, State Hwy. 36, SE of Abilene (KTAB-TV, Lessor):
     Unwritten month to month lease agreement for antenna space on the Lessor's tower and associated transmitter building at a cost of $1,200 per month base rent. CONSENT REQUIRED: LESSOR'S CONSENT TO ASSIGNMENT OF LESSEE'S INTEREST IN THE LEASE IS EXPRESSLY REQUIRED BY BUYER AS WELL AS THIS SITUATION BEING CORRECTED TO THE SATISFACTION OF THE BUYER AS A CONDITION PRECEDENT TO THE BUYER'S OBLIGATION TO CLOSE.

6. KKYS-FM Studio Site, Suite 130, 1716 Briarcrest Drive, Bryan, Texas 77802 (GG Enterprises, Landlord): Office Lease dated May 25, 1990 by and between GG Enterprises, as the Landlord, and RadioSungroup of Bryan/College Station, Inc., as the Tenant, for 3,024.5 sq. ft. of office space for the term commencing April 1, 1997 and ending March 31, 2002; as amended by First Amendment For the Lease undated granting a right of first refusal for an additional 800 sq. ft., being a retail pod adjacent to the demised premises. CONSENT REQUIRED: LANDLORD'S CONSENT TO ASSIGNMENT OF TENANT'S INTEREST IN THE LEASE IS EXPRESSLY REQUIRED UNDER THE LEASE AGREEMENT.


Asset Purchase Agreement              Sunburst/SunGroup                Page 74

                                 SCHEDULE 1(D)
                              OWNED REAL PROPERTY

1.   KYKX Studio Site, 1618 Judson Road, Longview, Texas 75601:
     ---------------------------------------------------------

     All that certain lot, tract or parcel of land being a 1.67 acre of land located in the John Jackson A-113 Survey, Gregg County, Texas, said 1.67 acre being a part of Lot 4, Block H (N.C.B. 940) in the City of Longview, and being the same tract as described in Deed of Trust from Kenneth R. Reynolds and J. D. Osburn to Ben M. Shirey II, and recorded in Volume 633, Page 164, Deed of Trust Records of Gregg County, Texas and said 1.67 acre being more particularly described as follows:

     BEGINNING at 2" iron pipe at the Northwest corner of the above mentioned Lot 4, said BEGINNING point also being in the East ROW line of Judson Road (Spur 502) and being North 541.6 feet from the North ROW line of Eden Drive;

     THENCE S 88 deg. 41' 00" E, 536.00 feet along the North boundary line of this tract to a point in the center of branch for corner; Reference a 1/2" iron rod set on High Bank at N 88 deg. 41' 00" W, 20.0 feet;

     THENCE along and with the centerline of said branch, the following meanders: S 28 deg. 44' 00" E, 35.30 feet; S 54 deg. 43' 00" E, 27.60 feet;
     S 38 deg. 10' 00" E, 35.3 feet and S 04 deg. 59' 00" W, 39.60 feet to a point for corner; Reference a 1/2" iron rod set on High Bank of Creek at S 88 deg. 43' 47" W, 20.0 feet;

     THENCE S 88 deg. 43' 47" W, 592.66 feet along the South boundary line of this tract to a 3/8" iron rod found for corner in the East ROW line of Judson Road (Spur 502);

     THENCE N 00 deg. 30' 00" W, 139.56 feet along the East ROW line of said Judson Road (Spur 502) to the PLACE OF BEGINNING and containing 1.67 acre of land, more or less.

     Allocated Value: $150,000


2.   KEAN-AM Tower Site, 389D, S.E. 7th Street, Abilene, Texas:
     ---------------------------------------------------------

     The real property lying and being situated in Taylor County, Texas, more particularly described as 4.72 acres of land out of the Northwest (NW) One Fourth (1/4) of Section 48, Blind Asylum Land, Taylor County, Texas;

Asset Purchase Agreement              Sunburst/SunGroup                Page 75

     Beginning at a point 470.2 feet West and 852.1 feet North of the Southeast corner of the Northwest 1/4 of Section 48, Blind Asylum Land; Thence West
     420.0 feet; Thence North 0 deg. 21 minutes West 488.0 feet; Thence North 89 deg. 46 minutes East 420 feet; Thence South 0 deg. 21 minutes East 489.7 feet to the place of beginning, and containing 4.72 acres in County of Taylor, State of Texas, and being that same real property described in deed from Key City Broadcasters, Inc., to West Texas Media, Inc., recorded in Vol. 998, at page 156, of the Deed Records of Taylor County, Texas;

     Save and Except, a tract of 0.16 acres conveyed by Taylor County Broadcasting, Inc., to the City of Abilene, Texas, by instrument dated December 8, 1978, recorded in Vol. 1107, page 164, Deed Records, Taylor County, Texas.

     Allocated Value: $25,000


3.   KKYS-FM Tower Site, Rabbit Lane, Bryan, Texas:
     ---------------------------------------------

     1.5 Acre Tract: The certain tract or parcel of land lying and being situated in the County of Brazos, State of Texas and BEING that one certain
     1.5 acre tract of land lying and being situated in the Moses Baine League, A-3, Brazos County, Texas and being all of that 1.50 acre tract of land conveyed to Scott & Davis Enterprises, Inc. by Bob D. Bell by Deed recorded in Volume 521, Page 616 of the Deed Records of Brazos County, Texas, and being more particularly described as follows:

     BEGINNING: at an iron rod at the north corner of said 1.50 acre tract, same being in the southeast right-of-way line of Rabbit Lane;

     THENCE: S 45 deg. 00' E - 364.40 fee to an iron rod set for corner;

     THENCE: S 44 deg. 29' W - 180.46 feet to an iron rod found for corner;

     THENCE: N 45 deg. 00' W - 364.40 feet to an iron rod found for corner in said Rabbit Lane line;

     THENCE: N 44 deg. 29' E - 180.46 feet along said Rabbit Lane line to the PLACE OF BEGINNING; and containing 1.5 acres of land, more or less, according to a survey made on the ground under the supervision of Donald D. Garrett, Registered Public Surveyor, No. 2972, on June 25, 1987.

Asset Purchase Agreement              Sunburst/SunGroup                Page 76

     Guy Wire Easement: That certain guy wire easement created by that certain Easement Agreement dated July 27, 1989 from Culpepper, Turner & Buck, a Texas partnership (hereinafter referred to as "CTB"), to Radio U.S.A., LTD., recorded in Volume 990, Page 77 in the office of the County Clerk of Brazos County, Texas, BEING a 20' wide guy wire easement, lying and being situated in the Moses Baine Survey, Abstract No. 3, Brazos County, Texas, and being part of the 1.00 acre tract described in the deed from Bob D. Bell, dba Scott & Davis Enterprises, to Lyman L. Lamb and wife, Shirley J. Lamb, recorded in Volume 507, Page 32, of the Deed Records of Brazos County, Texas, the centerline of the 20' wide guy wire easement being more particularly described as follows:

     BEGINNING in the southwest line of the beforementioned 1.00 acre tract located S 45 deg. 00' 00" E 192.67 feet from the 1/2" iron rod set at the west corner of the said 1.00 acre tract, and iron rod being in the southeast line of Rabbitt Lane;

     THENCE N. 46 deg. 18' 57" E along the guy wire for a distance of 119.57 feet to the northeast line of the beforementioned 1.00 acre tract and the end of this easement, a 1/2" iron rod set at the north corner of the said
     1.00 acre tract bears N 45 deg. 00' 00" W 196.5 feet.

     Guy Wire Easement: That certain guy wire easement conveyed to Radio U.S.A., LTD. in that certain General Warranty Deed from CTB to Grantor, recorded in Volume 900, Page 83 in the office of the County Clerk of Brazos County, Texas, BEING a 20.00 foot wide guy wire easement, lying and being situated in the MOSES BAINE LEAGUE, A-3, Brazos County, Texas, and being a part of that 47.47 acre tract of land conveyed to Nancy Whitlock by Lucy N. Nuche by deed recorded in Volume B61, Page 228 of the Deed Records of Brazos County, Texas and being more particularly described as follows:

     COMMENCING: at an iron rod at the northwest corner of said 47.47 acre tract, same being in the southeast right-of-way line of Rabbit Lane and also being the north corner of the GTE-Tract;

     THENCE: S 45 deg. 00'E - 186.49 feet to an iron rod for the PLACE OF BEGINNING; same being the north corner of a 0.49 acre tract;

     THENCE: N 46 deg. 18'57" E - 10.00 feet to an iron rod for corner;

Asset Purchase Agreement              Sunburst/SunGroup                Page 77

     THENCE: S 45 deg. 00' E - 20.00 feet to an iron rod for corner;

     THENCE: S 46 deg. `18'57" W - 10.00 feet to an iron rod for corner;

     THENCE: N 45 deg. 00' W - 20.00 feet to the PLACE OF BEGINNING; and containing 0.005 acres of land, more or less, according to a survey made on the ground under the supervision of Donald D. Garrett, Registered Public Surveyor, No. 2972, on June 25, 1987.

     Allocated Value: $150,000


4.   KMJJ-FM Studio Site, 725 Austin Place, Shreveport, Louisiana:
     ------------------------------------------------------------

     Lots 41, 42 and 43 of the HAVEN-PERRIN AND ZEIGLER SUBDIVISION of TAL 17, a subdivision of Shreveport, Caddo Parish, Louisiana, as per plat of subdivision recorded in Conveyance Book 4, Page 264, Records of Caddo Parish, Louisiana, together with all buildings and improvements located thereon, LESS AND EXCEPT a strip of land 25 feet wide and 120 feet long with said entire length adjoining and running parallel to the alley at the rear (Northeasterly side) of said lots.

     Allocated Value: $25,000


5.   KMJJ-FM Tower Site, 5230 FM 3049, North of Shreveport, Louisiana:
     ----------------------------------------------------------------

     A TRACT OF LAND IN SECTION 26 TOWNSHIP 19 NORTH, RANGE 14 WEST, CADDO PARISH, LA. MORE FULLY DESCRIBED AS FOLLOWS: from the Northwest Corner of said Section 26, run thence South along the West line of Sec. 26, a dist. of 2650.49 Ft. run THENCE N.89 deg. 58'42"E a dist. of 1,317.42 ft. to a found 1" iron pipe for corner and the point of beginning of the tract herein described, run thence N. 89 deg. 58'42"E. a dist. of 2025.24 ft. to a found 1" iron pipe for corner being a point on the West right-of-way line of abandoned T.&P.R.R., run thence S. 5 deg. 29'10" W. along said right-of-way line a dist. of 583.72 ft. to a set 1/2" iron pipe for corner, run thence N.84 deg. 32'30"W. a dist. of 208.56 ft. to a set 1/2" iron pipe for corner, run thence S. 5 deg. 24'30"W, a dist of 104.3 ft. to a set 1/2" iron pipe for corner, run thence ____54'17W. a dist. of 85.71 ft to a set 1/2" iron pipe for corner, run thence S.5 deg. 27'30"W, a dist. of 120.22 ft.to a set 1/2" iron pipe for corner, run thence S 89 deg. 58'42"W. a dist. of 1059.7 ft. to set 1/2" iron pipe for corner, run thence N. 0 deg. 20'E, a dist.

Asset Purchase Agreement              Sunburst/SunGroup                Page 78
     of 776.98 ft. to the point of beginning, containing 34.27 acres more or less.

     This survey was made without the benefit of a full and accurate title search.

     The bearing along the north line of the hereinabove surveyed tract was taken from survey prepared by Marvin T. Kent dated June 2, 1970.

     Allocated Value: $25,000

6.   KYKX-FM Tower Site, State Highway 300 and FM 1844:
     -------------------------------------------------

     All that certain lot, tract or parcel of land situated in Upshur and Gregg Counties, Texas, about 11 miles Northwest of the Courthouse in the City of Longv iew, being 34.553 acres of land, a part of the MARSHALL MANN SURVEY (A-302, Upshur County; A-133, Gregg County), and being a part o that certain 49.837 acre tract of land described in a deed from Billy J. Orms, et ux, to Service Broadcasting Corp., dated October 26, 1995 and recorded in Volume 2880, Page 228 of the Gregg County Official Records, said 34.553 acres being more particularly described as follows:

     BEGINNING at a concrete monument found for corner at the Southwest corner of said 49.837 acre tract, same being the Southeast corner of that certain
     45.744 acre tract described in a deed to James Archie Tubbs, et ux, recorded in Volume 34, Page 541 of the Upshur County Official Records, said monument being on the North right-of-way line of State Hwy. 300 (also known as Gilmer Road);

     THENCE North 31 deg 47'00" East, with the common line between said 49.837 acre tract and said 45.744 acre tract, 1391.63 feet to a 1/2" iron rod set for corner on same and being the Southwest corner of a 10.898 acre tract surveyed from said 49.837 acre tract;

     THENCE South 58 deg 13'00" East, with the South line of said 10.898 acre tract, 778.57 feet to a 1/2" iron rod set for corner on the East line of said 49.837 acre tract, being the Southeast corner of said 10.898 acre tract and being on the West line of that certain 53.42 acre tract described in deed to Harold McKee, recorded in Volume 2418, Page 619 of the Gregg County Deed Records;

     THENCE South 0 deg 43'03" West, with the common line between said 49.837 acre tract and said 53.42 acre tract,

Asset Purchase Agreement              Sunburst/SunGroup                Page 79

     1249.63 feet to a 3/8" iron rod found for corner at the Easternmost Southeast corner of said 49.837 acre tract and also being the Northeast corner of a 0.48 acre tract described in deed to Charles Smotherman, et ux, recorded in Volume 748, Page 470 of said Gregg County Deed Records;

     THENCE North 89 deg 07'56" West, with the Easternmost South line of said
     49.837 acre tract and North line of said Smotherman 0.48 acre tract and also the North line of another 0.48 acre tract described in deed to Frank
     E. Akins, et ux, recorded in Volume 1185, Page 497 of said Gregg County Deed Records, 210.13 feet to a 1/2" iron rod found for corner at the Northwest corner of said Akins 0.48 acre tract;

     THENCE North 1 deg 21'47" East, with the East line of a 4.387 acre tract surveyed from said 49.837 acre tract, 29.39 feet to a 1/2" iron rod set for corner, being the Northeast corner of said 4.387 acre tract;

     THENCE North 88 deg 54'13" West, with the North line of said 4.387 acre tract, 305.44 feet to a 1/2" iron rod set for corner;

     THENCE North 65 deg 57'17" West, continuing with the North line of said
     4.387 acre tract, 119.06 feet to a 1/2" iron rod set for corner;

     THENCE North 48 deg 25'01" West, continuing with the North line of said
     4.387 acre tract, 410.97 feet to a 1/2" iron rod set for corner, being the Northwest corner of said 4.387 acre tract;

     THENCE South 41 deg 34'59" West - 210.00 feet to a 1/2" iron rod set for corner, being the Southwest corner of said 4.387 acre tract and being on the Southwest line of said 49.837 acre tract and said North right-of-way line of State Hwy. 300;

     THENCE North 48 deg 25'01" West, with said North right-of-way line, 412.92 feet to the place of beginning and containing 34.553 acres of land.

     Allocated Value: $500,000

Asset Purchase Agreement              Sunburst/SunGroup                Page 80

                                  SCHEDULE 2.1
                                 KEAN-FM ASSETS

     All of the licenses, assets, properties, contracts, rights, titles and interests which are used, useful or acquired for use in connection with KEAN-FM including, but not limited to, the following described items:

            (a) Governmental Authorizations. All authorizations, permits, licenses and other such privileges, including the FCC Licenses, issued by any governmental entity, whether federal, state or local, for KEAN-FM including, without limitation, those issued or granted by the FCC, including pending applications for any of the foregoing, if any, including, but not limited to those as set forth more fully on SUB-SCHEDULE 2.1(A) attached hereto (the "KEAN-FM Licenses");

            (b) Studio Site. All of the rights, titles and interests of the Tenant arising under that one Agreement of Lease dated May 25, 1990 by and between Don C. McAlister, Trustee of the A.A. McAlister Trust, as the Landlord, and RadioSungroup of Texas, Inc., as the Tenant, for 2,776 sq. ft. of office space for the term commencing May 25, 1990 and ending May 25, 1995; as amended by Modification and Extension of Agreement of Lease dated May 25, 1995 extending the term to May 25, 2000, subject to Landlord's right to terminate on one (1) year's notice if Landlord receives and accepts a bona fide offer to purchase the property; as amended by letter agreement dated October 17, 1997 to add an additional 875 sq. ft. of office space, true and correct copies of which has been provided to the Buyer.

            (c) Transmitter Site. All of the rights, titles and interests of the Lessee arising under that one certain unwritten month to month lease agreement for antenna space on the Lessor's tower and associated transmitter building at a cost of $1,200 per month base rent.

            (d) Leasehold Improvements, Improvements and Fixtures. All leasehold improvements, improvements and fixtures which are used, usable or acquired for use in connection with KEAN-FM and which are located at any transmitter site or studio site described in items (b) or (c), next above.

            (e) Tangible Personal Property. All furniture, furnishings, machinery, equipment, broadcasting equipment, studio equipment, transmitting equipment,

Asset Purchase Agreement              Sunburst/SunGroup                Page 81
     technical equipment, towers, antennae, computers, printers, monitors, vehicles, and any and all other items of tangible personal property which are used, usable or acquired for use in connection with KEAN-FM including, but not limited to, those items of tangible personal property set forth on SUB-SCHEDULE 2.1(E) attached hereto; provided that to the extent any item of tangible personal property which is used, usable or acquired for use in connection with KEAN-FM, the applicable lease agreement has been listed on
     SCHEDULE 5 hereto.

            (f) Contracts. All Contracts which are described on SUB-SCHEDULE 2.1(F) except Cash Contracts and Barter Contracts which are provided for separately under items (g) and (h), next below.

            (g) Cash Contracts. All Cash Contracts entered into in the ordinary course of business that are in effect at the Closing Date.

            (h) Barter Contracts and Barter Receivables. All Barter Contracts entered into in the ordinary course of business that are in effect at the Closing Date and all Barter Receivables.

            (i) Contract Deposits. All cash and other deposits under Contracts assumed by the Buyer.

            (j) Inventory and Supplies. All inventory, supplies, spare parts, tools and other items of tangible personal property that are used, usable or acquired for use in connection with KEAN-FM.

            (k) Records and Tapes. All records, tapes, and all other media and configurations for the reproduction of sound that pertain to KEAN-FM.

            (l) Intangibles. All logos, jingles, marketing plans, the call letters "KEAN-FM", business plans, unexpired or remaining warranties on any item comprising the KEAN-FM Assets, common law property rights, Choses in Action, and other intangible personal property, including goodwill, that pertain to KEAN-FM.

            (m) Intellectual Property. All Intellectual Property, including goodwill associated therewith that pertain to KEAN-FM.

            (n) Business and Technical Data. All schematics, blueprints, engineering data and other technical information pertaining to the technical operation of

Asset Purchase Agreement              Sunburst/SunGroup                Page 82

     KEAN-FM, customer lists, sales records, books of accounts, and all files, records, and logs, all of which pertain to the operation of KEAN-FM.

            (o) Choses In Action. All Choses In Action related to or arising out of any of the Assets listed on this Schedule or any sub-schedule attached hereto.

            (p) Additional Assets. Except for contacts which are not assumed by Buyer, all replacements and substitutions of items described in the preceding subparagraphs which shall be acquire or received after the date hereof.

Asset Purchase Agreement              Sunburst/SunGroup                Page 83

                              SUB-SCHEDULE 2.1(A)
                                    KEAN-FM

                            SCHEDULE OF FCC LICENSES

1.   FM Broadcast Station License KEAN-FM

2.   STL's

Asset Purchase Agreement              Sunburst/SunGroup                Page 84

                              SUB-SCHEDULE 2.1(E)
                                    KEAN-FM

                     SCHEDULE OF TANGIBLE PERSONAL PROPERTY


                             See The Attached List

Asset Purchase Agreement              Sunburst/SunGroup                Page 85

                              SUB-SCHEDULE 2.1(F)
                                    KEAN-FM

                         SCHEDULE OF ASSUMED CONTRACTS

Unless otherwise indicated Contract covers KEAN-FM only.

1. THE ARBITRON COMPANY, Arbitron License Agreement dated July 22, 1996 (ratings services) (covers KEAN-AM/FM and KROW-FM)

2. THE ARBITRON COMPANY, Increased Frequency Addendum Adding Any Report For Remainder of License Agreement dated 07/17/97 (ratings services) (covers KEAN-AM/FM and KROW-FM)

3. THE ARBITRON COMPANY, Supplementary Services ("Specials") License Agreement dated 07/21/97 (ratings services) (covers KEAN-AM/FM and KROW-FM)

4. THE ARBITRON COMPANY, Standard License Agreement to Receive and Use Arbitron Radio Listening Estimates dated 07/21/97 (ratings services) (covers KEAN-AM/FM and KROW-FM)

5. THE AMERICAN COMEDY NETWORK, INC., Radio Station License Agreement dated 01/17/97 (programming)

6.   SIS RADIO NETWORKS, LTD., Agreement dated 04/08/96 (Country Kickers)

7. DATACOUNT, INC., Software License Agreement dated 06/23/87, [do not have copy] and Addendum [copy unsigned] dated [_____], 1996 and Addendum [copy unsigned] dated 02/02/97 (DARTS software) (covers KEAN-AM/FM and KROW-FM)

8. ABC DIRECTION RADIO NETWORKS, Affiliation Agreement dated 09/24/97 (affiliation)

9.   WESTWOOD ONE, INC., Program Agreement dated 05/20/92 (Country Countdown
     U.S.A.)

10. ABC WATERMARK AND ABC RADIO NETWORK, Licensing Agreement dated 12/18/95 (American Country Countdown) (covers KEAN-AM/FM)

11. PREMIERE RADIO NETWORKS, INC., License Agreement dated 03/07/96 (music library)

12. GTE GOVERNMENT SYSTEMS, Agreement dated 09/03/93 (weather information services) (covers KEAN-AM/FM)

13. DIGITAL GENERATION SYSTEMS, INC., Letter of Agreement dated 03/06/96 (DGS radio station terminal) (covers KEAN-AM/FM)

Asset Purchase Agreement              Sunburst/SunGroup                Page 86

14. ABC RADIO NETWORK, INC., ABC Newswire Affiliate Agreement dated 11/01/95 (affiliation) (covers KEAN-AM/FM)

15. SPECIAL PROMOTIONS, INC., 1988 Radio Station Agreement dated 12/01/97 (True Value Country Showdown) (covers KEAN-AM/FM)

16. BUMPER PRODUCTIONS, Letter of Agreement dated 03/03/97 (voice over and voice services)

17. JIM LONG COMPANIES, INC. D/B/A FIRSTCOM BROADCAST SERVICES, Licensing Agreement - Lease, dated 12/13/94 (music library) (covers KEAN-AM/FM)

18.  RADIO ADVERTISERS BUREAU (RAB), 1988 membership

19. BROADCAST MUSIC, INC., Single Station Radio Blanket License Agreement dated [_____] (music license) [Buyer not provided copy]

20. ASCAP, Local Station Blanket Radio dated [______] (music license) [Buyer not provided copy]

21. SESAC, INC., SESAC Broadcasting Performance License For FM Stations Agreement dated [______] (music license) [Buyer not provided copy]

22. JACK W. HARKINS, Option dated 01/19/98 to purchase 21.556 acres out of the SE/4 of Section 5, S.P.R.R. Co. Survey, Block No.7, Abstract 340, Callahan County, Texas

Asset Purchase Agreement              Sunburst/SunGroup                Page 87

                                  SCHEDULE 2.2
                                 KEAN-AM ASSETS

     All of the licenses, assets, properties, contracts, rights, titles and interests which are used, useful or acquired for use in connection with KEAN-AM including, but not limited to, the following described items:

            (a) Governmental Authorizations. All authorizations, permits, licenses and other such privileges, including the FCC Licenses, issued by any governmental entity, whether federal, state or local, for KEAN-AM including, without limitation, those issued or granted by the FCC, including pending applications for any of the foregoing, if any, including, but not limited to those as set forth more fully on SUB-SCHEDULE 2.2(A) attached hereto (the "KEAN-AM Licenses");

            (b)    Studio Site.  Same as for KEAN-FM.

            (c) Transmitter Site. The transmitter site property which is described on SUB-SCHEDULE 2.2(C) together with all improvements located thereon. The parties have set forth in Section 16 the terms and provisions of this Agreement which relate to the transmitter site property.

            (d) Leasehold Improvements, Improvements and Fixtures. All leasehold improvements, improvements and fixtures which are used, usable or acquired for use in connection with KEAN-AM and which are located at any transmitter site or studio site described in items (b) or (c), next above.

            (e) Tangible Personal Property. All furniture, furnishings, machinery, equipment, broadcasting equipment, studio equipment, transmitting equipment, technical equipment, towers, antennae, computers, printers, monitors, vehicles, and any and all other items of tangible personal property which are used, usable or acquired for use in connection with KEAN-AM including, but not limited to, those items of tangible personal property set forth on SUB-SCHEDULE 2.2(E) attached hereto; provided that to the extent any item of tangible personal property which is used, usable or acquired for use in connection with KEAN-AM, the applicable lease agreement has been listed on SCHEDULE 5 hereto.

            (f) Contracts. All Contracts which are described on SUB-SCHEDULE 2.2(F) except Cash Contracts and Barter Contracts which are provided for separately under items (g) and (h), next below.

Asset Purchase Agreement              Sunburst/SunGroup                Page 88

            (g) Cash Contracts. All Cash Contracts entered into in the ordinary course of business that are in effect at the Closing Date.

            (h) Barter Contracts and Barter Receivables. All Barter Contracts entered into in the ordinary course of business that are in effect at the Closing Date and all Barter Receivables.

            (i) Contract Deposits. All cash and other deposits under Contracts assumed by the Buyer.

            (j) Inventory and Supplies. All inventory, supplies, spare parts, tools and other items of tangible personal property that are used, usable or acquired for use in connection with KEAN-AM.

            (k) Records and Tapes. All records, tapes, and all other media and configurations for the reproduction of sound that pertain to KEAN-AM.

            (l) Intangibles. All logos, jingles, marketing plans, the call letters "KEAN-AM", business plans, unexpired or remaining warranties on any item comprising the KEAN-AM Assets, common law property rights, Choses in Action, and other intangible personal property, including goodwill, that pertain to KEAN-AM.

            (m) Intellectual Property. All Intellectual Property, including goodwill associated therewith that pertain to KEAN-AM.

            (n) Business and Technical Data. All schematics, blueprints, engineering data and other technical information pertaining to the technical operation of KEAN-AM, customer lists, sales records, books of accounts, and all files, records, and logs, all of which pertain to the operation of KEAN-AM.

            (o) Choses In Action. All Choses In Action related to or arising out of any of the Assets listed on this Schedule or any sub-schedule attached hereto.

            (p) Additional Assets. Except for contacts which are not assumed by Buyer, all replacements and substitutions of items described in the preceding subparagraphs which shall be acquire or received after the date hereof.

Asset Purchase Agreement              Sunburst/SunGroup                Page 89

                              SUB-SCHEDULE 2.2(A)
                                    KEAN-AM

                            SCHEDULE OF FCC LICENSES

1.   AM Broadcast Station License KEAN-AM

2.   STL's

Asset Purchase Agreement              Sunburst/SunGroup                Page 90

                              SUB-SCHEDULE 2.2(C)
                                    KEAN-AM

                                TRANSMITTER SITE

KEAN-AM Tower Site, 389D, S.E. 7th Street, Abilene, Texas:
---------------------------------------------------------

The real property lying and being situated in Taylor County, Texas, more particularly described as 4.72 acres of land out of the Northwest (NW) One Fourth (1/4) of Section 48, Blind Asylum Land, Taylor County, Texas;

Beginning at a point 470.2 feet West and 852.1 feet North of the Southeast corner of the Northwest 1/4 of Section 48, Blind Asylum Land; Thence West 420.0 feet; Thence North 0 deg. 21 minutes West 488.0 feet; Thence North 89 deg. 46 minutes East 420 feet; Thence South 0 deg. 21 minutes East 489.7 feet to the place of beginning, and containing 4.72 acres in County of Taylor, State of Texas, and being that same real property described in deed from Key City Broadcasters, Inc., to West Texas Media, Inc., recorded in Vol. 998, at page 156, of the Deed Records of Taylor County, Texas;

Save and Except, a tract of 0.16 acres conveyed by Taylor County Broadcasting, Inc., to the City of Abilene, Texas, by instrument dated December 8, 1978, recorded in Vol. 1107, page 164, Deed Records, Taylor County, Texas.

Asset Purchase Agreement              Sunburst/SunGroup                Page 91

                              SUB-SCHEDULE 2.2(E)
                                    KEAN-AM

                     SCHEDULE OF TANGIBLE PERSONAL PROPERTY

See the list attached to Schedule 2.1(e) for the KEAN-AM tangible personal property.

Asset Purchase Agreement              Sunburst/SunGroup                Page 92

                              SUB-SCHEDULE 2.2(F)
                                    KEAN-AM

                         SCHEDULE OF ASSUMED CONTRACTS

1.   See Schedule 2.1(a) for Contracts which also cover KEAN-AM.

2. INTERNATIONAL SPEEDWAY CORPORATION D/B/A MOTOR RACING NETWORK, 1997 Broadcast Contract and Agreement dated 03/04/97 (programming)

3. ABC RADIO NETWORK, INC., ESPN Radio Network Affiliation Agreement dated 01/27/97 (programming)

4.   TALK AMERICA RADIO NETWORKS, Agreement dated 12/11/97 (programming)

5. INDIANAPOLIS MOTOR SPEEDWAY CORPORATION, 1997 IMS Radio Network Affiliation Agreement dated 02/24/97 (programming)

6.   SPORTSFAN RADIO NETWORK, Affiliation Agreement dated 01/24/97 (programming)

7.   ABC RADIO NETWORKS, The NFL on ESPN Radio (programming)

8.   ABC RADIO NETWORKS, Game Football Gameday on ESPN Radio (programming)

9.   ABC RADIO NETWORKS, The NBA on ESPN Radio (programming)

10. CAROL ROBINSON COMMUNICATIONS, INC., Bass Pro Shops Outdoor World (programming)

11.  CBS RADIO SPORTS, NFL Football Package (programming)

12.  CBS RADIO SPORTS, Major League Baseball Package (programming)

13.  WESTWOOD ONE/CBS RADIO SPORTS, 1998 NCAA Basketball (programming)

14.  DUCKS UNLIMITED RADIO NETWORK, (programming)

15.  ABC/ESPN RADIO NETWORKS, The Tony Kornheiser Show (programming)

16. ABC RADIO NETWORK, Licensing Agreement For "The Fabulous Sports Babe" dated 01/28/97 (programming)

17. HOST COMMUNICATIONS, INC. D/B/A LONGHORN SPORTS NETWORK, Texas Longhorn Football (programming)

Asset Purchase Agreement              Sunburst/SunGroup                Page 93

18. CAPITOL RADIO NETWORK, INC., Winston Cup Today Affiliation Agreement dated 02/09/97 (programming)

19. CAPITOL RADIO NETWORK, INC., 1997 Broadcast Rights Affiliation Agreement dated 02/09/97 (programming)

20.  WESTWOOD ONE/HBO, Inside the NFL (programming)

21. BROADCAST MUSIC, INC., Single Station Radio Blanket License Agreement dated [_____] (music license) [Buyer not provided copy]

22. ASCAP, Local Station Blanket Radio dated [______] (music license) [Buyer not provided copy]

23. SESAC, INC., SESAC Broadcasting Performance License For AM Stations Agreement dated [______] (music license) [Buyer not provided copy]

Asset Purchase Agreement              Sunburst/SunGroup                Page 94

                                  SCHEDULE 2.3
                                 KROW-FM ASSETS

     All of the licenses, assets, properties, contracts, rights, titles and interests which are used, useful or acquired for use in connection with KROW-FM including, but not limited to, the following described items:

            (a) Governmental Authorizations. All authorizations, permits, licenses and other such privileges, including the FCC Licenses, issued by any governmental entity, whether federal, state or local, for KROW-FM including, without limitation, those issued or granted by the FCC, including pending applications for any of the foregoing, if any, including, but not limited to those as set forth more fully on SUB-SCHEDULE 2.3(A) attached hereto (the "KROW-FM Licenses");

            (b)    Studio Site.  Same as for KEAN-FM.

            (c) Transmitter Site. All of the rights, titles and interests of the Lessee arising under that one certain Radio Tower Lease Agreement dated May 15, 1997 by and between Spot, Inc., as the lessor, and Radio SunGroup of Texas, Inc., as the Lessee, for antenna space lease on the Lessor's tower and associated transmitter building for the term commencing May 15, 1997 and ending May 15, 2007, a true and correct copy of which has been provided to the Buyer.

            (d) Leasehold Improvements, Improvements and Fixtures. All leasehold improvements, improvements and fixtures which are used, usable or acquired for use in connection with KROW-FM and which are located at any transmitter site or studio site described in items (b) or (c), next above.

            (e) Tangible Personal Property. All furniture, furnishings, machinery, equipment, broadcasting equipment, studio equipment, transmitting equipment, technical equipment, towers, antennae, computers, printers, monitors, vehicles, and any and all other items of tangible personal property which are used, usable or acquired for use in connection with KROW-FM including, but not limited to, those items of tangible personal property set forth on SUB-SCHEDULE 2.3(E) attached hereto; provided that to the extent any item of tangible personal property which is used, usable or acquired for use in connection with KROW-FM, the applicable lease agreement has been listed on SCHEDULE 5 hereto.

Asset Purchase Agreement              Sunburst/SunGroup                Page 95

            (f) Contracts. All Contracts which are described on SUB-SCHEDULE 2.3(F) except Cash Contracts and Barter Contracts which are provided for separately under items (g) and (h), next below.

            (g) Cash Contracts. All Cash Contracts entered into in the ordinary course of business that are in effect at the Closing Date.

            (h) Barter Contracts and Barter Receivables. All Barter Contracts entered into in the ordinary course of business that are in effect at the Closing Date and all Barter Receivables.

            (i) Contract Deposits. All cash and other deposits under Contracts assumed by the Buyer.

            (j) Inventory and Supplies. All inventory, supplies, spare parts, tools and other items of tangible personal property that are used, usable or acquired for use in connection with KROW-FM.

            (k) Records and Tapes. All records, tapes, and all other media and configurations for the reproduction of sound that pertain to KROW-FM.

            (l) Intangibles. All logos, jingles, marketing plans, the call letters "KROW-FM", business plans, unexpired or remaining warranties on any item comprising the KROW-FM Assets, common law property rights, Choses in Action, and other intangible personal property, including goodwill, that pertain to KROW-FM.

            (m) Intellectual Property. All Intellectual Property, including goodwill associated therewith that pertain to KROW-FM.

            (n) Business and Technical Data. All schematics, blueprints, engineering data and other technical information pertaining to the technical operation of KROW-FM, customer lists, sales records, books of accounts, and all files, records, and logs, all of which pertain to the operation of KROW-FM.

            (o) Choses In Action. All Choses In Action related to or arising out of any of the Assets listed on this Schedule or any sub-schedule attached hereto.

            (p) Additional Assets. Except for contacts which are not assumed by Buyer, all replacements and substitutions of items described in the preceding

Asset Purchase Agreement              Sunburst/SunGroup                Page 96
     subparagraphs which shall be acquire or received after the date hereof.

Asset Purchase Agreement              Sunburst/SunGroup                Page 97

                              SUB-SCHEDULE 2.3(A)
                                    KROW-FM

                            SCHEDULE OF FCC LICENSES

1.   FM Broadcast Station License KROW-FM

2.   STL's

Asset Purchase Agreement              Sunburst/SunGroup                Page 98

                              SUB-SCHEDULE 2.3(E)
                                    KROW-FM

                     SCHEDULE OF TANGIBLE PERSONAL PROPERTY


All of the KROW-FM tangible personal property is covered by the following Equipment Leases:

1. KROW-FM Equipment: Lease Number 100 by and between SLT of Indiana, Inc. and RadioSunGroup of Texas, Inc. dated July 11, 1997.

2. KROW-FM Equipment: Lease Number 200 by and between SLT of Indiana, Inc. and RadioSunGroup of Texas, Inc. dated July 11, 1997.

See the provisions of Section 5 of the Agreement. These leases will be paid off at Closing (not discounted) and the Sellers will cause the tangible personal property covered by these Equipment Leases to be delivered to the Buyer at Closing free and clear of all Liens and subject only to the Permitted Exceptions.

Asset Purchase Agreement              Sunburst/SunGroup                Page 99

                              SUB-SCHEDULE 2.3(F)
                                    KROW-FM

                         SCHEDULE OF ASSUMED CONTRACTS

1.   See Schedule 2.1(a) for Contracts which also cover KROW-FM.

2. RADIO COMPUTING SERVICES, INC. Standard License Agreement and Software Products Schedule dated 08/29/97 (Selector Software, Revision 12)

3. TM CENTURY, INC., Gold Disc License Agreement undated but would be after 01/21/97 (Classic Rock (AOR) music library)

4. ABC RADIO NETWORK, License Agreement For "Yesterday Live" dated 11/11/97 (programming)

5. ABC RADIO NETWORK, License Agreement For "American Gold" dated 11/11/97 (programming)

6. BROADCAST MUSIC, INC., Single Station Radio Blanket License Agreement dated [_____] (music license) [Buyer not provided copy]

7. ASCAP, Local Station Blanket Radio dated [______] (music license) [Buyer not provided copy]

8. SESAC, INC., SESAC Broadcasting Performance License For FM Stations Agreement dated [______] (music license) [Buyer not provided copy]

Asset Purchase Agreement              Sunburst/SunGroup                Page 100

                                  SCHEDULE 2.4
                                 KYKX-FM ASSETS

     All of the licenses, assets, properties, contracts, rights, titles and interests which are used, useful or acquired for use in connection with KYKX-FM including, but not limited to, the following described items:

            (a) Governmental Authorizations. All authorizations, permits, licenses and other such privileges, including the FCC Licenses, issued by any governmental entity, whether federal, state or local, for KYKX-FM including, without limitation, those issued or granted by the FCC, including pending applications for any of the foregoing, if any, including, but not limited to those as set forth more fully on SUB-SCHEDULE 2.4(A) attached hereto (the "KYKX-FM Licenses");

            (b) Studio Site. The studio site which is described on SUB-SCHEDULE 2.4(B) together with all improvements located thereon. The parties have set forth in Section 16 the terms and provisions of the Agreement which relate to the studio site.

            (c) Transmitter Site. The transmitter site property which is described on SUB-SCHEDULE 2.4(C) together with all improvements located thereon. The parties have set forth in Section 16 the terms and provisions of this Agreement which relate to the transmitter site property.

            (d) Leasehold Improvements, Improvements and Fixtures. All leasehold improvements, improvements and fixtures which are used, usable or acquired for use in connection with KYKX-FM and which are located at any transmitter site or studio site described in items (b) or (c), next above.

            (e) Tangible Personal Property. All furniture, furnishings, machinery, equipment, broadcasting equipment, studio equipment, transmitting equipment, technical equipment, towers, antennae, computers, printers, monitors, vehicles, and any and all other items of tangible personal property which are used, usable or acquired for use in connection with KYKX-FM including, but not limited to, those items of tangible personal property set forth on SUB-SCHEDULE 2.4(E) attached hereto; provided that to the extent any item of tangible personal property which is used, usable or acquired for use in connection with KYKX-FM, the applicable lease agreement has been listed on SCHEDULE 5 hereto.

Asset Purchase Agreement              Sunburst/SunGroup                Page 101

            (f) Contracts. All Contracts which are described on SUB-SCHEDULE 2.4(F) except Cash Contracts and Barter Contracts which are provided for separately under items (g) and (h), next below.

            (g) Cash Contracts. All Cash Contracts entered into in the ordinary course of business that are in effect at the Closing Date.

            (h) Barter Contracts and Barter Receivables. All Barter Contracts entered into in the ordinary course of business that are in effect at the Closing Date and all Barter Receivables.

            (i) Contract Deposits. All cash and other deposits under Contracts assumed by the Buyer.

            (j) Inventory and Supplies. All inventory, supplies, spare parts, tools and other items of tangible personal property that are used, usable or acquired for use in connection with KYKX-FM.

            (k) Records and Tapes. All records, tapes, and all other media and configurations for the reproduction of sound that pertain to KYKX-FM.

            (l) Intangibles. All logos, jingles, marketing plans, the call letters "KYKX-FM", business plans, unexpired or remaining warranties on any item comprising the KYKX-FM Assets, common law property rights, Choses in Action, and other intangible personal property, including goodwill, that pertain to KYKX-FM.

            (m) Intellectual Property. All Intellectual Property, including goodwill associated therewith that pertain to KYKX-FM.

            (n) Business and Technical Data. All schematics, blueprints, engineering data and other technical information pertaining to the technical operation of KYKX-FM, customer lists, sales records, books of accounts, and all files, records, and logs, all of which pertain to the operation of KYKX-FM.

            (o) Choses In Action. All Choses In Action related to or arising out of any of the Assets listed on this Schedule or any sub-schedule attached hereto.

            (p) Additional Assets. Except for contacts which are not assumed by Buyer, all replacements and substitutions of items described in the preceding

Asset Purchase Agreement              Sunburst/SunGroup                Page 102
     subparagraphs which shall be acquire or received after the date hereof.

Asset Purchase Agreement              Sunburst/SunGroup                Page 103

                              SUB-SCHEDULE 2.4(A)
                                    KYKX-FM

                            SCHEDULE OF FCC LICENSES

1.   FM Broadcast Station License KYKX-FM

2.   STL's

Asset Purchase Agreement              Sunburst/SunGroup                Page 104

                              SUB-SCHEDULE 2.4(B)
                                    KYKX-FM

                                  STUDIO SITE

KYKX Studio Site, 1618 Judson Road, Longview, Texas 75601
---------------------------------------------------------

     All that certain lot, tract or parcel of land being a 1.67 acre of land located in the John Jackson A-113 Survey, Gregg County, Texas, said 1.67 acre being a part of Lot 4, Block H (N.C.B. 940) in the City of Longview, and being the same tract as described in Deed of Trust from Kenneth R. Reynolds and J. D. Osburn to Ben M. Shirey II, and recorded in Volume 633, Page 164, Deed of Trust Records of Gregg County, Texas and said 1.67 acre being more particularly described as follows:

     BEGINNING at 2" iron pipe at the Northwest corner of the above mentioned Lot 4, said BEGINNING point also being in the East ROW line of Judson Road (Spur 502) and being North 541.6 feet from the North ROW line of Eden Drive;

     THENCE S 88 deg. 41' 00" E, 536.00 feet along the North boundary line of this tract to a point in the center of branch for corner; Reference a 1/2" iron rod set on High Bank at N 88 deg. 41' 00" W, 20.0 feet;

     THENCE along and with the centerline of said branch, the following meanders: S 28 deg. 44' 00" E, 35.30 feet; S 54 deg. 43' 00" E, 27.60 feet;
     S 38 deg. 10' 00" E, 35.3 feet and S 04 deg. 59' 00" W, 39.60 feet to a point for corner; Reference a 1/2" iron rod set on High Bank of Creek at S 88 deg. 43' 47" W, 20.0 feet;

     THENCE S 88 deg. 43' 47" W, 592.66 feet along the South boundary line of this tract to a 3/8" iron rod found for corner in the East ROW line of Judson Road (Spur 502);

     THENCE N 00 deg. 30' 00" W, 139.56 feet along the East ROW line of said Judson Road (Spur 502) to the PLACE OF BEGINNING and containing 1.67 acre of land, more or less.

Asset Purchase Agreement              Sunburst/SunGroup                Page 105

                              SUB-SCHEDULE 2.4(C)
                                    KYKX-FM

                                TRANSMITTER SITE


KYKX-FM Tower Site, State Highway 300 and FM 1844:
-------------------------------------------------

     All that certain lot, tract or parcel of land situated in Upshur and Gregg Counties, Texas, about 11 miles Northwest of the Courthouse in the City of Longview, being 34.553 acres of land, a part of the MARSHALL MANN SURVEY (A-302, Upshur County; A-133, Gregg County), and being a part o that certain 49.837 acre tract of land described in a deed from Billy J. Orms, et ux, to Service Broadcasting Corp., dated October 26, 1995 and recorded in Volume 2880, Page 228 of the Gregg County Official Records, said 34.553 acres being more particularly described as follows:

     BEGINNING at a concrete monument found for corner at the Southwest corner of said 49.837 acre tract, same being the Southeast corner of that certain
     45.744 acre tract described in a deed to James Archie Tubbs, et ux, recorded in Volume 34, Page 541 of the Upshur County Official Records, said monument being on the North right-of-way line of State Hwy. 300 (also known as Gilmer Road);

     THENCE North 31 deg 47'00" East, with the common line between said 49.837 acre tract and said 45.744 acre tract, 1391.63 feet to a 1/2" iron rod set for corner on same and being the Southwest corner of a 10.898 acre tract surveyed from said 49.837 acre tract;

     THENCE South 58 deg 13'00" East, with the South line of said 10.898 acre tract, 778.57 feet to a 1/2" iron rod set for corner on the East line of said 49.837 acre tract, being the Southeast corner of said 10.898 acre tract and being on the West line of that certain 53.42 acre tract described in deed to Harold McKee, recorded in Volume 2418, Page 619 of the Gregg County Deed Records;

     THENCE South 0 deg 43'03" West, with the common line between said 49.837 acre tract and said 53.42 acre tract, 1249.63 feet to a 3/8" iron rod found for corner at the Easternmost Southeast corner of said 49.837 acre tract and also being the Northeast corner of a 0.48 acre tract described in deed to Charles Smotherman, et ux, recorded in Volume 748, Page 470 of said Gregg County Deed Records;

Asset Purchase Agreement              Sunburst/SunGroup                Page 106

     THENCE North 89 deg 07'56" West, with the Easternmost South line of said
     49.837 acre tract and North line of said Smotherman 0.48 acre tract and also the North line of another 0.48 acre tract described in deed to Frank
     E. Akins, et ux, recorded in Volume 1185, Page 497 of said Gregg County Deed Records, 210.13 feet to a 1/2" iron rod found for corner at the Northwest corner of said Akins 0.48 acre tract;

     THENCE North 1 deg 21'47" East, with the East line of a 4.387 acre tract surveyed from said 49.837 acre tract, 29.39 feet to a 1/2" iron rod set for corner, being the Northeast corner of said 4.387 acre tract;

     THENCE North 88 deg 54'13" West, with the North line of said 4.387 acre tract, 305.44 feet to a 1/2" iron rod set for corner;

     THENCE North 65 deg 57'17" West, continuing with the North line of said
     4.387 acre tract, 119.06 feet to a 1/2" iron rod set for corner;

     THENCE North 48 deg 25'01" West, continuing with the North line of said
     4.387 acre tract, 410.97 feet to a 1/2" iron rod set for corner, being the Northwest corner of said 4.387 acre tract;

     THENCE South 41 deg 34'59" West - 210.00 feet to a 1/2" iron rod set for corner, being the Southwest corner of said 4.387 acre tract and being on the Southwest line of said 49.837 acre tract and said North right-of-way line of State Hwy. 300;

     THENCE North 48 deg 25'01" West, with said North right-of-way line, 412.92 feet to the place of beginning and containing 34.553 acres of land.

Asset Purchase Agreement              Sunburst/SunGroup                Page 107

                              SUB-SCHEDULE 2.4(E)
                                    KYKX-FM

                     SCHEDULE OF TANGIBLE PERSONAL PROPERTY

                             See The Attached List

Asset Purchase Agreement              Sunburst/SunGroup                Page 108

                              SUB-SCHEDULE 2.4(F)
                                    KYKX-FM

                         SCHEDULE OF ASSUMED CONTRACTS

1. ALLEN WIRELESS GROUP, INC., LESSEE, Tower Rental Contract dated 02/03/97 and Addendum thereto dated 02/27/97 (lease of space on KYKX transmitting tower)

2. BROADCAST MUSIC, INC., Single Station Radio Blanket License Agreement dated January 1, 1996, runs until December 31, 2000 (music license)

3.   ASCAP, Local Station Blanket Radio dated 01/01/96 (music license)

4. SESAC, INC., SESAC Broadcasting Performance License For FM Stations Agreement dated [_______] [do not have copy of contract] (music license)

5. BOTA, INC., William Morris Agency Talent & Literary Agency Contract for the services of David Kersh dated 01/28/98 (personal appearance on 05/23/98)

6. NEAL MCCOY ENTERPRISES, INC., William Morris Agency Talent & Literary Agency Contract for the services of Neal McCoy dated 01/28/98 (personal appearance on 05/26/98)

7. SHERRIE AUSTIN, William Morris Agency Talent & Literary Agency Contract for the services of Sherrie Austin dated 01/28/98 (personal appearance on 05/23/98)

8. ABC RADIO NETWORK, INC., ABC Newswire Affiliate Agreement, Contract #112 dated 12/04/95 (programming)

9. LEE BAYLEY, Letter of Agreement dated 08/14/97 (broadcast consulting services)

10. EVENT CONCEPTS MARKETING, INC., Consulting Agreement dated 11/13/97 (special event consultation) (Contract prohibits assignment)

11.  SAMMY ANDREWS, Agreement dated 09/11/96 (production of rodeo shows)

12. THE ARBITRON COMPANY, Standard License Agreement to Receive and Use Arbitron Radio Listening Estimates dated 10/23/97 (ratings services)

13. INTERNATIONAL DEMOGRAPHICS, INC., The Media Audit Subscriber Agreement dated 01/27/98 (reporting service)

Asset Purchase Agreement              Sunburst/SunGroup                Page 109

14. DATA TRANSMISSION NETWORK, Annual Subscription Agreement dated 08/23/96 (weather service)

15. TM CENTURY, INC., Gold Disc License Agreement undated but would be after 01/21/97 (Country music library)

16. TOBY ARNOLD & ASSOCIATES, INC., Licensing Agreement dated 10/27/94 (music library)

17. DIGITAL COURIER INTERNATIONAL, INC., U.S. Services Agreement dated 09/06/95 (DCI equipment and software)

18. DATACOUNT, INC., Software License Agreement dated [____], 1987 [do not have copy] (DARTS III software)

19. ELECTRIC WORKS CORP. (NOW, SCOTT STUDIOS), Yearly AXS/DJ Support Contract dated 12/03/96 (support services for AXS or DJ systems)

20. ANTHONY MCCULLOUGH, Commercial Lease dated 08/20/97 (lease of 34.553 acre tract for single family residence)

21. RADIO COMPUTING SERVICES, INC., Standard License Agreement dated 04/11/94 (Selector Software, Revision 12)

22. MT. PLEASANT RADIO, INC., Agreement by and between RadioSunGroup of Texas, Inc. and Mt. Pleasant Radio, Inc. dated January __, 1997.

Asset Purchase Agreement              Sunburst/SunGroup                Page 110

                                  SCHEDULE 2.5
                                 KKYS-FM ASSETS

     All of the licenses, assets, properties, contracts, rights, titles and interests which are used, useful or acquired for use in connection with KKYS-FM including, but not limited to, the following described items:

            (a) Governmental Authorizations. All authorizations, permits, licenses and other such privileges, including the FCC Licenses, issued by any governmental entity, whether federal, state or local, for KKYS-FM including, without limitation, those issued or granted by the FCC, including pending applications for any of the foregoing, if any, including, but not limited to those as set forth more fully on SUB-SCHEDULE 2.5(A) attached hereto (the "KKYS-FM Licenses");

            (b) Studio Site. All of the rights, titles and interests of the Tenant arising under that one certain Office Lease dated May 25, 1990 by and between GG Enterprises, as the Landlord, and RadioSungroup of Bryan/College Station, Inc., as the Tenant, for 3,024.5 sq. ft. of office space for the term commencing April 1, 1997 and ending March 31, 2002; as amended by First Amendment For the Lease undated granting a right of first refusal for an additional 800 sq. ft., being a retail pod adjacent to the demised premises, true and correct copies of which has been provided to the Buyer.

            (c) Transmitter Site. The transmitter site property which is described on SUB-SCHEDULE 2.5(C) together with all improvements located thereon. The parties have set forth in Section 16 the terms and provisions of this Agreement which relate to the transmitter site property.

            (d) Leasehold Improvements, Improvements and Fixtures. All leasehold improvements, improvements and fixtures which are used, usable or acquired for use in connection with KKYS-FM and which are located at any transmitter site or studio site described in items (b) or (c), next above.

            (e) Tangible Personal Property. All furniture, furnishings, machinery, equipment, broadcasting equipment, studio equipment, transmitting equipment, technical equipment, towers, antennae, computers, printers, monitors, vehicles, and any and all other items of tangible personal property which are used, usable or acquired for use in connection with KKYS-FM including,

Asset Purchase Agreement              Sunburst/SunGroup                Page 111
     but not limited to, those items of tangible personal property set forth on SUB-SCHEDULE 2.5(E) attached hereto; provided that to the extent any item of tangible personal property which is used, usable or acquired for use in connection with KKYS-FM, the applicable lease agreement has been listed on
     SCHEDULE 5 hereto.

            (f) Contracts. All Contracts which are described on SUB-SCHEDULE 2.5(F) except Cash Contracts and Barter Contracts which are provided for separately under items (g) and (h), next below.

            (g) Cash Contracts. All Cash Contracts entered into in the ordinary course of business that are in effect at the Closing Date.

            (h) Barter Contracts and Barter Receivables. All Barter Contracts entered into in the ordinary course of business that are in effect at the Closing Date and all Barter Receivables.

            (i) Contract Deposits. All cash and other deposits under Contracts assumed by the Buyer.

            (j) Inventory and Supplies. All inventory, supplies, spare parts, tools and other items of tangible personal property that are used, usable or acquired for use in connection with KKYS-FM.

            (k) Records and Tapes. All records, tapes, and all other media and configurations for the reproduction of sound that pertain to KKYS-FM.

            (l) Intangibles. All logos, jingles, marketing plans, the call letters "KKYS-FM", business plans, unexpired or remaining warranties on any item comprising the KKYS-FM Assets, common law property rights, Choses in Action, and other intangible personal property, including goodwill, that pertain to KKYS-FM.

            (m) Intellectual Property. All Intellectual Property, including goodwill associated therewith that pertain to KKYS-FM.

            (n) Business and Technical Data. All schematics, blueprints, engineering data and other technical information pertaining to the technical operation of KKYS-FM, customer lists, sales records, books of accounts, and all files, records, and logs, all of which pertain to the operation of KKYS-FM.

Asset Purchase Agreement              Sunburst/SunGroup                Page 112

            (o) Choses In Action. All Choses In Action related to or arising out of any of the Assets listed on this Schedule or any sub-schedule attached hereto.

            (p) Additional Assets. Except for contacts which are not assumed by Buyer, all replacements and substitutions of items described in the preceding subparagraphs which shall be acquire or received after the date hereof.

Asset Purchase Agreement              Sunburst/SunGroup                Page 113

                              SUB-SCHEDULE 2.5(A)
                                    KKYS-FM

                            SCHEDULE OF FCC LICENSES

1.   FM Broadcast Station License KKYS-FM

2.   STL's

Asset Purchase Agreement              Sunburst/SunGroup                Page 114

                              SUB-SCHEDULE 2.5(C)
                                    KKYS-FM

                                TRANSMITTER SITE

KKYS-FM Tower Site, Rabbit Lane, Bryan, Texas:
---------------------------------------------

     1.5 Acre Tract: The certain tract or parcel of land lying and being situated in the County of Brazos, State of Texas and BEING that one certain
     1.5 acre tract of land lying and being situated in the Moses Baine League, A-3, Brazos County, Texas and being all of that 1.50 acre tract of land conveyed to Scott & Davis Enterprises, Inc. by Bob D. Bell by Deed recorded in Volume 521, Page 616 of the Deed Records of Brazos County, Texas, and being more particularly described as follows:

     BEGINNING: at an iron rod at the north corner of said 1.50 acre tract, same being in the southeast right-of-way line of Rabbit Lane;

     THENCE: S 45 deg. 00' E - 364.40 fee to an iron rod set for corner;

     THENCE: S 44 deg. 29' W - 180.46 feet to an iron rod found for corner;

     THENCE: N 45 deg. 00' W - 364.40 feet to an iron rod found for corner in said Rabbit Lane line;

     THENCE: N 44 deg. 29' E - 180.46 feet along said Rabbit Lane line to the PLACE OF BEGINNING; and containing 1.5 acres of land, more or less, according to a survey made on the ground under the supervision of Donald D. Garrett, Registered Public Surveyor, No. 2972, on June 25, 1987.

     Guy Wire Easement: That certain guy wire easement created by that certain Easement Agreement dated July 27, 1989 from Culpepper, Turner & Buck, a Texas partnership (hereinafter referred to as "CTB"), to Radio U.S.A., LTD., recorded in Volume 990, Page 77 in the office of the County Clerk of Brazos County, Texas, BEING a 20' wide guy wire easement, lying and being situated in the Moses Baine Survey, Abstract No. 3, Brazos County, Texas, and being part of the 1.00 acre tract described in the deed from Bob D. Bell, dba Scott & Davis Enterprises, to Lyman L. Lamb and wife, Shirley J. Lamb, recorded in Volume 507, Page 32, of the Deed Records of Brazos County, Texas, the centerline of the 20' wide guy wire easement being more particularly described as follows:

Asset Purchase Agreement              Sunburst/SunGroup                Page 115

     BEGINNING in the southwest line of the beforementioned 1.00 acre tract located S 45 deg. 00' 00" E 192.67 feet from the 1/2" iron rod set at the west corner of the said 1.00 acre tract, and iron rod being in the southeast line of Rabbitt Lane;

     THENCE N. 46 deg. 18' 57" E along the guy wire for a distance of 119.57 feet to the northeast line of the beforementioned 1.00 acre tract and the end of this easement, a 1/2" iron rod set at the north corner of the said
     1.00 acre tract bears N 45 deg. 00' 00" W 196.5 feet.

     Guy Wire Easement: That certain guy wire easement conveyed to Radio U.S.A., LTD. in that certain General Warranty Deed from CTB to Grantor, recorded in Volume 900, Page 83 in the office of the County Clerk of Brazos County, Texas, BEING a 20.00 foot wide guy wire easement, lying and being situated in the MOSES BAINE LEAGUE, A-3, Brazos County, Texas, and being a part of that 47.47 acre tract of land conveyed to Nancy Whitlock by Lucy N. Nuche by deed recorded in Volume B61, Page 228 of the Deed Records of Brazos County, Texas and being more particularly described as follows:

     COMMENCING: at an iron rod at the northwest corner of said 47.47 acre tract, same being in the southeast right-of-way line of Rabbit Lane and also being the north corner of the GTE-Tract;

     THENCE: S 45 deg. 00'E - 186.49 feet to an iron rod for the PLACE OF BEGINNING; same being the north corner of a 0.49 acre tract; THENCE: N 46 deg. 18'57" E - 10.00 feet to an iron rod for corner;

     THENCE: S 45 deg. 00' E - 20.00 feet to an iron rod for corner;

     THENCE: S 46 deg. `18'57" W - 10.00 feet to an iron rod for corner;

     THENCE: N 45 deg. 00' W - 20.00 feet to the PLACE OF BEGINNING; and containing 0.005 acres of land, more or less, according to a survey made on the ground under the supervision of Donald D. Garrett, Registered Public Surveyor, No. 2972, on June 25, 1987.

Asset Purchase Agreement              Sunburst/SunGroup                Page 116

                              SUB-SCHEDULE 2.5(E)
                                    KKYS-FM

                     SCHEDULE OF TANGIBLE PERSONAL PROPERTY


                             See The Attached List

Asset Purchase Agreement              Sunburst/SunGroup                Page 117

                              SUB-SCHEDULE 2.5(F)
                                    KKYS-FM

                         SCHEDULE OF ASSUMED CONTRACTS

1. FRED BROWN MAZDA, Motor Vehicle Lease Agreement dated 12/31/96 and Agreement of Fred Brown Mazda dated 12/20/96 to minimum advertising schedule to offset vehicle lease payment (van trade out)

2.   DAHILL INDUSTRIES, INC., Agreement dated 06/12/97 (copier lease)

3. JIM LONG COMPANIES, INC., D/B/A FIRTSCOM MUSIC, Licensing Agreement - Lease dated 12/04/96 (music library)

4. MICROPOWER CORPORATION, Software Contract dated 09/18/82 (Powerplay music scheduling system)

5.   THOMPSON CREATIVE, Jingle Lease Agreement dated 12/20/96 (jingles)

7. DC CREATIVE SERVICES, INC. D/B/A VANILLA GORILLA, Performance Agreement dated 11/14/96 (Paul Christy voice services)

8. WESTWOOD ONE RADIO, INC., Program License Agreement dated 01/11/93 (Casey's Countdown and Casey's Biggest Hits)

9.   DAHILL INDUSTRIES, INC., Agreement dated 06/12/97 (copier lease)

10. FOX BROADCASTING COMPANY, Program Agreement [undated and unsigned -- Is this in effect?] (Fox Kids Countdown)

11. PREMIERE RADIO NETWORKS, INC., License Agreement dated 09/22/97 (Reality Prep programming)

12. BROADCAST MUSIC, INC., Single Station Radio Blanket License Agreement dated [_______] [do not have copy of contract] (music license)

13. ASCAP, Local Station Blanket Radio dated [_______] [do not have copy of contract] (music license)

14. SESAC, INC., SESAC Broadcasting Performance License For FM Stations Agreement dated [_______] [do not have copy of contract] (music license)

Asset Purchase Agreement              Sunburst/SunGroup                Page 118

                                  SCHEDULE 2.6
                                 KMJJ-FM ASSETS

     All of the licenses, assets, properties, contracts, rights, titles and interests which are used, useful or acquired for use in connection with KMJJ-FM including, but not limited to, the following described items:

            (a) Governmental Authorizations. All authorizations, permits, licenses and other such privileges, including the FCC Licenses, issued by any governmental entity, whether federal, state or local, for KMJJ-FM including, without limitation, those issued or granted by the FCC, including pending applications for any of the foregoing, if any, including, but not limited to those as set forth more fully on SUB-SCHEDULE 2.6(A) attached hereto (the "KMJJ-FM Licenses");

            (b) Studio Site. The studio site which is described on SUB-SCHEDULE 2.6(B) together with all improvements located thereon. The parties have set forth in Section 16 the terms and provisions of the Agreement which relate to the studio site.

            (c) Transmitter Site. The transmitter site property which is described on SUB-SCHEDULE 2.6(C) together with all improvements located thereon. The parties have set forth in Section 16 the terms and provisions of this Agreement which relate to the transmitter site property.

            (d) Leasehold Improvements, Improvements and Fixtures. All leasehold improvements, improvements and fixtures which are used, usable or acquired for use in connection with KMJJ-FM and which are located at any transmitter site or studio site described in items (b) or (c), next above.

            (e) Tangible Personal Property. All furniture, furnishings, machinery, equipment, broadcasting equipment, studio equipment, transmitting equipment, technical equipment, towers, antennae, computers, printers, monitors, vehicles, and any and all other items of tangible personal property which are used, usable or acquired for use in connection with KMJJ-FM including, but not limited to, those items of tangible personal property set forth on SUB-SCHEDULE 2.6(E) attached hereto; provided that to the extent any item of tangible personal property which is used, usable or acquired for use in connection with KMJJ-FM, the applicable lease agreement has been listed on SCHEDULE 5 hereto.

Asset Purchase Agreement              Sunburst/SunGroup                Page 119

            (f) Contracts. All Contracts which are described on SUB-SCHEDULE 2.6(F) except Cash Contracts and Barter Contracts which are provided for separately under items (g) and (h), next below.

            (g) Cash Contracts. All Cash Contracts entered into in the ordinary course of business that are in effect at the Closing Date.

            (h) Barter Contracts and Barter Receivables. All Barter Contracts entered into in the ordinary course of business that are in effect at the Closing Date and all Barter Receivables.

            (i) Contract Deposits. All cash and other deposits under Contracts assumed by the Buyer.

            (j) Inventory and Supplies. All inventory, supplies, spare parts, tools and other items of tangible personal property that are used, usable or acquired for use in connection with KMJJ-FM.

            (k) Records and Tapes. All records, tapes, and all other media and configurations for the reproduction of sound that pertain to KMJJ-FM.

            (l) Intangibles. All logos, jingles, marketing plans, the call letters "KMJJ-FM", business plans, unexpired or remaining warranties on any item comprising the KMJJ-FM Assets, common law property rights, Choses in Action, and other intangible personal property, including goodwill, that pertain to KMJJ-FM.

            (m) Intellectual Property. All Intellectual Property, including goodwill associated therewith that pertain to KMJJ-FM.

            (n) Business and Technical Data. All schematics, blueprints, engineering data and other technical information pertaining to the technical operation of KMJJ-FM, customer lists, sales records, books of accounts, and all files, records, and logs, all of which pertain to the operation of KMJJ-FM.

            (o) Choses In Action. All Choses In Action related to or arising out of any of the Assets listed on this Schedule or any sub-schedule attached hereto.

            (p) Additional Assets. Except for contacts which are not assumed by Buyer, all replacements and substitutions of items described in the preceding

Asset Purchase Agreement              Sunburst/SunGroup                Page 120
     subparagraphs which shall be acquire or received after the date hereof.

Asset Purchase Agreement              Sunburst/SunGroup                Page 121

                              SUB-SCHEDULE 2.6(A)
                                    KMJJ-FM

                            SCHEDULE OF FCC LICENSES

1.   FM Broadcast Station License KMJJ-FM

2.   STL's

Asset Purchase Agreement              Sunburst/SunGroup                Page 122

                              SUB-SCHEDULE 2.6(B)
                                    KMJJ-FM

                                  STUDIO SITE

KMJJ-FM Studio Site, 725 Austin Place, Shreveport, Louisiana:
------------------------------------------------------------


     Lots 41, 42 and 43 of the HAVEN-PERRIN AND ZEIGLER SUBDIVISION of TAL 17, a subdivision of Shreveport, Caddo Parish, Louisiana, as per plat of subdivision recorded in Conveyance Book 4, Page 264, Records of Caddo Parish, Louisiana, together with all buildings and improvements located thereon, LESS AND EXCEPT a strip of land 25 feet wide and 120 feet long with said entire length adjoining and running parallel to the alley at the rear (Northeasterly side) of said lots.

Asset Purchase Agreement              Sunburst/SunGroup                Page 123

                              SUB-SCHEDULE 2.6(C)
                                    KMJJ-FM
                                TRANSMITTER SITE


KMJJ-FM Tower Site, 5230 FM 3049, North of Shreveport, Louisiana:
----------------------------------------------------------------

     A TRACT OF LAND IN SECTION 26 TOWNSHIP 19 NORTH, RANGE 14 WEST, CADDO PARISH, LA. MORE FULLY DESCRIBED AS FOLLOWS: from the Northwest Corner of said Section 26, run thence South along the West line of Sec. 26, a dist. of 2650.49 Ft. run THENCE N.89 deg. 58'42"E a dist. of 1,317.42 ft. to a found 1" iron pipe for corner and the point of beginning of the tract herein described, run thence N. 89 deg. 58'42"E. a dist. of 2025.24 ft. to a found 1" iron pipe for corner being a point on the West right-of-way line of abandoned T.&P.R.R., run thence S. 5 deg. 29'10" W. along said right-of-way line a dist. of 583.72 ft. to a set 1/2" iron pipe for corner, run thence N.84 deg. 32'30"W. a dist. of 208.56 ft. to a set 1/2" iron pipe for corner, run thence S. 5 deg. 24'30"W, a dist of 104.3 ft. to a set 1/2" iron pipe for corner, run thence ____54'17W. a dist. of 85.71 ft to a set 1/2" iron pipe for corner, run thence S.5 deg. 27'30"W, a dist. of 120.22 ft.to a set 1/2" iron pipe for corner, run thence S 89 deg. 58'42"W. a dist. of 1059.7 ft. to set 1/2" iron pipe for corner, run thence N. 0 deg. 20'E, a dist. of 776.98 ft. to the point of beginning, containing 34.27 acres more or less.

     This survey was made without the benefit of a full and accurate title search.

     The bearing along the north line of the hereinabove surveyed tract was taken from survey prepared by Marvin T. Kent dated June 2, 1970.

Asset Purchase Agreement              Sunburst/SunGroup                Page 124

                              SUB-SCHEDULE 2.6(E)
                                    KMJJ-FM

                     SCHEDULE OF TANGIBLE PERSONAL PROPERTY


                             See The Attached List

Asset Purchase Agreement              Sunburst/SunGroup                Page 125

                              SUB-SCHEDULE 2.6(F)
                                    KMJJ-FM

                         SCHEDULE OF ASSUMED CONTRACTS

1. CREIGHTON LIGHT, Agreement dated 06/17/93 (relates to the SE corner of tower site tract and impact on crop dusting)

2. SLT OF INDIANA, INC., Lease Agreement dated 10/01/95 (lease of tower on tower site tract owned by SGBL)

3. STRATEGIC RADIO RESEARCH, INC., Accuratings License Agreement dated 06/07/95 (ratings services)

4. XEROX, Maintenance Agreement on Xerox 5322 copier dated 06/01/97 (maintenance on owned copier)

5. TM CENTURY, INC., Powerplay Software Lease [undated and unsigned -- Is this contract in effect?] (music library software)

6. MODERN MEDIA CONCEPTS, Agreement No. RB-138-b dated 11/01/92 [not signed -- Is this contract in effect?] (Rev., Bro., Doug)

7. RADIO & RECORDS, INC., Subscriber Agreement dated 05/31/94 (online information services system)

8.   MUSICAM EXPRESS, Letter of Agreement dated 01/10/97 (WinDaX System)

9. CUTLER PRODUCTIONS, INC., Affiliation Agreement dated 04/14/95 (The Countdown with Walt "Baby" Love - programming)

10. SUPERADIO NETWORKS, Program Agreement undated (Walt Love's Gospel Traxx - programming)

11. BRAD SANDERS, License Agreement undated ("On the Phone With Ti-Rone" - programming)

12. LEE BAILEY COMMUNICATIONS, INC., Daily & Weekend Radioscope Licensing Agreement [undated and unsigned -- Is this contract in effect?] (Radioscope programming)

13. INNER-VIEW INCORPORATED, License Agreement dated 03/31/94 ("The Contemporary Timeline" programming)

14. UNISTAR RADIO NETWORKS, INC., Affiliation Agreement dated [_____], 1993 [do not have copy of this agreement] and Amendment thereto dated 03/21/94 (news service)

Asset Purchase Agreement              Sunburst/SunGroup                Page 126

15. SIS ENTERTAINMENT CORPORATION, Agreement undated (1996) ("Radio BET" programming)

16.  ABC RADIO NETWORKS, [Is there an affiliation here?]

17. WESTWOOD ONE RADIO, INC., Program License Agreement dated 11/01/94 ("Sister to Sister" - programming)

18. PREMIERE RADIO NETWORKS, INC., License Agreement dated 07/14/94 (Mediabase Music research services)

19. BROADCAST MUSIC, INC., Single Station Radio Blanket License Agreement dated [_______] [do not have copy of contract] (music license)

20. ASCAP, Local Station Blanket Radio dated [_______] [do not have copy of contract] (music license)

21. SESAC, INC., SESAC Broadcasting Performance License For FM Stations Agreement dated [_______] [do not have copy of contract] (music license)

22. PITNEY BOWES, Lease Agreement dated [_______] [do not have copy of contract] (postage machine)

23.  MEDIA SERVICES, INC., Agreement dated 12/09/97 (sales agreement)

24. TM CENTURY, INC., New Business Development Disc License Agreement, (music library)

25.  RADIO ADVERTISERS BUREAU (RAB), 1988 membership

Asset Purchase Agreement              Sunburst/SunGroup                Page 127

                                  SCHEDULE 2.7
                                 KKSS-FM ASSETS

     All of the licenses, assets, properties, contracts, rights, titles and interests which are used, useful or acquired for use in connection with KKSS-FM including, but not limited to, the following described items:

            (a) Governmental Authorizations. All authorizations, permits, licenses and other such privileges, including the FCC Licenses, issued by any governmental entity, whether federal, state or local, for KKSS-FM including, without limitation, those issued or granted by the FCC, including pending applications for any of the foregoing, if any, including, but not limited to those as set forth more fully on SUB-SCHEDULE 2.7(A) attached hereto (the "KKSS-FM Licenses");

            (b) Studio Site. All of the rights, titles and interests of the Tenant arising under that one certain Office Building Lease dated January 2, 1991 by and between Resource Savings Association, as the Landlord, and SunGroup Broadcasting of New Mexico, Inc., as the Tenant, for 3,706 sq. ft. of office space for the term commencing February 1, 1991 and ending January 31, 1994; as amended by Amendment No. 1 To Lease, dated the ____ day of August, 1993 by Gulfstream Worldwide, Inc. (successor in interest to Resource Savings Association), as the Landlord and Tenant to extend to the lease term to January 31, 1998; as further amended by Amendment Two Of Lease Agreement, dated the 31st day of March, 1997 to add an additional 712 sq. ft. of office space.

            (c) Transmitter Site. All of the rights, titles and interests of the Lessee arising under that one certain Lease Agreement by and between New Mexico Media Co. and New Mexico Media, Ltd., as the Lessor, and New Mexico Broadcasting Company, as the Lessee, and signed by the Lessor on 11/20/84 and signed by the Lessee on 10/31/84, for antenna space lease on the Lessor's tower and associated transmitter building for the term commencing [left blank in lease] and ending December 31, 1992, provided that Lessee has three (3) options to extend the lease term for 120 months each. Lessor's interest in the Lease was subsequently acquired by Channel 2 Associates and thereafter was subsequently acquired by Coronado Communications Company by Assignment dated April 26, 1998 and thereafter was subsequently acquired by KASA-TV, Inc. on December 31, 1992. The Lessee's interest in the Lease was acquired by SunGroup Broadcasting of New Mexico, Inc.

Asset Purchase Agreement              Sunburst/SunGroup                Page 128

            (d) Leasehold Improvements, Improvements and Fixtures. All leasehold improvements, improvements and fixtures which are used, usable or acquired for use in connection with KKSS-FM and which are located at any transmitter site or studio site described in items (b) or (c), next above.

            (e) Tangible Personal Property. All furniture, furnishings, machinery, equipment, broadcasting equipment, studio equipment, transmitting equipment, technical equipment, towers, antennae, computers, printers, monitors, vehicles, and any and all other items of tangible personal property which are used, usable or acquired for use in connection with KKSS-FM including, but not limited to, those items of tangible personal property set forth on SUB-SCHEDULE 2.7(E) attached hereto; provided that to the extent any item of tangible personal property which is used, usable or acquired for use in connection with KKSS-FM, the applicable lease agreement has been listed on SCHEDULE 5 hereto.

            (f) Contracts. All Contracts which are described on SUB-SCHEDULE 2.7(F) except Cash Contracts and Barter Contracts which are provided for separately under items (g) and (h), next below.

            (g) Cash Contracts. All Cash Contracts entered into in the ordinary course of business that are in effect at the Closing Date.

            (h) Barter Contracts and Barter Receivables. All Barter Contracts entered into in the ordinary course of business that are in effect at the Closing Date and all Barter Receivables.

            (i) Contract Deposits. All cash and other deposits under Contracts assumed by the Buyer.

            (j) Inventory and Supplies. All inventory, supplies, spare parts, tools and other items of tangible personal property that are used, usable or acquired for use in connection with KKSS-FM.

            (k) Records and Tapes. All records, tapes, and all other media and configurations for the reproduction of sound that pertain to KKSS-FM.

            (l) Intangibles. All logos, jingles, marketing plans, the call letters "KKSS-FM", business plans, unexpired or remaining warranties on any item comprising the KKSS-FM Assets, common law property rights, Choses in

Asset Purchase Agreement              Sunburst/SunGroup                Page 129

     Action, and other intangible personal property, including goodwill, that pertain to KKSS-FM.

            (m) Intellectual Property. All Intellectual Property, including goodwill associated therewith that pertain to KKSS-FM.

            (n) Business and Technical Data. All schematics, blueprints, engineering data and other technical information pertaining to the technical operation of KKSS-FM, customer lists, sales records, books of accounts, and all files, records, and logs, all of which pertain to the operation of KKSS-FM.

            (o) Choses In Action. All Choses In Action related to or arising out of any of the Assets listed on this Schedule or any sub-schedule attached hereto.

            (p) Additional Assets. Except for contacts which are not assumed by Buyer, all replacements and substitutions of items described in the preceding subparagraphs which shall be acquire or received after the date hereof.

Asset Purchase Agreement              Sunburst/SunGroup                Page 130

                              SUB-SCHEDULE 2.7(A)
                                    KKSS-FM

                            SCHEDULE OF FCC LICENSES

1.   FM Broadcast Station License KKSS-FM

2.   STL's

Asset Purchase Agreement              Sunburst/SunGroup                Page 131

                              SUB-SCHEDULE 2.7(E)
                                    KKSS-FM

                     SCHEDULE OF TANGIBLE PERSONAL PROPERTY


                             See The Attached List

Asset Purchase Agreement              Sunburst/SunGroup                Page 132

                              SUB-SCHEDULE 2.7(F)
                                    KKSS-FM

                         SCHEDULE OF ASSUMED CONTRACTS

1.   DURPETTI & ASSOCIATES, Agreement dated 11/29/89 (national representative)

2. CENTURY SELF STORAGE CO., Lease Contract dated 07/25/95 (self storage space)

3. METRO TRAFFIC CONTROL, INC., Traffic Network Radio Affiliate Agreement dated 08/07/97 (traffic reports)

4. RADIO COMPUTING SERVICES, INC., Standard License Agreement dated 08/17/96 (Selector Software, Revision 12)

5.   AUDIONET, INC., Agreement dated 04/17/97 (internet audio software)

6. TM CENTURY, INC., IMAGIO License Agreement dated 06/19/97 (background music and sound effects)

7. PREMIERE RADIO NETWORKS, INC., Cutler Contemporary Comedy Network License Agreement dated 09/01/97 (programming)

8.   GEOFF ST. JOHN, Agreement dated 11/01/97 (voice over services)

9. DIGITAL GENERATION SYSTEMS, INC., Letter of Agreement dated 06/10/93 (DGS radio station terminal)

10. BOB MITCHELL D/B/A MITCHELL BROADCAST MANAGEMENT, letter agreement dated 08/25/97 (program consulting)

11.  TAPSCAN INCORPORATED, Software License Agreement dated 09/12/95 (software)

12. THE ARBITRON COMPANY, Arbitron Sublicense Agreement to receive and Use Scarborough Consumer, Media and Retail Report dated 04/27/94 (ratings services)

13. DIFFERENTIAL CORRECTIONS INCORPORATED, Subcarrier Lease Agreement dated 03/17/94 (subcarrier)

14. DATACOUNT, INC., Software License Agreement dated 05/04/87 (DARTS III software)

15. BUSINESS COMMUNICATIONS SERVICES, INC., Service Agreement dated 10/08/97 (equipment maintenance)

Asset Purchase Agreement              Sunburst/SunGroup                Page 133

16. SCOTT STUDIOS CORP., Quotation/Order dated 06/20/97 (prepaid technical support for computers)

17. AMERICAN BUSINESS CREDIT CORPORATION, Rental Contract dated 06/17/97 (Canon NP 4050 Copier)

18. DANKA INDUSTRIES, INC., Equipment Maintenance, and Supply Annual Agreement #185845 dated 06/17/97 (maintenance on Canon NP 4050 Copier)

19. DANKA INDUSTRIES, INC., Equipment Maintenance, and Supply Annual Agreement #185867 dated 07/01/97 (maintenance on Canon FAX 7000)

20. BROADCAST MUSIC, INC., Single Station Radio Blanket License Agreement dated 01/??/94 (music license)

21.  ASCAP, Local Station Blanket Radio dated 03/04/97 (music license)

22. SESAC, INC., SESAC Broadcasting Performance License For FM Stations Agreement dated 09/18/86 (music license)

23.  SUPERRADIO, Program Agreement undated ("Street Jam" - programming)

24.  SUPERRADIO, Equipment Agreement undated (downlink)

25.  RADIO ADVERTISERS BUREAU (RAB), 1988 membership

26.  CHRIS LYLTE & ASSOCIATES, Sales Training That Sells

Asset Purchase Agreement              Sunburst/SunGroup                Page 134

                                  SCHEDULE 2.8
                               ADDITIONAL ASSETS


1. Agreement by and between RadioSunGroup of Texas, Inc. and Mt. Pleasant Radio, Inc. dated January __, 1997.

2. All of the tangible personal property assets of Air Signs, Inc. including, but not limited to, the balloon and related equipment and lift gate.

3. Sellers' rights, titles and interests (and being a 50% interest) in and relating to a Construction Permit to be granted by the FCC for a Class A FM radio station to be licensed to Winona, Texas (the "Winona CP").

     Special Sale Terms for Winona CP: If the Winona CP shall have been granted by the FCC prior to Closing, then at the Closing the Buyer will pay the Seller as additional Purchase Price, in cash, an amount equal to Sellers' documented costs for engineering, legal and private auction settlement as may be directly attributable to the Winona CP; but not to exceed $175,000 unless such excess costs have been approved by Buyer beforehand. If the Winona CP shall not have been granted prior to Closing, then the Closing shall occur anyway as to all of the other Assets and the Seller and Buyer will postpone the sale and purchase of the Winona CP until such time as it shall have been granted by the FCC.

Asset Purchase Agreement              Sunburst/SunGroup                Page 135

                                   SCHEDULE 4
                                BARTER CONTRACTS

                            See the attached lists.

Asset Purchase Agreement              Sunburst/SunGroup                Page 136

                                   SCHEDULE 5
                                FINANCING LEASES

1. KROW-FM Equipment: Lease Number 100 by and between SLT of Indiana, Inc. and RadioSunGroup of Texas, Inc. dated July 11, 1997.

2. KROW-FM Equipment: Lease Number 200 by and between SLT of Indiana, Inc. and RadioSunGroup of Texas, Inc. dated July 11, 1997.

Asset Purchase Agreement              Sunburst/SunGroup                Page 137

                                   SCHEDULE 9
                                EXCLUDED ASSETS

1.   Cash
2.   Account Receivable
3. Corporate assets of SunGroup, Inc. located in Sarasota, Florida per the list attached hereto attached hereto.

Asset Purchase Agreement              Sunburst/SunGroup                Page 138

                                  SCHEDULE 17
                            EXCEPTIONS TO WARRANTIES

1. Sellers hereby represent: (i) CONSECO, the major secured creditor of Sellers, has alleged that SGI, and one or more of its subsidiaries, has committed a financial default under a Contract by and between CONSECO and SGI, and one or more of its subsidiaries, (ii) SGI has responded that it has not committed any default (financial or otherwise) under such Contract and (iii) the dispute is being held in abeyance to permit this Transaction to proceed to Closing at which time CONSECO will be paid out of the sales proceeds and CONSECO will deliver to Buyer a Release of all its claims, Liens, Encumbrances and demands against the Assets.

Asset Purchase Agreement              Sunburst/SunGroup                Page 139

                                 SCHEDULE 17(M)
                             EMPLOYEE BENEFIT PLANS

1. Biddinger Invitational Cash Flow Tournament -- see memorandum attached hereto.

2.   Medical benefits plan provided through Phoenix insurance Company.

3. Group life insurance and long term disability provided through Phoenix Insurance Company.

Asset Purchase Agreement              Sunburst/SunGroup                Page 140

                                 SCHEDULE 17(R)
                              THIRD PARTY CONSENTS

1. Landlords or Lessors under all Real Property Leases and all Ground Leased Real Property

Asset Purchase Agreement              Sunburst/SunGroup                Page 141

                                SCHEDULE 17(BB)
                                BARTER BALANCES

All balances at 12/31/97

Station:          Payables Balance:          Receivables Balance:
-------           ----------------           -------------------

KEAN-FM               58,768.53                    34,918.93

KEAN-AM               765.48                       822.48

KROW-FM               2,061.06                     4,348.00

KYKX-FM               240,300.73                   100,474.43

KKYS-FM               43,364.14                    31,480.20

KMJJ-FM               76,477.10                    40,012.03

KKSS-FM               62,952.43                    138,258.29


Asset Purchase Agreement              Sunburst/SunGroup                Page 142

                                SCHEDULE 17(EE)
                            LIEN SEARCH INFORMATION

                                  See Attached

Asset Purchase Agreement              Sunburst/SunGroup                Page 143

                                SCHEDULE 17(FF)
                               CERTAIN AGREEMENTS

1. Employment Agreement with Jan Stott dated January 1, 1997 (not to be assumed by Buyer).

2. Employment Agreement with Edgar C. Cearley, III dated January 1, 1997 (not to be assumed by Buyer).

3. Employment Agreement with John K. Wilson dated January 1, 1997 (not to be assumed by Buyer).

4. Employment Agreement with Louis P. Murray dated January 1, 1997 (not to be assumed by Buyer).

5. Employment Agreement with Mary Ellen Merrigan dated January 1, 1997 (not to be assumed by Buyer).

6. All real estate leases for studio sites and transmitter sites described in Schedules 2.1 through 2.7

7. All Contracts listed on Sub-Schedules 2.1(f), 2.2(f), 2.3(f), 2.4(f), 2.5(f), 2.6(f) and 2.7(f)

Asset Purchase Agreement              Sunburst/SunGroup                Page 144

                                SCHEDULE 17(GG)
               CONFLICTS OF INTEREST AND AFFILIATE RELATIONSHIPS

1. KEAN-FM Equipment: Lease Number 100 by and between SLT of Indiana, Inc. and RadioSunGroup of Texas, Inc. dated July 11, 1997.

2. KEAN-FM Equipment: Lease Number 200 by and between SLT of Indiana, Inc. and RadioSunGroup of Texas, Inc. dated July 11, 1997.

3. KMJJ-FM Main Tower: Lease Agreement by and between SLT of Indiana, Inc. and SunGroup Broadcasting of Louisiana, Inc. dated October 1, 1995.

4. John Biddinger and Dan Young own all the stock in SLT of Indiana, Inc. ("SLT") and SLT owns all of the issued and outstanding common stock of Mt. Peasant Radio, Inc. which is the party to the Agreement described at Item 1 of Schedule 2.8.

5. John Biddinger and Dan Young are creditors of certain of the Sellers and shareholders of SGI.

6. Jim Elliott, John Biddinger and Dan Young are shareholders, along with others, including some of the Station Managers, in four sign companies which have transacted business with some of the Sellers.

7. Jim Elliott, John Biddinger, Dan Young and Mary Ellen Merrigan are shareholders, along with other unrelated Persons in a company that produces a tourist information booklet for New Mexico entitled "Great Locations".

Asset Purchase Agreement              Sunburst/SunGroup                Page 145

                                  EXHIBIT 10-A

                          FORM OF CONSULTING AGREEMENT

                                  See Attached

Asset Purchase Agreement              Sunburst/SunGroup                Page 146

                                 EXHIBIT 26(G)

            BILL OF SALE AND ASSIGNMENT OF INTERESTS AND ASSUMPTION

                                  See Attached

Asset Purchase Agreement              Sunburst/SunGroup                Page 147

                                   EXHIBIT 34

                        INDEMNIFICATION ESCROW AGREEMENT

                                  See Attached

Asset Purchase Agreement              Sunburst/SunGroup                Page 148